                                                                   EXHIBIT 10.26


                               TIMBERLAND LEASE

                                BY AND BETWEEN

                          FOUR STATES TIMBER VENTURE

                                  (as Lessor)

                                      and

                       PACKAGING CORPORATION OF AMERICA

                                  (as Lessee)


                               January 31, 1991



                        This document was prepared by:

                            Haynes R. Roberts, Esq.
                         Sutherland, Asbill & Brennan
                          999 Peachtree Street, N.E.
                         Atlanta, Georgia  30309-3996

                               TABLE OF CONTENTS


1.   PROPERTY...............................................................   2
     1.1  DESCRIPTION; LEASE TERM...........................................   2
     1.2  ADDITIONS AND DELETIONS...........................................   2
     1.3  ASSIGNMENT OF PERMITS.............................................   3

2.   RENT...................................................................   3
     2.1  BASIC RENT........................................................   3
     2.2  MANNER OF PAYMENT; BASIC RENT NET.................................   4
     2.3  ADDITIONAL RENT; DEFAULT INTEREST.................................   5
     2.4  TAX TREATMENT.....................................................   5

3.   FINANCIAL STATEMENTS AND REGULATORY FILINGS............................   5

4.   NO COUNTERCLAIM, ABATEMENT, ETC........................................   6

5.   CONDITION AND USE OF PROPERTY; MINERAL RIGHTS..........................   7

6.   IMPOSITIONS............................................................   8

7.   COMPLIANCE, ETC........................................................   9
     7.1  COMPLIANCE WITH REQUIREMENTS, ETC.................................   9
     7.2  RECORDING.........................................................   9

8.   LIENS, ETC.............................................................  10

9.   PERMITTED CONTESTS.....................................................  10

10.  NO CLAIMS AGAINST LESSOR, ETC..........................................  10

11.  INDEMNIFICATIONS AND COVENANTS OF LESSEE...............................  11
     11.1 GENERAL INDEMNIFICATION...........................................  11
     11.2 ENVIRONMENTAL COVENANTS AND INDEMNITIES...........................  12

12.  UTILITY SERVICES.......................................................  14

13.  QUIET ENJOYMENT........................................................  14
     13.1 QUIET ENJOYMENT GENERALLY.........................................  14
     13.2 LOSS OF TITLE TO PROPERTY.........................................  14

14.  LESSEE'S EQUIPMENT.....................................................  14

15.  INSURANCE..............................................................  15
     15.1 RISKS TO BE INSURED...............................................  15
     15.2 POLICY PROVISIONS.................................................  15
     15.3 EVIDENCE OF INSURANCE.............................................  16

16.  TAKING.................................................................  16
     16.1 LESSEE TO GIVE NOTICE, ETC........................................  16
     16.2 TOTAL TAKING......................................................  16
     16.3 PARTIAL TAXING....................................................  16
     16.4 APPLICATION OF AWARDS AND OTHER PAYMENTS..........................  16
     16.5 AWARD IF LESSEE IN DEFAULT........................................  17
     16.6 REDUCTION OF RENT UPON PAYMENT TO LESSOR..........................  17

17.  ASSIGNMENT OF SUBRENTS ETC.............................................  17

18.  PERFORMANCE ON BEHALF OF LESSEE........................................  17

19.  ASSIGNMENTS, MORTGAGES, SUBLEASES, ETC.................................  18

20.  EVENTS OF DEFAULT; TERMINATION.........................................  18

21.  ENTRY BY LESSOR........................................................  20

22.  REPOSSESSIONS ETC......................................................  21

23.  RELETTING..............................................................  21

24.  SURVIVAL OF LESSEE'S OBLIGATIONS; DAMAGES..............................  21
     24.1 TERMINATION OF LEASE NOT TO RELIEVE LESSEE OF OBLIGATIONS.........  21
     24.2 CURRENT DAMAGES...................................................  21
     24.3 FINAL DAMAGES.....................................................  22

25.  LESSEE'S WAIVER OF STATUTORY RIGHTS....................................  22

26.  NO WAIVER, ETC., BY LESSOR OR LESSEE...................................  23

27.  LESSOR'S REMEDIES, ETC., CUMULATIVE....................................  23

28.  ACCEPTANCE OF SURRENDER................................................  23

29.  NO MERGER OF TITLE.....................................................  23

30.  ESTOPPEL CERTIFICATE...................................................  23

31.  CONVEYANCE BY LESSOR...................................................  24

32.  END OF LEASE TERM......................................................  24

33.  PROVISIONS SUBJECT TO APPLICABLE LAW...................................  24

34.  TIMBER MANAGEMENT AND CUTTING PROVISIONS...............................  24
     34.1 GENERAL TIMBER MANAGEMENT OBLIGATIONS.............................  24
     34.2 TIMBER CUTTING PRIVILEGES.........................................  28
     34.3 LOSS OF PRE-MERCHANTABLE PLANTED TREES BY CASUALTY................  30
     34.4 FORESTRY CONSULTANT...............................................  30
     34.5 TIMBER CRUISE.....................................................  33
     34.7 ANNUAL REPORTS....................................................  34
     34.8 TIMBER SPECIFICATIONS AND CALCULATIONS............................  35

35.  DISPOSITION OF PROPERTY................................................  35
     35.1 LESSEE'S OPTION TO PURCHASE.......................................  35
     35.2 SALE OF TIMBERLANDS DURING THE INITIAL LEASE......................  36
     35.3 SALE OF PROPERTY DURING THE EXTENSION PERIODS.....................  39
     35.4 SALES PURSUANT TO OPTION AGREEMENTS...............................  39

36.  APPRAISAL..............................................................  39

37.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE....................  40
     37.1 GENERAL REPRESENTATIONS AND WARRANTIES............................  40
     37.2 COVENANTS.........................................................  42
     37.3 MUTUAL REPRESENTATIONS REGARDING ENFORCEABILITY...................  46

40.  NOTICES, ETC...........................................................  59

41.  MISCELLANEOUS..........................................................  61

42.  PARTITION OF LEASE.....................................................  61

43. FOREST TAX LAWS.........................................................  62

                                    EXHIBITS

                                    --------
EXHIBIT A                   LEGAL DESCRIPTIONS

EXHIBIT B                   PERMITTED EXCEPTIONS

EXHIBIT C                   LIST OF IMPROVEMENTS, PERSONAL PROPERTY
                            AND INTANGIBLES

EXHIBITS D-1                CATEGORIES, ADJUSTMENT AMOUNTS AND
 THROUGH D-3                ADMINISTRATIVE AMOUNTS

EXHIBIT E                   TIMBER CRUISE SPECIFICATIONS

EXHIBITS F-1 AND F-2        FORMS OF ANNUAL REPORT OF FORESTRY CONSULTANT

EXHIBIT G                   PERMITTED INVESTMENTS

EXHIBIT H                   INITIAL CUTTING RIGHTS

EXHIBIT I                   PERMITS

EXHIBIT J                   OPTION AGREEMENTS

EXHIBIT K                   SUPPLIED MATERIALS

                               TIMBERLAND LEASE

     TIMBERLAND LEASE, dated January 31, 1991 by and between FOUR STATES TIMBER VENTURE, a joint venture formed under the laws of the State of Georgia ("Lessor") having its principal office and place of business at One John Hancock Place, Boston, Massachusetts 02117, and PACKAGING CORPORATION OF AMERICA, a Delaware corporation ("Lessee"), having its principal office and place of business in Evanston, Illinois.

                             W I T N E S S E T H:

     WHEREAS, Tenneco Inc, ("Tenneco") has entered into that certain Asset Purchase Agreement dated as of September 26, 1990 (the "Purchase Agreement"), among Georgia-Pacific Corporation ("G-P"), Nekoosa Packaging Corporation ("NPC"), NP Northern Woodlands Inc., ("Woodlands") and Nekoosa Papers, Inc. ("Papers") (G-P, NPC, Woodlands and Papers being hereinafter referred to collectively and severally as "Sellers") and Tenneco, whereby Tenneco has the right to acquire from the Sellers the Property described in Section 1.1 hereof;

     WHEREAS, Metropolitan Life Insurance Company ("Metropolitan") and John Hancock Mutual Life Insurance Company ("John Hancock") desired to jointly acquire all right, title and interest to the Property which Tenneco had a right to acquire pursuant to the Purchase Agreement;

     WHEREAS, for the purpose of acquiring the Property from Sellers, Metropolitan and John Hancock formed Lessor;

     WHEREAS, pursuant to the Timberland Acquisition Agreement dated as of January 31, 1991, made by and among Tenneco, Lessee, John Hancock and Metropolitan (the "Acquisition Agreement"), Lessor acquired all of Tenneco's right to acquire the Property pursuant to the Purchase Agreement and to assume certain obligations associated therewith on the condition that Lessor lease the Property to Lessee; and

     WHEREAS, as of the date hereof Lessor has acquired the Property from Sellers.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions hereinafter set forth, the parties agree as follows:

                                  DEFINITIONS

     Unless otherwise defined herein, capitalized terms have the meanings given to such terms in Section 39 hereof.

1.   PROPERTY.

     1.1 DESCRIPTION; LEASE TERM. Upon and subject to the conditions and limitations set forth below, Lessor leases to Lessee, and Lessee rents from Lessor, the following property (the "Property"):

          (a) all the land described on Exhibit A attached hereto and hereby made a part hereof (the "Land"), subject to the Permitted Exceptions set forth on Exhibit B attached hereto and hereby made a part hereof (the "Permitted Exceptions");

          (b) all buildings, structures and other improvements now or hereafter located on the Land, including without limitation, those improvements described on Exhibit C attached hereto and hereby made a part hereof (the "Improvements");

          (c) all timber and trees now or hereafter standing or lying on or planted or growing in the soil of the Land (the "Timber");

          (d) all rights of way or of use, servitudes, licenses, tenements, hereditaments, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing; and

          (e) all personal and intangible property described on Exhibit C hereto.

     TO HAVE AND TO HOLD for a term commencing on the date hereof (the "Commencement Date") and expiring at midnight on December 31, 2002, unless extended or terminated as hereinafter provided.

     1.2 ADDITIONS AND DELETIONS. The Property leased hereunder is intended to be the same property acquired by Lessor in accordance with the Purchase Agreement, Pursuant to Section 5.13 of the Purchase Agreement, Lessor may reconvey to the Sellers certain portions of the Property which are deemed unacceptable by Lessor, and pursuant to Section 5,16 of the Purchase Agreement the Sellers may be required to convey additional or substitute properties to Lessor. Pursuant to Section 8.3 of the Acquisition Agreement, Lessors may convey certain portions of the Property to Lessee. Any Property conveyed to or by Lessor in accordance with the provisions of the Purchase Agreement or the Acquisition Agreement shall automatically be subject to or released from this Lease, as the case may be, and Lessor and Lessee shall enter into any amendments to this Lease which are necessary from time to time to evidence such additions or deletions, The term "Property" as used in this Lease shall mean the Property described in Section 1.1 hereof together with any additions thereto or deletions therefrom contemplated by this Section 1.2 and the applicable sections of the Purchase Agreement or the Acquisition Agreement.

     1.3 ASSIGNMENT OF PERMITS. Upon and subject to the conditions and limitations set forth below, Lessor hereby assigns, to the extent assignable, all right, title and interest in and to the permits which are more particularly described on attached hereto and incorporated herein by this reference (the "Permits"), The parties hereto hereby agree that this is a revocable assignment and that such assignment shall be deemed revoked upon the expiration or earlier termination of this Lease or upon Lessor's repossession of the Property in accordance with the provisions of Section 22 hereof.

     2.   RENT.

          2.1 BASIC RENT. Lessee will pay to Lessor rent during the Lease Term as follows:

          (a) QUARTERLY RENT. Lessee shall pay to Lessor, in advance, on the Commencement Date and thereafter on the first day of each January, April, July and October during the Lease Term an installment of rent ("Quarterly Rent") in an amount calculated as follows:

               (i) Each installment of Quarterly Rent paid during the First Lease Year shall be in an amount equal to 2,6875% of the Base Value; provided, however, that until such time as the Base Value can be established hereunder, Lessee shall pay Quarterly Rent in the amount of $4,646,499.00; provided, further, that Lessee's first installment of Quarterly Rent shall be reduced by an amount equal to Daily Quarterly Rent times the number of calendar days from and including January 1, 1991 to but not including the Commencement Date; provided, further, that if, upon determination of the Base Value hereunder, it is determined that Lessee has paid Quarterly Rent in excess of 2,6875% of Base Value, such excess amount shall be offset by Lessee against the immediately succeeding installments of Quarterly Rent;

               (ii) Installments of Quarterly Rent paid during the Second Lease Year and each successive Lease Year thereafter during the Lease Term shall be in an amount equal to the Quarterly Rent in effect at the end of the previous Lease Year less an amount equal to 2,6875% of the Annual Rent actually paid by Lessee with respect to the previous Lease Year in accordance with the provisions of subsection 2,1(b) hereof as such Annual Rent may be adjusted from time to time in accordance with the provisions hereof; and

               (iii) Notwithstanding the foregoing, in the event any portion of the Property is sold by Lessor free and clear of this Lease, is the subject of a Taking or is otherwise released from this Lease prior to the end of the Lease Term, installments of Quarterly Rent shall be adjusted and thereafter paid by Lessee in an amount equal to (A) the amount of Quarterly Rent which would have otherwise been payable had no such sales, Takings or releases occurred minus (B) the product obtained by multiplying the Cumulative Allocation Ratio after such sale, Taking or release times the amount of

Quarterly Rent which would have otherwise been payable had no such sales, Takings or releases occurred, In addition to the adjustment provided in the preceding sentence, the Quarterly Rent for the calendar quarter following such sale, Taking or release shall be reduced by an amount equal to the product of
(X) the difference between the Daily Quarterly Rent prior to and the Daily Quarterly Rent after the sale, Taking or release and (Y) the actual number of days from and including the date of such sale, Taking or release to but not including the date upon which such Quarterly Rent payment becomes due.

          (b)  ANNUAL RENT.

               (i) In addition to the Quarterly Rent provided for in subsection 2.1(a) above, Lessee shall pay to Lessors in arrears, commencing January 1. 1992, and continuing on the first day of each Lease Year thereafter during the Initial Lease Term, an installment of re, (the "Annual Rent") in an amount equal to $1,192,366,00 less 5.71% of the amount, if any, by which the Adjusted Base Value exceeds the Base Value; provided, however, that the Annual Rent Payment for the First Lease Year shall be equal to $1,192,366,00 less 5,71% of the amount, if any, by which the Adjusted Base Value exceeds the Base Value times eleven twelfths (11/12ths).

               (ii) Notwithstanding the foregoing, in the event any portion of the Property is sold by Lessor free and clear of this Lease, is the subject of a Taking or is otherwise released from this Lease prior to the end of the Lease Term, for the Lease Year in which such sale, Taking or release takes place, the Annual Rent for such year shall be reduced by an amount equal to the product of
(A) the difference between the Daily Annual Rent prior to and the Daily Annual Rent after such sale, Taking or release and (B) the actual number of days from and including the date of such sale, Taking or release to but not including the first day of the next Lease Year. The installments of Annual Rent required to be paid by Lessee pursuant to subsection 2.1(b)(i) above for Lease Years beginning subsequent to the Lease Year in which such sale, Taking or release took place shall be adjusted and thereafter paid in an amount equal to (X) the Annual Rent payment which would have otherwise been payable had no such sales, Takings or releases occurred minus (Y) the product obtained by multiplying the Cumulative Allocation Ratio after such sale, Taking or release times the Annual Rent payment which would have otherwise been payable had no such sales, Takings or releases occurred.

          (c) BASIC RENT. The term "Basic Rent" refers collectively to the Quarterly Rent and the Annual Rent, as each may be adjusted from time to time, The parties stipulate that the Basic Rent reflects the fair rental value of the Property for the Lease Term.

     2.2 MANNER OF PAYMENT; BASIC RENT NET. Basic Rent and all other sums payable to Lessor hereunder shall be wired to Lessor by Lessee before noon (E.S.T. or E.D.T., as applicable) an the due date thereof by Fedwire transfer through the Federal Reserve System of immediately available funds in U.S. dollars to the account or accounts designated by Lessor by written notice at least three Business Days prior to such due date, or at such place, by such method and to such Person as Lessor from time to time may designate. An identification number confirming such wire shall also be delivered to Lessor prior to the noon deadline. Basic Rent shall be absolutely net to Lessor so that this Lease shall yield to Lessor the full amount of the installments of Basic Rent throughout the Lease Term without deduction, Nothing contained in the preceding sentence shall be construed so as to obligate Lessee to pay any Excluded Taxes. If for any reason, Lessee is required by law or order to make any payment to any tax or governmental authority of Excluded Taxes, by way of withholding or otherwise, Lessor shall within 30 days after receipt from Lessee of notice of payment of such Excluded Taxes and appropriate payment documentation with respect thereto, pay to Lessee an amount which equals the amount of such Excluded Taxes paid to such tax or governmental authority. Whenever any payment hereunder is due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

          2.3 ADDITIONAL RENT; DEFAULT INTEREST. Lessee will also pay from time to time as provided in this Lease, as additional rent, all other amounts and obligations which Lessee herein agrees to pay to Lessor or is required to pay to Lessor in accordance with the provisions of this Lease ("Additional Rent"). Lessee shall also pay Default Interest on Basic Rent and Additional Rent (if such Additional Rent is not paid within ten days after demand from Lessor for such payment) from the due date or the date of such demand, as the case may be, until payment thereof, In the event of any failure on the part of Lessee to pay any Additional Rent, Lessor shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the case of non-payment of Basic Rent.

          2.4 TAX TREATMENT. For Federal and state income tax purposes, Lessor and Lessee shall each report all amounts of Basic Rent and Additional Rent, as defined herein (but not any other item which Lessee may incur hereunder or pay to any Person other than Lessor under the terms of this Lease) as rental income and rental expense, respectively.

     3.   FINANCIAL STATEMENTS AND REGULATORY FILINGS.

          (a) Lessee, at its expense, shall furnish to Lessor as soon as practical after the end of each fiscal year of Lessee, and in any event within 120 days thereafter, a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the end of such fiscal year and the related statements of income, stockholder's equity and cash flows (or such similar or additional statement then required by GAAP) for such fiscal year prepared in accordance with GAAP, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing who are retained by Tenneco to audit its year-end financial statements;

          (b) Lessee shall furnish to Lessor as soon as practical after the end of each of the first three fiscal quarters of each fiscal year of Lessee, and in any event within 60 days thereafter, a balance sheet of Lessee as at the end of such period and the related statements of income, stockholder's equity and cash flows (or such similar or additional statement then required by GAAP), prepared in accordance with GAAP, using a comparable format and comparable categories as the last audited financial statement and accompanied by a certificate of the chief financial officer of Lessee to the effect that to the best of his knowledge such statements present fairly the financial condition and results of operations of Lessee, subject to normal year-end adjustments;

          (c) In addition to the financial statements delivered in accordance with subsections (a) and (b) above, Lessee shall furnish to Lessor as soon as practical after the end of each fiscal year of Lessee, and in any event within 120 days thereafter, a statement of Operating Expenses for the previous year, certified as being true and correct by the chief financial officer of Lessee;

          (d) Lessee shall provide to Lessor, within 30 days following the date of such filing, copies of any and all reports on Forms 10-K. 10-Q and 8-K (or their equivalent) and such other reports as Lessor may reasonably specify from time to time, filed with the Securities and Exchange Commission by Lessee, its ultimate parent company and any and all intermediary parent companies in accordance with the provisions of applicable law; and

          (e) Lessee will permit any Person designated by Lessor in writing, at the expense of Lessor, and subject to such limitations as Lessee may reasonably impose to ensure compliance with any applicable legal or contractual restrictions, to visit and inspect any of the properties of Lessee, to examine the corporate books and financial records of Lessee (other than income tax records) and to make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of Lessee with the principal officers of Lessee, all at such reasonable times and as often as Lessor may reasonably request.

     4. NO COUNTERCLAIM, ABATEMENT, ETC. Basic Rent and Additional Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Taking of the Property or any part thereof; (b) any restriction or prevention of or interference with any use of the Property or any part thereof; (c) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise;
(d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessor, or any action taken with respect to this Lease by any trustee or receiver of Lessor (other than a rejection of this Lease by such trustee or receiver pursuant to the provisions of (S)365 of the Bankruptcy Code), or by any court, in any such proceeding; (e) any claim which Lessee has or might have against Lessor; (f) any failure on the part of Lessor to perform or comply with any of the terms hereof or of any other agreement with Lessee; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Lessee waives all rights now or hereafter conferred by statute or otherwise (other than the right, if any, as may be available to Lessee to reject this Lease in accordance with the provisions of (S)365 of the Bankruptcy Code, to the extent that such right is not waivable under applicable law) to quit, terminate or surrender this Lease or the Property or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of Basic Rent, Additional Rent or any other sum payable by Lessee hereunder.

     5.   CONDITION AND USE OF PROPERTY; MINERAL RIGHTS.

          (a) Lessee specifically acknowledges and agrees that Lessor has no greater knowledge of the Property than does Lessee, that Lessor makes no representation or warranty with respect to the title to or the condition of the Property or its fitness or availability for any particular use and that Lessor shall not be liable for any latent or patent defect therein, Except as expressly provided herein, Lessee shall have no right to avoid any duty or obligation under this Lease, including the obligation to pay rent hereunder, on account of the condition of the Property or Lessor's title thereto. Lessee shall use the Property for the production and harvesting of timber in accordance with Section 34 hereof, and other incidental and nonconflicting uses including, without limitation, farming, hunting and fishing, All other uses by Lessee shall be subject to the prior written approval of Lessor, which approval maybe given or withheld as Lessor, in its sole discretion, shall determine, provided that the use of the Property for any other purpose as may be approved by Lessor must at all times comply in all respects with all requirements, limitations and restrictions, that Lessor may from time to time impose. Except as may be expressly permitted elsewhere in this Lease, Lessee will not do or, if within Lessee's power, permit any act or thing which might materially impair the value, usefulness or marketability of the Property or any part thereof, or which constitutes a public or private nuisance or waste, Lessee expressly covenants to operate and maintain the Property as required by Section 34 hereof, During the Lease Term and except as prohibited by applicable law, Lessee shall be entitled to enter into and receive income from hunting and fishing leases, farm rental agreements and other incidental uses of the Property which do not conflict with title provisions of Section 34 hereof; provided, however, that annual rentals therefrom may not exceed $5,000,000.00 in the aggregate without the prior written consent of Lessor.

        (b) Subject to Section 35 hereof and notwithstanding any other provision contained in this Lease to the contrary, Lessor hereby (i) expressly retains all rights to exploit oil, gas, minerals and other subsurface reserves located on, in or under the Property (the "Mineral Rights"), (ii) shall be entitled to exploit the Mineral Rights at any time and from time to time during the Lease Term and (iii) shall be entitled to receive 100% of the income therefrom, Lessee agrees to cooperate with Lessor in connection with any such exploitation of the Mineral Rights by Lessor on the Property, In the event Lessor's exploitation of the Mineral Rights (by strip mining or otherwise) materially interferes with Lessee's ability to conduct its commercial timber operations on any portion of the Property, the affected portion of the Property shall be specifically identified by Lessor and shall be released from the terms and provisions of this Lease, whereupon Basic Rent shall be reduced in accordance with the provisions of Section 2,1 hereof.

     6. IMPOSITIONS. Subject to Section 9 hereof relating to contests, Lessee will pay all Impositions on or before the due date thereof, and will furnish to Lessor for inspection within 30 days after written request by Lessor, official receipts of the appropriate taxing authority or other proof satisfactory to Lessor evidencing such payment of Impositions. If by law any Imposition may be paid in installments, Lessee shall be entitled to pay in those installments as they become due from time to time; and any Imposition relating to any tax, accounting or other fiscal period of the taxing authority, part of which is included within the term of this Lease and a part of which extends beyond such term shall be apportioned between Lessor and Lessee as of the expiration of the term of this Lease; provided, however, that Lessor shall be permitted to offset any amounts which it would otherwise be required to pay to Lessee as a result of such apportionment against any Basic Rent and/or Additional Rent which is due and owing to Lessor as of the date of such apportionment. Notwithstanding the foregoing, in the event a notice of Imposition is delivered to Lessor but not to Lessee, Lessor shall promptly forward such notice to Lessee so that Lessee may pay such Imposition in a timely manner as provided herein, If Lessor receives such a notice of Imposition more than 15 Business Days prior to the due date thereof and fails to deliver such notice to Lessee on or before the fifth Business Day prior to the due date thereof, and as a result of such failure, Lessee is unable to pay such Imposition in a timely fashion, Lessee shall be permitted to offset against the next succeeding installments of Quarterly Rent any interest, penalties, fines or other costs which it is required to pay as a result of the late payment of the Imposition, The provisions of the preceding sentence shall not be applicable in the event Lessee receives notice of such Imposition from a source other than Lessor or its constituent venturers prior to the due date thereof. Lessee shall not be in default hereunder for failure to pay any impositions on or before the due date thereof if Lessee did not receive notice thereof at least five Business Days prior to the due date thereof; provided, however, that in such event, Lessee shall be required to pay such Imposition within ten Business Days following receipt of such notice (unless such Imposition is being properly contested in accordance with the provisions of
Section 9 hereof). Lessor agrees to cooperate (at Lessee's expense) with Lessee in Lessee's efforts to minimize impositions with respect to the Property, including the filing of exemptions and other actions, so long as Lessor believes that such efforts are reasonable under the circumstances. Lessor shall, at the request of Lessee, forward to Lessee copies of all relevant documentation (including copies of returns) in Lessor's possession, or the possession of Lessor's agents, representatives or constituent joint venturers, relating to Impositions on the Property.

     7.   COMPLIANCE, ETC.

          7.1 COMPLIANCE WITH REQUIREMENTS, ETC. Subject to the provisions of Sections 6 and 9 hereof, Lessee, at its expense, will promptly and diligently
(a) comply with all Legal Requirements and Insurance Requirements and (b) comply with any instruments of record at the time in force affecting the Property or any part thereof, other than in each case those:

               (i) whose application or validity is being contested in good faith by appropriate proceeding in accordance with the provisions of Section 9 hereof.

               (ii) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting the Property therefrom, or

               (iii) the failure with which to comply would not result in any material adverse consequences to Lessor or have a material adverse effect upon Lessee's ability to perform its obligations under this Lease. For purposes of this subsection, a material adverse consequence shall include, without limitation, any material risk of (w) the sale, forfeiture or loss of the Property or any material portion thereof, (x) a lien being created against the Property in violation of the provisions of Section 8 hereof, (y) material interference with the operation, use or disposition of the Property, or any material portion thereof, or with the payment of Basic Rent or Additional Rent under this Lease, or (z) any liability (including any criminal liability) on the part of, or any adverse effect on, the Lessor, its agents, employees, officers or constituent joint venturers, or any of their agents, employees, officers or directors other than civil liability related to tax obligations which are assumed by Lessee hereunder.

     7.2  RECORDING.  The parties hereto agree that:

          (a) Lessor or Lessee shall, at the request of the other, execute and deliver counterparts of this Lease or counterparts of a memorandum of this, Lease for the purpose of recording, but such memorandum shall not under any circumstances be deemed to modify or to change any of the provisions of this Lease; provided, however, that Lessor and Lessee agree not to record this Lease in its entirety except in those jurisdictions where the recording of a memorandum or short-form of lease does not provide adequate protection of the rights of Lessor and Lessee under this Lease against claims of third parties;

          (b) after the expiration or termination of this Lease, Lessee shall, at the request of Lessor, within 20 Business Days following the request of Lessor, execute and deliver to Lessor an instrument cancelling of record any memorandum of this Lease which was recorded; and

          (c) Lessee shall promptly, upon the reasonable request of the Lessor and at the Lessee's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in the appropriate governmental office, any document or instrument necessary to preserve and protect any right of Lessor under this Lease and shall furnish to Lessor an opinion satisfactory to Lessor, of counsel satisfactory to Lessor, with respect to the adequacy of such registration, filing and recording.

     8. LIENS, ETC. During the term of this Lease, Lessee will not directly or indirectly create or permit to be created or to remain, and will discharge any Lien on the Property or any part thereof, Lessee's interest therein, or Basic Rent or Additional Rent other than (a) this Lease, (b) Liens for Impositions or judgments not yet due and payable, or payable without the addition of any fine, penalty, interest or cost for non-payment, or being contested as permitted by Sections 6 or 9 hereof, (c) Permitted Exceptions, (d) Liens which are not created or permitted by Lessee but arise solely from acts or agreements of Lessor, and (e) Liens of mechanics, materialmen, suppliers or vendors, or rights thereto, incurred in the ordinary course of business for sums which under the terms of the related contracts are not at the time due.

     9. PERMITTED CONTESTS. Lessee, at its expense, may contest, after prior written notice to Lessor, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, judgment, Lien or Legal Requirement or the application of any instrument of record referred to in Section 7.1 hereof, provided that (a) Lessee shall first make all contested payments, under protest if it desires, unless the legal proceedings instituted by Lessee shall suspend the collection of such contested amounts from Lessor, from Basic Rent and Additional Rent and from the Property, (b) neither the value or marketability of the Property or any part thereof or interest therein would be adversely affected by such contest nor would the Property or any part thereof or interest therein or any such Basic Rent or Additional Rent be in any danger of being sold, forfeited, lost or interfered with, and (c) neither Lessor nor its agents, employees, officers or constituent joint venturers, nor any of their agents, employees, officers or directors would be subject to any additional civil liability (other than additional interest of penalties or additions which Lessee is obligated to pay hereunder which may accrue with respect to any tax obligation being contested hereunder) or any criminal liability because of Lessee's failure to comply therewith and the Property would not be subject to the imposition of any Lien in violation of Section 8 hereof as a result of such failure.

     10. NO CLAIMS AGAINST LESSOR, ETC. Nothing contained in this Lease shall constitute any consent or request by Lessor, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor or the Property or any part thereof except as permitted by Section 8 hereof.

     11.  INDEMNIFICATIONS AND COVENANTS OF LESSEE.

          11.1 GENERAL INDEMNIFICATION. Lessee will protect, defend, indemnify and save harmless Lessor from and against all litigation, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, but excluding any Excluded Taxes) imposed upon or incurred by or asserted against Lessor or the Property or any part thereof by reason of the occurrence or existence during the Lease Term of any of the following, unless arising solely from acts which would constitute the willful misconduct or gross negligence of
Lessor:

               (a) ownership of the Property or any interest therein, or receipt of any rent or other sum therefrom;

               (b) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on or about the Property or any part thereof or the adjoining streets or ways;

               (c) any use, non-use or condition of the Property or any part thereof;

               (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease;

               (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; or

               (f) any other loss or liability incurred or suffered by Lessor in connection with the Property or this Lease.

In case any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee will (unless an Event of Default has occurred and is continuing hereunder, in which case

Lessor may elect to control, at Lessee's expense, the defense of such action, suit or proceeding), at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by Lessee and approved by Lessor; provided, however, that Lessee shall consult with Lessor with respect to such defense and shall keep Lessor apprised as to the status of such defense; provided, further, that, in the event Lessee proposes to enter into a settlement agreement with respect to any such action, suit or proceeding Lessee will send notice to Lessor of such proposed settlement, and Lessor shall have a period of 30 days after receipt of such notice to reject, in its reasonable judgment, such settlement. Failure to reject such settlement within such 30-day period shall be deemed to be an acceptance of such settlement, In the event Lessor rejects such settlement, Lessor shall assume the defense of such action, suit or proceeding, at its own cost and expense; provided, however, that if Lessor rejects any such proposed settlement and assumes the defense of such action, suit or proceeding, Lessee shall in any event only be obligated to indemnify Lessor for such action, suit or proceeding in the amount of the proposed settlement rejected by Lessor; provided, further, if Lessor believes that Lessee is not diligently pursuing the defense of any such action, suit or proceeding, Lessor shall have the option, but not the obligation, to assume such defense, and if Lessor assumes such defense, Lessor (i) shall conduct such defense diligently with a view to minimizing the costs of disposing of such action, suit or proceeding, (ii) Lessor shall advise Lessee of all settlement offers received in respect thereof and (iii) Lessee shall have no liability in respect of such action, suit or proceeding in excess of the amount of any settlement offer proposed to Lessor in writing by the person asserting such action, suit or proceeding to which Lessee shall have offered to perform. The obligations of Lessee under this section shall survive the expiration or earlier termination of this Lease, Lessee shall not be required to indemnify Lessor against any such occurrence which arises from acts or events not attributable to Lessee which occur after possession of the Property has been returned and delivered by Lessee to Lessor or after such Property has been released from this Lease; provided, however, if an Event of Default shall exist at the time of any such return and delivery of the Property by Lessee to Lessor, then Lessee's indemnification obligations shall continue until such time as Lessee shall have fully complied with all of its obligations under this Lease; provided, further, that Lessee shall not be required to indemnify Lessor solely on account of a decline in the market value of the Property not caused directly or indirectly by an act or omission of Lessee.

          11.2 ENVIRONMENTAL COVENANTS AND INDEMNITIES. Lessee hereby covenants that:

               (a) Lessee will not engage in any activity on, or with respect to, the Property which would result in the generation, manufacture, refining, treatment, storage or handling or disposal of, or the conduct or performance of any abnormally dangerous activity in connection with, any Hazardous Material which would subject the Lessor to any liability under or pursuant to any Environmental Law; provided, however, that Lessee shall be permitted to use Hazardous Materials on the Property which are ordinarily used in commercial timber management activities, provided (i) the use of any such Hazardous Materials is not prohibited by any Environmental Law, (ii) that Lessee uses such Hazardous Materials in a safe and responsible manner and in accordance with the method of application approved by the manufacturer of each such Hazardous Materials, (iii) that Lessee uses such Hazardous Materials in strict accordance with any and all Environmental Laws applicable to the use thereof, and (iv) that, before using any such Hazardous Materials on all or any portion of the Property, Lessee shall have obtained any and all permits which may from time to time be required by any regulatory agency or other public body as a condition to such use. The provisions of this subsection 11,2(a) shall in no way limit the indemnity obligations of Lessee arising pursuant to the provisions of subsection 11.2(c) hereof;

               (b) Subject to the provisions of Section 9 hereof, Lessee will comply with the requirements of all Environmental Laws now or hereafter in effect which would subject Lessor to any liability or subject the Property to any Lien under or pursuant to any Environmental Law, Lessee will promptly upon discovery notify Lessor of any release of any Hazardous Material, whether before or after the Commencement Date, at, upon, under, or within the Property which is required to be reported to any federal, state or local governmental agency or authority pursuant to the provisions of any Environmental Law, including the presence of asbestos or asbestos-containing materials, PCB's, radon gas, or urea formaldehyde foam insulation on the Property. Lessee will notify Lessor of the receipt by Lessee of any notice from any governmental agency or authority or from any tenant or other occupant or from any other person with respect to any alleged such release or presence of Hazardous Materials, promptly upon receipt of such notice, Lessee will send Lessor copies of all results of tests of underground storage tanks on the Property;

               (c) Lessee agrees to indemnify and hold Lessor harmless from and against any and all litigation, loss, cost, damage, liability, and expense, including but not limited to reasonable attorneys' fees, suffered or incurred by or threatened against Lessor at any time, whether before, during, or after enforcement of Lessor's rights and remedies upon default, on account of any release of any Hazardous Material (unless arising solely from acts which would constitute the willful misconduct or gross negligence of Lessor), whether before or after the Commencement Date, at, upon, under, within or adjacent to the Property, including the presence of asbestos or asbestos containing materials, PCBIs, radon gas, or urea formaldehyde foam insulation at the Property, including but not limited to (a) the imposition by any governmental authority of any Lien or any so called "super priority lien" upon the Property or any part thereof, (b) clean-up costs, (c) investigation and monitoring costs, (d) liability for personal injury or property damage or damage to the environment, and (e) fines, penalties and punitive or exemplary damages, Lessee shall not be required to indemnify Lessor against any such occurrence which arises from acts or events not attributable to Lessee which acts or events occur after possession of the Property has been returned and delivered by Lessee to Lessor or after such Property has been released from this Lease; provided, however, if an Event of Default shall exist at the time of any such return and delivery of the Property by Lessee to Lessor, then Lessee's indemnification obligations shall continue until such time as Lessee shall have fully complied with all of its obligations under this Lease. The provisions of this subparagraph shall survive the expiration or earlier termination of this Lease; and

               (d) Without limitation of any of Lessor's other rights under this Lease, Lessor will have the right, but not the obligation, to enter onto the Property and to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any release of any Hazardous Material, whether before or after the Commencement Date, at, under, upon or within the Property or any other breach of any Environmental Law relating to the Property upon its receipt of any notice from any person or entity, including, without limitation, the United States Environmental Protection Agency, asserting the existence of any such release or breach on or pertaining to the Property which, if true, would be reasonably expected to result in an order, suit or other action against Lessee or Lessor affecting any part of the Property by any governmental agency or otherwise which, in the sole opinion of Lessor, would be reasonably expected to jeopardize Lessee's ability to perform its obligations under the Lease or materially and adversely affect the value of the Property. All costs and expenses incurred by Lessor in the exercise of any such rights will be payable by Lessee upon demand, together with Default Interest thereon.

     12. UTILITY SERVICES. Lessee will pay or cause to be paid all charges for all public or private utility services and all protective services at any time rendered to or in connection with the Property or any part thereof.

     13.  QUIET ENJOYMENT.

          13.1 QUIET ENJOYMENT GENERALLY. Lessor covenants that, so long as no Event of Default shall have occurred and be continuing hereunder, Lessee shall not be hindered or molested by Lessor (or any person claiming by, through or under Lessor) in its enjoyment of the Property, which enjoyment-is subject to the Permitted Exceptions, In the event Lessee does not have standing to pursue such action against any other Person interfering with Lessee's peaceful possession of the Property in its own name, Lessee shall be permitted to pursue in Lessor's name any action against any third party necessary to defend Lessee's interest in the Property, provided Lessee indemnifier Lessor fully against any liability, damage, costs or expenses arising out of or related to such action.

          13.2 LOSS OF TITLE TO PROPERTY. In the event title to all or any portion of the Property is lost because of a title defect, whether or not such title defect is a Permitted Exception, Lessee's obligation to pay rent with respect to such portion of the Property shall not abate and Lessee will continue to pay rent to Lessor with respect to such Property without adjustment; provided, however, that Lessee's rental obligation with respect to any such portion of the Property lost because of a title defect shall abate and Basic Rent shall be adjusted in accordance with the provisions of Section 2.1 hereof as if such portion of the Property had been sold as of the date Lessor receives from the title insurance company or companies insuring Lessor's title to the Property (and/or from Lessee or any other Person to the extent that title insurance proceeds received by Lessor are insufficient) a payment of monies equal to the greater of (i) the Make-Whole Price applicable to such portion of the Property calculated as of the date possession of such portion of the Property is actually lost and (ii) the excess of (a) the value obtained by compounding quarterly the Allocated Base Value of the portion of the Property lost because of the title defect at a rate of 11% per annum from the Commencement Date of this Lease to the date possession of such portion of the Property is actually lost over (b) the sum of the values obtained by compounding quarterly at a rate of 11% per annum each payment of Allocated Quarterly Rent and Compounding annually at a rate of 11% per annum each payment of Allocated Annual Rent from the dates each such payments were actually made to the date possession of such portion of the Property is actually lost.

     14. LESSEE'S EQUIPMENT. All Lessee's Equipment shall be the property of Lessee, provided that upon the occurrence of an Event of Default, Lessor shall, to the extent permitted by law, have (in addition to all other rights) a right of distress for rent and a Lien on all Lessee's Equipment (other than Lessee's Equipment not owned by Lessee) then on the Property as security for all Basic Rent and Additional Rent, Any of Lessee's Equipment (other than Lessee's Equipment not owned by Lessee) not removed by Lessee at its expense within 90 days after any repossession of the Property by Lessor (whether or not this Lease has been terminated) shall be considered abandoned by Lessee and may be appropriated, sold, destroyed, or otherwise disposed of by Lessor, Lessee will pay Lessor, upon demand, all costs and expenses incurred by Lessor in removing, storing or disposing of any of Lessee's Equipment. Lessee will immediately repair at its expense all damage to the Property or any part thereof caused by any removal of Lessee's Equipment therefrom, whether effected by Lessee, or any other Person, Except as may be required by applicable law, Lessor shall not be responsible for any loss of or damage to Lessee's Equipment.

     15.  INSURANCE.

          15.1 RISKS TO BE INSURED. Lessee, at its expense, will cause to be carried and maintained (a) all risks physical damage insurance with respect to the Improvements; (b) workers' compensation and employers' liability insurance with a limit of not less than $500,000; (c) commercial general liability insurance covering all operations of the insured against all claims for personal injury, bodily injury, death and property damage, including contractual liability, in such amount and in such form as Lessee customarily maintains with respect to similar properties owned, leased or operated by Lessee (but in no event less than $100,000,000); (d) comprehensive automobile liability insurance covering all owned, non-owned and hired automobiles or automotive equipment with a combined single limit of not less than $3,000,000 for bodily injury or property damage; and in any event shall maintain insurance in amounts and against risks which are not less than that which are customarily maintained with respect to similar properties owned, leased or operated by Lessee. The amounts of insurance specified above may not be reduced and the amount of the deductible or self-insured retention shall not exceed $25,000,000 without the prior written consent of Lessor. Any insurance described in this Section 15.1 may be carried under blanket policies as long as such policies otherwise comply with the provisions of this Section 15.1.

          15.2 POLICY PROVISIONS. Lessor shall be named as a "Loss Payee" on all applicable all risks physical damage insurance policies, With the exception of the worker's compensation insurance, the general liability policies shall name Lessor as an additional insured with respect to liability arising out of the Property or related operations, To the extent such an endorsement is commercially obtainable, all policies required hereunder shall further provide that no cancellation, reduction in amount or material change in coverage shall be effective until at least 30 days after notice of such cancellation, change or reduction is tendered to Lessor by the insurer. Lessee waives all rights of subrogation against Lessor and all policies required hereunder shall each contain a clause waiving subrogation against Lessor.

          15.3 EVIDENCE OF INSURANCE. Upon the execution of this Lease and thereafter not less than 15 days prior to the expiration date of any applicable policy, Lessee will deliver to Lessor a certificate of the insurer, satisfactory to Lessor in substance and form I as to the issuance and effectiveness of such policy and the amount of coverage afforded thereby.

     16.  TAKING.

          16.1 LESSEE TO GIVE NOTICE, ETC. In case of a Taking of all or any part of the Property, or the commencement of any proceedings or negotiations which might result in such Taking, the party receiving notice of the commencement of such proceedings or negotiations will promptly give written notice thereof to the other party hereto, generally describing the nature and extent of such Taking or the nature of such proceedings and negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Lessor and Lessee may each file and prosecute their respective claims for an award, but all awards and other payments on account of a Taking shall be paid to Lessor and shall be applied as hereinafter provided.

          16.2 TOTAL TAKING. In case of a Taking (other than for temporary use) of all or substantially all of the Property, this Lease shall terminate as of the date of such Taking, Any Taking of the Property of the character referred to in this Section 16.2 which results in the termination of this Lease is referred to as a "Total Taking."

          16.3 PARTIAL TAXING. In case of a Taking of the Property other than a Total Taking, this Lease shall remain in full force and effect as to the portion of the Property remaining immediately after such Taking, without any abatement or reduction of Basic Rent or Additional Rent, except as provided in Section 16.6.

          16.4 APPLICATION OF AWARDS AND OTHER PAYMENTS. Awards and other payments on account of a Taking (less costs, fees and expenses incurred by Lessor and Lessee in connection therewith) shall be applied as follows:

               (a) Net awards and other payments received on account of a Taking other than a Taking for temporary use shall be paid (i) first, to Lessor in an amount up to and including the greater of the Minimum Return Price or the Make-Whole Price applicable to the portion of the Property lost as a result of such Taking, and (ii) the balance, if any, of such awards or payments shall be paid to Lessee;

               (b) Net awards and other payments received on account of a Taking for temporary use during the Lease Term shall be applied to the payment of the installments of Basic Rent and Additional Rent becoming due and payable hereunder during the period of such temporary Taking, and the balance, if any, of such awards and payments shall, unless an Event of Default has occurred and is continuing hereunder, be paid to Lessee; and

               (c) Lessee hereby irrevocably assigns to Lessor any and all separate awards to which it may in the future be entitled in connection with any Taking, together with the right to collect and receive such awards, In the event separate awards are granted to Lessor and Lessee as a result of any such Taking, such awards shall be deemed a single award, shall be paid to Lessor and shall thereafter be distributed in accordance with the provisions of subsections 16.4(a) and 16.4(b) hereof.

          16.5 AWARD IF LESSEE IN DEFAULT. Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter, an Event of Default has occurred and is continuing under this Lease, Lessor is hereby authorized and empowered, in the name and on behalf of Lessee, to file and prosecute Lessee's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such Event of Default and any other then existing Default under this Lease.

          16.6 REDUCTION OF RENT UPON PAYMENT TO LESSOR. In the event a Taking of all or any portion of the Property (other than a Taking for a temporary use) shall occur during the Lease Term, Basic Rent shall be reduced from and after the date of such Taking in accordance with the provisions of Section 2.1 hereof.

     17. ASSIGNMENT OF-SUBRENTS ETC. Lessee hereby irrevocably assigns to Lessor all rents due or to become due from any sublessee or any tenant or occupant of the Property or any part thereof, and all amounts due or to become due to Lessee under any contract referred to in paragraph (j) of Section 34.1 hereof, together with the right to collect and receive such rents and amounts; provided, however, that, so long as no Event of Default has occurred and is continuing, Lessee shall have the right to collect such rents and amounts for its own use and purposes and Lessee shall not be obligated to pay over to Lessor any such rents, Lessor shall apply to the Basic Rent and Additional Rent due under this Lease the net amount (after deducting all costs and expenses incident to the collection thereof and the operation and maintenance, including repairs, of the Property or any part thereof) of any rents and amounts so collected or received by it. In the event the net amount of any such rents collected or received by Lessee during any Lease Year exceeds the total amount of Basic Rent required to be paid by Lessee in such Lease Year, Lessee shall pay to Lessor, as Additional Rent, 80% of such excess amount, Nothing contained in this section shall be construed so as to permit Lessee to sublet all or any portion of the Property without the express written consent of Lessor, which consent may be withheld by Lessor in its sole discretion, except as set forth in Section 5(a) hereof.

     18. PERFORMANCE ON BEHALF OF LESSEE. In the event that Lessee shall fail to make any payment or perform any act required hereunder to be made or performed by Lessee, then Lessor may, but shall be under no obligation to, make such payment or perform such act with the same effect as if made or performed by Lessee. Entry by Lessor upon the Property or any part thereof for such purpose shall not waive or release Lessee from any obligation or default hereunder. Lessee shall promptly reimburse Lessor for all sums so paid and all costs and expenses so incurred in connection with the performance of any such act by Lessor, and shall also pay to Lessor Default Interest on such sums, calculated from the date such sums were advanced or incurred by Lessor.

     19. ASSIGNMENTS, MORTGAGES, SUBLEASES, ETC. Except as expressly permitted in Sections 5 and 8 hereof, Lessee's interest in this Lease may not be sold, conveyed, transferred, assigned, mortgaged, pledged or encumbered in any manner whatsoever. So long as no Event of Default shall have occurred and be continuing hereunder, Lessee shall have the right to sublease portions of the Land, provided (a) Lessee first obtains Lessor's prior written consent to each such subletting, which consent may be given or withheld by Lessor in its sole discretion, except as set forth in Section 5(a) hereof, and (b) that each such sublease shall expressly provide that the interest of the sublessee thereunder is subject and subordinate to this Lease. No such subletting nor the entry by Lessee into any contract referred to in Section 34.1(j) hereof shall release Lessee from any obligations and liabilities hereunder, Lessee shall remain primarily liable on and under the covenants, conditions and obligations of this Lease as the principal party to this Lease and not as a surety thereof. Nothing shall relieve or release Lessee of its liability hereunder except an express written release executed by Lessor. If any portion of the Land is sublet or occupied by any Person other than Lessee, or if Lessee enters into any contract referred to in Section 34.1(j) hereof. Lessor may, during the continuance of any Event of Default hereunder, collect rent from the sublessee or occupant and any amounts due under any such contract and apply the same in accordance with
Section 17 hereof. The collection or application by Lessor of any such amounts shall not constitute a waiver of the provisions of this Section 19, or an acceptance of such sublessee or occupant as tenant, or a release of Lessee from the further performance by Lessee of the terms, covenants and conditions of this Lease. Any violation of any provision of this Lease, whether by act or omission, by any sublessee, occupant or Person with whom Lessee has contracted shall be a violation of such provision by Lessee, it being the intention of the parties hereto that Lessee shall assume and be liable to Lessor for any and all acts and omissions of any and all sublessees and occupants of the Land and Persons with whom Lessee has contracted; provided, however, that Lessee shall not be responsible for any acts or omissions of any sublessee under a sublease entered into in the name of Lessee pursuant to Section 23 hereof.

     20. EVENTS OF DEFAULT; TERMINATION. If any one or more of the following events (each of which is referred to in this Lease as an "Event of Default") shall occur:

          (a) if Lessee shall fail to pay any Basic Rent within five days after the due date thereof;

          (b) if Lessee shall fail to pay any Additional Rent within five days after the due date thereof;

          (c) if Lessee shall fail to perform or comply with any term or provision of this Lease other than a failure to pay Basic Rent or Additional Rent and such failure shall continue for more than 30 days from the earlier of (i) the date upon which Lessor gives notice of such failure to Lessee or (ii) the date upon which the principal operating officer of Lessee responsible for the operations of the Property determines that such failure has occurred; provided that, in the case of any such failure that is susceptible of cure by the Lessee, but that cannot with diligence be cured within such 30 day period, if Lessee shall have promptly commenced to cure the same and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for such further period (not exceeding 90 days) as shall reasonably be required for the curing thereof with diligence;

          (d) if Lessee shall make an assignment for the benefit of creditors, or shall be generally not paying its debts as they become due or shall commence a case under the Bankruptcy Code, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of Lessee or any material part of its properties;

          (e) if, without the consent or acquiescence of Lessee, an order shall be entered constituting an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future statute, law or regulation, or if any such petition shall be filed against Lessee and such petition shall not be dismissed within 60 days, or if, without the consent or acquiescence of Lessee, an order shall be entered appointing a trustee, custodian, receiver or liquidator of Lessee or of any material part of its properties, and such appointment shall not be dismissed within 60 days;

          (f) if a final judgment for the payment of money of more than $20,000,000.00 shall be rendered against Lessee and within 60 days after the entry thereif, such judgment shall not have been removed or its enforcement stayed by bond or otherwise;

          (g) if Lessee shall fail to comply in all material respects with the requirements of any note, mortgage, deed to secure debt, security agreement or other instrument or document evidencing, securing or otherwise relating to any indebtedness for monies borrowed of $20,000,000.00 or more owed by Lessee to Lessor or to any third party and as a result thereof such indebtedness becomes due before its stated maturity, or if Lessee shall fail to comply in all material respects with the requirements of any lease with Lessor, either of the GECC Leases or with the requirements of any Material Lease, and as i result of such failure Lessor, GECC or the lessor under such Material Lease shall terminate such lease or shall exercise its right to retake possession of the leased property without terminating such lease;

          (h) if any representation or warranty made by Lessee under this Lease, under the Acquisition Agreement or in any officer's certificate shall prove to have been inaccurate in any material respect when made (unless such inaccuracy was unintentional and is no longer material) and Lessee shall fail to take such action as is necessary to make such warranty or representation true and accurate within a period of 30 days after Lessor shall have notified Lessee of such inaccuracy; or

               (i)   if any one or more of the following shall occur:

               (ii) Lessee shall cease to be a wholly-owned subsidiary of Tenneco;

               (iii) Lessee shall be sold to, merged into or consolidated with any other corporation, or substantially all of its assets shall be sold, whether or not such transaction is permitted under the provisions of Section 38 hereof;

               (iv) 30% or more of the outstanding common stock of Lessee shall be repurchased by Lessee during any 12 month period; or

               (v)   Lessee shall pay or declare a dividend;

and as a result of the occurrence of (i), (ii), (iii) or (iv), the Net Worth of Lessee immediately thereafter shall not be at least 50% of the level of Lessee's Net Worth as of the fiscal year-end immediately preceding such occurrence; then, and in any such event (regardless of the pendency of any proceeding which has or might have the effect of preventing Lessee from complying with the terms of this Lease), Lessor, at any time thereafter so long as such event shall be continuing may give a written termination notice to Lessee, and on the date specified in such notice this Lease shall terminate and, subject to Section 24, the Lease Term shall expire and terminate, and all rights of Lessee under this Lease shall cease, unless before such date (i) all arrears of Basic Rent and Additional Rent payable by Lessee under this Lease (together with Default Interest thereon) and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by or on behalf of Lessor hereunder, shall have been paid by Lessee, and (ii) all other Defaults at the time existing under this Lease shall have been fully remedied to the satisfaction of Lessor, Lessee shall reimburse Lessor for all costs and expenses incurred by or on behalf of Lessor (including, without limitation, attorneys' fees and expenses) occasioned by any Default by Lessee under this Lease.

     21. ENTRY BY LESSOR. Lessor and its authorized representatives shall have the right to enter the Property or any part thereof at any time (a) for the purpose of inspecting the same or for the purpose of doing any work under
Section 18, and to take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease shall create or imply any duty on the part of Lessor to make any such inspection or do any such work), and (b) for the purpose of showing the Property to prospective purchasers, lessees or mortgagees, and (c) during the 12-month period preceding the expiration of the Initial Lease Term and at all times during the Extension Period, to display on the Property advertisements for sale or letting if such advertisements do not interfere with the business conducted on the Property, No such entry shall constitute an eviction of Lessee, During any such entry of the Property, Lessor or its representatives shall not unduly interfere with Lessee's operations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing under this Lease, Lessor agrees that it will enter Lessee's business offices on the Property only during Lessee's regular business hours after providing Lessee reasonable prior notice of such entry.

     22. REPOSSESSIONS ETC. If an Event of Default shall have occurred and be continuing, Lessor, whether or not the Lease Term shall have been terminated pursuant to Section 20, may enter upon and repossess the Property or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all property therefrom as permitted by and in accordance with applicable law, Unless otherwise provided under applicable law, Lessor shall be under no liability for or by reason of any such entry, repossession or removal.

     23. RELETTING. At any time or from time to time after the repossession of the Property or any part thereof pursuant to Section 22, whether or not the Lease Term shall have been terminated pursuant to Section 20, Lessor may (but shall be under no obligation to) relet the Property or any part thereof for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) and for such uses as Lessor, in its sole discretion, may determine, and may collect and receive the rents therefor. Lessor shall not be responsible or liable for any failure to relet the Property or any part thereof or for any failure to collect any rent due upon any such reletting.

     24.  SURVIVAL OF LESSEE'S OBLIGATIONS; DAMAGES.

          24.1 TERMINATION OF LEASE NOT TO RELIEVE LESSEE OF OBLIGATIONS.
No expiration or termination of the Lease Term pursuant to Section 20 or by operation of law, or otherwise (except as expressly provided herein), and no repossession of the Property or any part thereof pursuant to Section 22, or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession.

          24.2 CURRENT DAMAGES. In the event of any such expiration, termination, or repossession, Lessee will pay to Lessor all Basic Rent and Additional Rent up to the time of such expiration, termination or repossession, and thereafter Lessee, until the end of what would have been the Lease Term in the absence of such expiration, termination or repossession, and whether or not the Property or any part thereof shall have been relet, shall be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages for Lessee's default, (a) all Basic Rent and Additional Rent which would be payable under this Lease by Lessee in the absence of such expiration, termination or repossession, less (b) all net rents collected by Lessor from sublessees, tenants and occupants plus the net proceeds, if any, of any reletting pursuant to Section 23 after deducting from such rents and proceeds all of Lessor's reasonable expenses in connection with such collection and reletting (including, without limitation, repossession costs, brokerage commissions, accounting expenses, attorneys' fees and expenses, employees' expenses, promotional expenses, and expenses of preparation for such collection and reletting). Lessee will pay such current damages on the payment dates of installments of Basic Rent applicable in the absence of such expiration, termination or repossession, and Lessor shall be entitled to recover the same from Lessee on each such date.

          24.3 FINAL DAMAGES. At any time after any such expiration, termination or repossession, whether or not Lessor shall have collected any current damages as aforesaid, Lessor shall be entitled to recover from Lessee and Lessee will pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee's default and in lieu of all current damages beyond the date of such demand, an amount equal to the present value of the excess, if any, of (a) all Basic Rent and Additional Rent which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Lessee shall have satisfied in full its obligations under Section 24.2 to pay current damages) for what would be the then unexpired Lease Term in the absence of such expiration, termination or repossession over (b) the then fair net rental value of the Property for the same period, such present value to be determined using a discount rate equal to the Average Life Treasury Rate, In the event a dispute arises between the parties as to the then fair net rental value of the Property, such fair net rental value shall be determined as of the date of calculation by an appraiser appointed by Lessor in its sole discretion who is competent, qualified by training and experience in appraising timberlands, disinterested and independent and who is a member in good standing of the Association of Consulting Foresters. All costs, fees and expenses of any such appraiser appointed by Lessor to determine the fair net rental value of the Property shall be paid by Lessee. Lessee will also pay to Lessor all reasonable expenses incurred by Lessor in connection with the reletting of the Property including, without limitation, repossession costs, brokerage commissions, accounting expenses, attorneys' fees and expenses, employees' expenses, promotional expenses, and expenses of preparation for such reletting, Upon the payment of such final damages, this Lease if not already terminated, shall be deemed terminated, If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

     25. LESSEE'S WAIVER OF STATUTORY RIGHTS. In the event of any termination of the Lease Term pursuant to Section 20 or any repossession of the Property pursuant to Section 22, Lessee, so far as permitted by law, waives (a) any notice of re-entry or of the institution of legal proceedings to that end, (b) any right of redemption, re-entry or repossession, and (c) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

     26. NO WAIVER, ETC., BY LESSOR OR LESSEE. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no submission by Lessee or acceptance by Lessor of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the respective rights of Lessor or Lessee with respect to any other then existing or subsequent breach.

     27. LESSOR'S REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of Lessor provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all such other rights, powers or remedies.

     28. ACCEPTANCE OF SURRENDER. No termination or surrender of this Lease or surrender of the Property or any part thereof or any interest therein by Lessee shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by any representative or agent of Lessor, other than such a written agreement and acceptance by Lessor, shall constitute an acceptance thereof.

     29. NO MERGER OF TITLE. There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Property by reason of the fact that the same person may own or hold (a) the leasehold estate created by this Lease or any interest in such leasehold estate, and (b) the fee estate in the Property or any interest in such fee estate; and no such merger shall occur unless and until all persons having any interest in (i) the leasehold estate created by this Lease, and (ii) the fee estate in the Property, shall join in a written instrument effecting such merger and shall duly record the same.

     30.  ESTOPPEL CERTIFICATE.

          (a) BY LESSEE. Lessee will execute, acknowledge and deliver to Lessor, as soon as reasonably practicable, but in no event later than 30 days following receipt of a request therefor from Lessor, a certificate certifying that (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications), (ii) the dates, if any, to which Basic Rent and Additional Rent have been paid, and (iii) no notice has been received by Lessee of any Default which has not been cured, except as to Defaults specified in said certificate. Any such certificate may be relied upon by any prospective purchaser or mortgagee of the Property or any part thereof.

          (b) BY LESSOR. Lessor will execute, acknowledge and deliver to Lessee, within 30 days following a request therefor from Lessee, a certificate certifying that (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications), (ii) the dates, if any, to which Basic Rent and Additional Rent have been paid, and (iii) Lessor is unaware of any Default which has not been cured, except for the Defaults specified in said certificate. Any such certificate may be relied upon by any permitted assignee of this Lease or any permitted sublessee of the Property or any part thereof.

     31. CONVEYANCE BY LESSOR. In case the Lessor or any successor thereto shall convey or otherwise dispose of the Property by transfer which does not violate the provisions of Section 35.2(a) hereof, it shall thereupon be released from all liabilities and obligations of Lessor under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely on the then owner of the Property, provided such owner expressly assumes the liabilities and obligations of Lessor under this Lease.

     32. END OF LEASE TERM. Upon the expiration or other termination of the Lease Term, Lessee shall quit and surrender to Lessor the Property in good order and condition, and shall remove all Lessee's Equipment therefrom, In the event Lessee fails to so vacate the Property, such hold over shall be as a tenant at sufferance and not as a tenant at will. Lessee shall pay Lessor, on demand, as rent for the period of such hold over an amount equal to one and onequarter (1.25) times the Quarterly Rent which would have been payable by Lessee had the hold over period been a part of the Lease Term, together with the amount of any actual direct or consequential damages suffered or incurred by Lessor on account of such hold over by Lessee or any violation by Lessee of any other term or condition of this Lease during such hold over period, In no event shall the payment of rent during such hold over period cause Lessee to be or be deemed to be a tenant at will. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend the Lease Term except as otherwise expressly provided in a written agreement executed by both Lessor and Lessee.

     33. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid, unenforceable or not entitled to be recorded under any applicable law. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby.

     34.  TIMBER MANAGEMENT AND CUTTING PROVISIONS.

          34.1 GENERAL TIMBER MANAGEMENT OBLIGATIONS. Lessee covenants and agrees that the Property shall be operated for its highest and best use as timberland, having due regard to soil conditions, stand arrangements and other factors relevant to the conduct of sound silvicultural and harvesting practices, Lessee agrees that any intermediate harvesting of Timber shall be carried out in a manner calculated to produce the maximum growth per acre, consistent with the production of the highest quality and greatest quantity of Merchantable Timber, Lessee shall have the right to manage the Property for maximum pulpwood production and to utilize all products, including sawtimber, as pulpwood, provided the Timber is properly accounted for by Lessee as pulpwood or sawtimber, as the case may be, in accordance with the timber classifications, specifications, utilization limits and calculation standards set forth on Exhibit E hereto. Lessee further covenants and agrees:

          (a) HARVESTING OPERATIONS. That all Timber cutting shall be conducted in such a manner as to realize the greatest return from the individual tree and from the timber stand, to effect suitable utilization of the Land, to assure the early and complete regeneration of stands of desirable Timber, and to bring about their optimum development both as to growth and quality; that trees shall be cut as close to the ground as practicable in order to leave the lowest stump, with jump-butting to be used when necessary; that all desirable trees which are not at the time being harvested, including young trees, shall be protected against unnecessary injury from felling, skidding and hauling; and that all measures reasonably practicable shall be used to prevent soil erosion including the proper location of skidways and roads.

          (b) RESTRICTIONS ON GRAZING AND USE OF FIRE. That Lessee shall not permit grazing of livestock on the Land in such a way as to be injurious to forest regeneration, soils or forest growth, or permit the use of fire for eradication of noxious growth or for any other reason whatsoever except with Lessor's prior written consent; provided, however, application of fire in a controlled manner for the benefit of timber production ("prescribed burning") may be utilized in the management of the Property, without Lessor's prior written consent, if (i) state and county fire protection agencies are notified and all fire protection and other applicable laws are followed, (ii) appropriate equipment and trained personnel are available and utilized, (M) fire is applied only when weather conditions are favorable, and (iv) the prescribed burning area is isolated from other areas by appropriate natural or man-made fire breaks.

          (c) SALVAGE. That to the extent economically feasible, all trees which are dead, diseased, fallen or otherwise damaged by casualty, shall be salvaged and harvested in accordance with sound silvicultural practices and shall be reported pursuant to Section 34.5 hereof.

          (d) FIRE PROTECTION. That all measures shall be taken which are reasonably necessary to protect the Land and the Timber from loss by fire, which measures shall be at least equal to fire-control practices generally followed on timber-producing property in the same general area, including the adoption of suitable prevention and control measures, the maintenance of adequate fire-fighting equipment, proper disposal of slash and slabs, and full cooperation with county, state and federal agencies on matters of fire prevention and control.

          (e) MAINTENANCE OF ROADS. That an adequate system of roads and roadways shall be maintained in such manner as to permit access of mobile firefighting equipment and logging equipment to all parts of the Land.

          (f) REGENERATION OF THE SOUTHERN TIMBERLANDS. That Lessee shall take care to leave the Southern Timberlands in the same general condition at the end of the Lease Term as existed on the Commencement Date of this Lease. Thus, all reasonable measures shall be taken to insure proper regeneration of Timber on the Southern Timberlands. This means, all portions of the Southern Timberlands which are economically suited for growing pine trees and which have either been clear-cut or are without adequate seed source shall be site-prepared and replanted in pine seedlings using to the extent available the most superior type, so as to establish and maintain pine trees on all portions of the Southern Timberlands which are economically suited for the production of pine timber, Any clear-cut area shall be site prepared and replanted within 18 months of such clear-cutting. In areas of the Southern Timberlands which have not been clearcut but which are without adequate seed source and are economically suited for the production of pine timber, Lessee shall institute and maintain a planting program designed adequately to reforest such land. For each one acre of the Southern Timberlands clear-cut but not site-prepared and replanted prior to the expiration of the Lease Term, Lessee shall pay to Lessor the sum of $150.00 per acre to be retained as a performance deposit until the clear-cut acreage is site-prepared and replanted satisfactorily to Lessor. Lessee shall have until the expiration of the 18 month period following the clear-cutting to which the performance deposit relates to site-prepare and replant the clear-cut acreage and obtain a refund of said deposit, which shall be retained by Lessor if site preparation and replanting have not been completed by such time; provided, however, if such 18 month period shall have expired prior to the expiration of the Lease Term, then Lessee shall have a period of 12 months following the expiration of the Lease Term to complete such site preparation and replanting and to obtain a refund of said deposit. The preceding sentence shall not be construed in any way so as to relieve Lessee of its obligation to site-prepare and replant within 18 months of any clear-cutting during the Lease Term and any failure by Lessee so to site-prepare and replant within such 18 months shall constitute a Default under this Lease.

          (g) REGENERATION OF THE NORTHERN TIMBERLANDS. That Lessee shall take care to leave the Northern Timberlands in the same general condition at the end of the Lease Term as existed on the Commencement Date of this Lease. Thus, all reasonable measures shall be taken to insure proper regeneration of Timber on the Northern Timberlands. This means, each clear-cut area (except for Lowland Brush (Spruce) described on Exhibit D-3 hereof) within the Northern Timberlands which cannot be adequately regenerated by natural means shall be site-prepared and replanted in coniferous or hardwood seedlings suitable for the site using to the extent available the most superior type. Any clear-cut area which has not regenerated naturally within 12 months of such clear-cutting shall be siteprepared and replanted within 24 months of such clear-cutting. In areas of the Northern Timberlands which have not been clear-cut but which are unable to regenerate naturally, Lessee shall institute and maintain a planting program designed adequately to reforest such land. For each one acre of clear-cut land in the Northern Timberlands requiring site preparation and replanting which is not site prepared and replanted prior to the expiration of the Lease Term, Lessee shall pay to Lessor the sum of $150,00 per acre to be retained as a performance deposit until such acreage is site-prepared and replanted satisfactorily to Lessor, Lessee shall have until the expiration of the 24 month period following the clear-cutting to which the performance deposit relates to site-prepare and replant such acreage and obtain a refund of said deposit, which shall be retained by Lessor if site preparation and replanting have not been completed by such time; provided, however, if such 24 month period shall have expired prior to the expiration of the Lease Term, Lessee shall have a period of 12 months following the expiration of the Lease Term to complete such site preparation and replanting and to obtain a refund of said deposit. The preceding sentence shall not be construed in any way so as to relieve Lessee of its obligation to site-prepare and replant within 24 months of any clear-cutting during the Lease Term which has not regenerated naturally within 12 months following such clear-cutting and any failure by Lessee so to site-prepare and replant within such 24 months shall constitute a Default under this Lease.

          (h) CONTROL OF DISEASE. That, to the extent economically feasible, there shall be maintained at all times in accordance with sound silvicultural practices all reasonable and effective measures to prevent the development of and to control the spread of disease and insect infestation on the Land, including, but not limited to, the shifting of logging operations to remove diseased or insect-infested trees and other trees threatened with disease or insect infestation, and all such other accepted forest sanitation and control measures as are necessary to prevent the development and spread of disease and insect infestation.

          (i) TRESPASS. That the Land shall be marked to indicate the boundaries thereof in a Conspicuous manner satisfactory to Lessor; that such markings shall be renewed from time to time as may be necessary clearly to maintain public notice of boundaries; and that Lessee shall cause the Land to be inspected for the purpose of preventing trespass of any type or nature, including unauthorized cutting of Timber.

          (j) CONTRACTS. That no contracts or agreements (whether written or oral) for the lease, sale or disposition of Timber wherein third parties are granted the privilege of entry upon the Land for cutting and removal of Timber or the care or management of all or part of the Property shall be made without the prior written approval of Lessor; provided, however, that so long as no Event of Default shall have occurred and be continuing hereunder, no prior written approval of Lessor shall be required for any such contracts or agreements which (i) have a term of 1_ months or less, but in no event expiring after December 31, 2002 (except that any such contract may expire after December 31, 2002, provided such contract expressly provides that it will terminate, without cost or penalty to Lessor, upon the sale by Lessor of all or any portion of the Property affected by such contract), (ii) require payment or delivery of goods and/or services by Lessee in an aggregate amount of less than $500,000.00, and (iii) are expressly subject and subordinate to this Lease; provided, further, however, that no written approval of Lessor shall be required in connection with the assumption by

Lessee of various contracts of Sellers by instrument of even date herewith pursuant to the provisions of the Purchase Agreement and the Acquisition Agreement.

          34.2 TIMBER CUTTING PRIVILEGES. Lessee agrees neither to cut or remove nor permit the cutting or removal of any Timber without the prior written consent of Lessor, except as expressly provided herein, Unless a Default has occurred and is continuing under this Section 34.2 or unless an Event of Default has occurred and is continuing under any provision of this Lease, Lessee shall have the right to cut and remove Merchantable Timber from the Land, but only in strict accordance with the following provisions:

               (a) ANNUAL CUTTING PRIVILEGE. As soon as reasonably possible after the Commencement Date of this Lease and thereafter on or before the last day of the Fifth and Tenth Lease Years, Lessee shall cause the Forestry Consultant to deliver to the Lessor a Projected Growth Report for the next five years itemized by Category, Lessee's timber cutting right during the Lease Term shall be based upon such Projected Growth Reports as follows:

               (i) During each Lease Year of the Initial Lease Term, Lessee shall have the right to cut up to 100% of the average projected annual growth (net of mortality) by Category as determined by the Forestry Consultant in the Projected Growth Report applicable to such Lease Year. If mortality exceeds average projected annual growth in any Category during any Lease Year, such excess shall be deducted from Lessee's cutting rights for such Category for the following Lease Years. Lessee may, at its option, elect to cut less than 100% of such average projected annual growth during any Lease Year and, in such event, Lessee shall be permitted to cut, without penalty, the remainder of such projected growth in any subsequent Lease Year covered by the five-year Projected Growth Report applicable to such Lease Year; and

               (ii) During each Lease Year during the Extension Period, Lessee shall have the right to cut up to 75% of the average projected annual growth (net of mortality) by Category as determined by the Forestry Consultant in the Projected Growth Report applicable to such Lease Year, If mortality exceeds 75% of average projected annual growth in any Category during any Lease Year, such excess shall be deducted from Lessee's cutting rights for such Category for the following Lease Years;

provided, however, that:

                     A. the permitted volume of cutting in any Category for any Lease Year shall be reduced by an amount equal to the excess volume, if any, cut or removed during the preceding Lease Years pursuant to paragraph (b) of this
                         Section 34.2, multiplied by 1.5;

                     B. the Forestry Consultant shall revise and update its Projected Growth Report annually to reflect each sale, Taking or release of all or any portion of the Property during the Lease Term and Lessee's timber cutting privilege shall be adjusted in conformity with such revised report;

                     C. the permitted volume of cutting in any Category for the Sixth through the Fifteenth Lease Years shall be increased or decreased to correct any growth projection errors applicable to prior periods which are revealed by the Cruise performed by the Forestry Consultant at the end of the Fifth and Tenth Lease Years;

                     D. in the event the Annual Report delivered by the Forestry Consultant indicates that variances exist between the actual growth of Timber by Category and the projections set forth in the Projected Growth Report, Lessor or Lessee, with the consent of the other, which consent is not to be unreasonably withheld by either party, shall have the right to require the Forestry Consultant to revise the Projected Growth Report to reflect such variances and Lessee's Timber cutting right shall be adjusted in conformity with such revised report; and

                     E. until such time as the Forestry Consultant shall deliver its initial Projected Growth Report to Lessor and Lessee and provided Lessee would otherwise be permitted to cut Timber in accordance with the provisions of this Section 34.2, Lessee shall be permitted to cut the volumes of Timber by Category set forth on Exhibit H attached hereto and incorporated herein by this reference.

          (b) EXCESS CUTTING. Subject strictly to compliance by Lessee with this paragraph (b) of this Section 34.2, Lessee may without default cut and remove

Merchantable Timber in excess of the volumes permitted under paragraph (a) of this Section 34.2, provided, that such excess cutting in any Lease Year does not exceed 10% (on a non-cumulative basis) of the volume (in any Category) in such Lease Year permitted to be cut under paragraph (a) of this Section 34.2; provided further, that with respect to each such excess volume of each Category of Merchantable Timber, Lessee shall be required to pay as Additional Rent to Lessor an amount equal to the greater of (i) 150% of the amount calculated by multiplying such excess volume of each Category times the applicable Adjustment Amount Per Cord for each Category set forth on Exhibits D-1, D-2 and D-3 hereto, or (ii) 150% of the fair market value of the excess Merchantable Timber cut, as determined by the Forestry Consultant as of the last day of such Lease Year.

          (c)  MERCHANTABLE TIMBER CUT BY OTHERS; LOSS OF MERCHANTABLE TIMBER
BY CASUALTY. All Merchantable Timber on the Land which is cut or removed by any Person other than Lessee or which is lost or destroyed by fire, windstorm, disease, infestation, act of government or war or third parties or any similar cause (other than that which is lost as a result of a Taking), whether or not salvaged, shall be deemed to have been cut or removed by Lessee for purposes of this Lease; provided, however, the volumes of any Merchantable Timber so lost or destroyed shall not be deemed to have been cut or removed by Lessee for purposes of the lot limitation set forth in the first proviso in the first sentence of paragraph (b) of this Section 34.2 so long as Lessee shall have paid the Additional Rent with respect to such lost or destroyed Merchantable Timber required to be paid under the second proviso in the first sentence of paragraph
(b) of this Section 34.2.

          (d) TITLE TO MERCHANTABLE TIMBER. Title to all Merchantable Timber located on the Property is now and shall remain vested in Lessor throughout the Lease Term; provided, however, that title to any Merchantable Timber which is cut or removed from the Property by Lessee in strict accordance with the provisions of this Section 34.2, shall, upon such cutting and removal, vest in Lessee.

          34.3 LOSS OF PRE-MERCHANTABLE PLANTED TREES BY CASUALTY. In the event any Pre-Merchantable Planted Trees are lost or destroyed by fire, windstorm, disease, infestation, act of government or war or third parties or any similar cause (other than that which is lost as a result of a Taking), then, in any such event Lessee shall site-prepare and replant the acreage of such lost or destroyed Pre-Merchantable Planted Trees in the same manner and within the same time as would be required by Section 34.1 if said acreage had been clearcut.

          34.4 FORESTRY CONSULTANT.

          (a) APPOINTMENT. Lessee hereby acknowledges and agrees that Lessor shall have the right, at all times during the Term of this Lease and at Lessee's sole cost and expense, to employ an independent forestry consulting firm or firms of established reputation to act on behalf of Lessor hereunder (the "Forestry Consultant"). Lessor and Lessee further acknowledge and agree that, with respect to the Southern

Timberlands, the initial Forestry Consultant shall be Resource Management, Inc., and, with respect to the Northern Timberlands, the initial Forestry Consultant shall be George Banzhaf & Company.

          (b)  Duties.  During the Lease Term the Forestry Consultant shall:

               (i) periodically perform a Cruise of the Property and prepare a Projected Growth Report with respect thereto in accordance with the provisions of section 34.5 hereof;

               (ii) upon completion of the initial Cruise, prepare an appraisal by Category of the fair market value of the Property as of the Commencement Date of this Lease (the "Property Appraisal") to be delivered to Lessor and Lessee on or before March 1, 1991;

               (iii) prepare an Annual Report with respect to the Property in accordance with the provisions of Section 34.7 hereof;

               (iv) make periodic determinations of acreage and timber volumes by Category with respect to portions of the Property to be sold, taken or otherwise released from this Lease;

               (v) verify any and all reports, certifications or other information provided by Lessee to Lessor in accordance with the provisions of this Lease;

               (vi) monitor Lessee's business and activities on the Property to assure compliance by Lessee with the provisions of this Lease;

               (vii) notify Lessor of any Default or Event of Default hereunder promptly upon obtaining knowledge of same;

               (viii) notify Lessor if for any reason it becomes impossible for such Forestry Consultant faithfully and fully to perform its obligations hereunder;

               (ix) accept no obligation or responsibility to Lessee which is inconsistent with the faithful discharge of such Forestry Consultant's obligations to Lessor hereunder; and

               (x) perform such other duties with respect to the Property and this Lease as Lessor may from time to time reasonably request.

          (c) RECORDS. All of the records of the Forestry Consultant relating to the Property, including without limitation, all books, maps, surveys, photographs, reports and similar information, shall be and become the property of Lessor shall be held by the Forestry Consultant as agent for Lessor and shall be furnished or made available to Lessor as it may from time to time request. Lessee shall have the right to examine and make copies of the foregoing, all at Lessee's expense, as the Lessee may from time to time reasonably request.

          (d) PAYMENT OF FEES. Lessee covenants and agrees to pay all fees and to reimburse all expenses of the Forestry Consultant hereunder, If Lessee fails or refuses to pay any fees or to reimburse any expenses of the Forestry Consultant when due, Lessor may at its election advance and pay any such sum and said sum, together with Default Interest thereon calculated from the due date thereof, shall be paid by Lessee to Lessor as Additional Rent on or before the fifth day following the date upon which Lessor advances such amount.

          (e)  TERMINATION OF FORESTRY CONSULTANT'S EMPLOYMENT.

               (i) Lessor shall have the right to terminate the employment of the Forestry Consultant at any time, with or without cause, by giving 30 days advance written notice of such termination to the Forestry Consultant and to Lessee.

               (ii) Lessee shall have the right to terminate the employment of the Forestry Consultant at any time for cause consisting of failure to perform, or bad faith, negligence, or misconduct in the performance of, its duties as the Forestry Consultant hereunder, by giving 30 days advance written notice of such termination to the Forestry Consultant and to Lessor.

               (iii) Upon the termination of the employment of the Forestry Consultant by either the Lessor or Lessee, then the other party shall have the right to propose a successor Forestry Consultant.

               (iv) In the event of the resignation of the Forestry Consultant, Lessor shall have the right to propose a successor Forestry Consultant.

               (v) In the event Lessor and Lessee, after good faith negotiations have been attempted by Lessor, do not for any reason agree in writing on the appointment of a successor Forestry Consultant within 30 days after such termination or resignation, and provided Lessor desires that a successor Forestry Consultant be appointed, then Lessor shall provide to Lessee a list of three forestry consulting firms which are acceptable to Lessor, and Lessee shall have ten Business Days following receipt of such list to select one of the three consulting firms listed thereon to act as Forestry Consultant hereunder; provided, however, if Lessee fails to make its selection within such ten-day period, Lessor shall have the right but not the obligation to appoint a successor Forestry Consultant in its sole discretion.

               (vi) In case of termination of the employment of the Forestry Consultant by the Lessee, the effective date of such termination shall be extended, if so requested by the Lessor, until the successor Forestry Consultant has accepted the engagement and is in a position fully to perform the duties of the Forestry Consultant hereunder; provided, however, that no such extension shall be for a period in excess of 90 days from the original termination date set forth in Lessee's notice of termination.

          (f) No Obligation to Utilize Consultant. Notwithstanding the foregoing, Lessor shall have no obligation to utilize the services of a Forestry Consultant under the terms of this Section 34.4. For any period of time during which there is no Forestry Consultant employed and acting as such, Lessor shall have the right to take such steps as it considers necessary to make the determinations, verifications and inspections to be made by the Forestry Consultant hereunder, by its own employees or otherwise. Lessee agrees to pay and reimburse all reasonable costs and expenses incurred by Lessor in making such determinations, verifications and inspections that would otherwise be performed by the Forestry Consultant, including without limitation, travel expenses and the reasonable fees and expenses of independent foresters, surveyors, engineers and attorneys.

          (g) Cooperation. Lessee covenants to cooperate fully with the Forestry Consultant in good faith so as to aid the Forestry Consultant in performing its duties hereunder.

          34.5 TIMBER CRUISE. Lessee shall cause the Forestry Consultant to perform a cruise (in each case, the "Cruise") of the Property at Lessee's sole expense on or before March 1, 1991 to verify the actual timber volumes and acreages by Category included in the Property as of the Commencement Date of this Lease and thereafter as of December 31, 1995 and December 31, 2000 to verify the actual timber volumes and acreages by Category included in the Property as of each of such dates. Each Cruise shall be conducted in accordance with the cruise specifications set forth on Exhibit E attached hereto and incorporated herein by this reference. The results of each Cruise shall be delivered in report form to Lessor and Lessee on or before the due date thereof and shall include a projected annual growth report for the Property for the five year period commencing on such due date, itemized by Category (in each case, the "Projected Growth Report"). In connection with the initial Cruise, the Forestry Consultant shall also prepare and deliver the Property Appraisal. In the event that Lessor or Lessee disagrees in good faith with any determination (volume and/or acreage) by the Forestry Consultant, such party shall deliver to the other party a written notice of objection (the "Objection Notice") and the parties hereto shall undertake to negotiate in good faith to resolve their differences) or, at the option of either the Lessor or Lessee, a reputable forestry consulting firm shall be appointed by the Lessor and Lessee to resolve such dispute, one-half the cost of which shall be borne by each party. In the event Lessor and Lessee, after good faith negotiations have been attempted by Lessor, do not for any reason agree on a forestry consulting firm within 30 days following the date the objection Notice is delivered by the objecting party, Lessor shall provide to Lessee a list of three forestry consulting firms which are acceptable to Lessor, and Lessee shall have ten Business Days following receipt of such list to select one of the three consulting firms listed thereon to resolve the dispute; provided, however, if Lessee fails to make its selection within said ten-day period, Lessor shall have the right to appoint such reputable forestry consulting firm in its sole discretion.

          34.6 SEMI-ANNUAL REPORTS. Lessee covenants to furnish to the Forestry Consultant and to the Lessor not later than 45 days after the end of each calendar semi-annual period, a semiannual report with respect to the Southern Timberlands in a form substantially similar to that attached hereto as Exhibit F-1 and incorporated herein by this reference and with respect to the Northern Timberlands in a form substantially similar to that attached hereto as Exhibit F-2 and incorporated herein by this reference, with full and accurate information furnished in completion thereof, for each management unit of the Property, including in addition to the information requested therein a current compartment map (in such detail as Lessor or the Forestry Consultant may reasonably specify from time to time) for each compartment in which a change occurred in the volumes or acreages of Land or Timber (other than a change merely by reason of timber growth) and such other information as Lessor or the Forestry Consultant may reasonably request from time to time with respect to timber activity on the Property including without limitation, new plantings, Timber cutting, Timber utilization, Timber damage by casualty, loss of Timber or Land by eminent domain or condemnation, and improvement of the Property. The information to be furnished to the Forestry Consultant and Lessor shall also include a statement setting forth the Administrative Amount of the Property by Category as of the end of the semi-annual period covered by said report. In addition, the Lessee covenants to furnish to the Forestry Consultant and to the Lessor, a synopsis of all changes in acreage and volumes of Land and Timber for the Lease Year through the semi-annual period covered by the report.

          34.7 ANNUAL REPORTS. In addition to the semi-annual reports required by Section 34.6 above, Lessee covenants to furnish to the Lessor not later than 90 days after the end of every Lease Year an annual report of the Forestry Consultant (the "Annual Report") addressed to the Lessee and to the Lessor, for the preceding Lease Year. The Annual Report shall contain the following:

               (i) a detailed report of all matters and transactions involving or affecting the Property in such detail as may be reasonably required;

               (ii) the certification of the Forestry Consultant, as of December 31 of the Lease Year covered by the report, as to the acreage of Land, volume of Merchantable Timber by Category and acreage of PreMerchantable Planted Pine contained within the Property;

               (iii) the opinion of the Forestry Consultant as to whether the actual growth of Timber on the Property during such period was consistent with the projections set forth in the Projected Growth Report applicable to such period and, if not, setting forth the variances therefrom by Category; and

               (iv) a reconciliation of the timber inventory and projected growth to take into account all changes in volumes and acreages of Timber and Land within the Property through December 31 of the Lease Year covered by the report.

     34.8 TIMBER SPECIFICATIONS AND CALCULATIONS. The timber classifications, specifications, utilization limits and calculation standards set forth on Exhibit E to this Lease with respect to the Southern Timberlands and the Northern Timberlands are hereby agreed to by Lessor and Lessee and shall be used for all purposes under this Lease.

     35.  DISPOSITION OF PROPERTY.

          35.1 LESSEE'S OPTION TO PURCHASE. Provided this Lease has not been terminated for any reason by either Lessor or Lessee prior thereto, Lessee shall have, at its option but with no obligation, the right to purchase all of Lessor's right, title and interest in the Property and, to the extent transferable, the Permits (the "Purchase Option") for a purchase price equal to the Purchase option Price, upon giving Lessor written notice of its election to purchase not less than 90 days prior to the expiration of the Initial Lease Term. If Lessee fails to give notice of its election to purchase within the time herein allowed or if this Lease is terminated prior to giving such notice, the Purchase option shall expire and shall be of no further force or effect. The purchase transaction shall be consummated on December 31, 2002 or on such other day during December 2002 as Lessor and Lessee shall agree to in writing (the "Option Closing Date") by delivery of limited warranty deeds and special warranty deeds to Lessee, or such other party as Lessee may direct, against payment of the Purchase Option Price in immediately available funds (excepting from such deeds such portion, if any, of the Property as shall have been sold by Lessor prior to the Option Closing Date pursuant to Section 35.2 hereof, taken by a Taking or otherwise released from this Lease pursuant to the terms hereof), and the title so to be transferred may be subject to (a) any and all defects in title and rights of third parties existing at the date Lessor acquired the Property, (b) the lien or effect of any and all Impositions and any and all Legal Requirements, (c) encumbrances and exceptions arising as a result of action taken by Lessor to enforce its rights and remedies under this Lease, and
(d) any and all rights of third parties created or suffered by Lessee or by Lessor with the consent of or at the request of Lessee or as a result of any act or failure to act of Lessee, but shall be free of any other defects of title or rights of third parties created or permitted over the objections of Lessee by Lessor or Liens for Excluded Taxes, except this Lease. Lessee shall pay or cause to be paid, and shall indemnify and hold Lessor harmless against, all charges incident to the proposed conveyance (whether or not the same shall be consummated), including, without limitation, all reasonable counsel fees and expenses, all escrow fees, recording fees, title insurance premiums, survey costs and all applicable transfer taxes, deed taxes, stamp taxes or similar taxes imposed by reason of the conveyance of title to the Property by Lessor to Lessee or the execution, delivery and recording of the deeds, it being the intent hereof that the Purchase Option Price paid to Lessor for the Property shall be absolutely net to Lessor and that such conveyance be effected without cost or expense to Lessor; provided, however, Lessee shall not be responsible for or obligated to indemnify Lessor for any Excluded Taxes hereunder other than transfer taxes, deed taxes, stamp taxes or similar taxes. Lessee hereby acknowledges and agrees that, in the event Lessee for any reason does not exercise the Purchase Option, the Lease Term will immediately be extended to include the Extension Period.

          35.2 SALE OF TIMBERLANDS DURING THE INITIAL LEASE TERM.

          (a) Lessor's Right to Sell. Lessor shall have the right at all times during the Initial Lease Term to sell all or any portion of the Timberlands subject to this Lease and the Purchase Option without the consent or approval of Lessee;

          (b) Lessee's Right to Market; Requirements for Sale. On or before the 30th day following its receipt of the Annual Report of the Forestry Consultant each Lease Year during the Initial Lease Term, Lessor shall identify 80,000 acres of the Timberlands (as identified by Lessor from time to time hereinafter referred to as the "Pre-Approved Property") which Lessee shall be permitted to market for sale on behalf of Lessor during the twelve-month period commencing April 1 of each Lease Year during the Initial Lease Term (the "Marketing Period"). The Pre-Approved Property shall not include and shall be in addition to the Non-Strategic Lands. Lessor hereby agrees that it will sell all or any remaining portion of the Non-Strategic Lands and up to 27,000 acres of the PreApproved Property per Lease Year during the Initial Lease Term to one or more purchasers identified by Lessee, provided:

               (i) no Default or Event of Default shall exist under this Lease as of the date of Lessor's request pursuant to subsection 35.2(c) or as of the date of any such proposed sale;

               (ii) the proposed sale shall be an arm's length transaction with a Person who is not a Related Entity and who is otherwise acceptable to Lessor in its reasonable discretion;

               (iii) the net proceeds (after deduction of all closing costs and any other costs and expenses in connection with such sale, including any taxes imposed or recaptured under any Forest Tax Law) received by Lessor as a result of any such sale shall be no less than the greater of the Minimum Return Price or the Make-Whole Price applicable to such sale;

               (iv) all conveyance instruments and other documentation in connection with such sale shall be in form and substance satisfactory to Lessor;

               (v) Lessee shall have complied fully with the requirements of subsection 35.2(c) hereof as they relate to such proposed sale; and

               (vi) all information and certifications set forth in the certificates required under subsection 35.2(c) shall be true, accurate and complete. Lessor's agreement to sell up to 27,000 acres of the Pre-Approved Property per Lease Year during the Initial Lease Term shall be on a cumulative basis, but in no event shall Lessor be required to (A) sell more than 80,000 acres of the Timberlands during any Lease Year or (B) process more than ten written requests for sale delivered by Lessee in accordance with the provisions of subparagraph (c) below during any Lease Year. Lessee shall pay all costs and expenses related to any such sale, including any and all expenses incurred by Lessor in connection therewith. Notwithstanding the foregoing, Lessor shall have until June 1, 1991 to identify the Non-Strategic Lands and the Pre-Approved Property for the initial Marketing Period.

          (c) Documentation Required. Not less than 60 days prior to the date upon which any proposed sale under subsection 35.2(b) is to occur, Lessee shall provide a written request for such sale to Lessor, which request shall include the following documentation, all of which must be in form and substance satisfactory to Lessor:

               (i)   a legal description of the tract or tracts to be sold;

               (ii) if less than an entire contiguous tract (as described in the legal descriptions attached hereto as Exhibit A) is to be sold, a plat of survey of the portion of the Timberlands to be sold prepared by a reputable registered engineer or land surveyor acceptable to Lessor;

               (iii) a certificate from the Forestry Consultant:

               A. stating that access to the remaining Timberlands after such sale will not be materially impaired and will be adequate for commercial forestry operations;

               B. listing by Category the amounts of acreage and volumes of Land and Timber contained within the tract or tracts to be sold, which listing shall be based on the results of a current stratified cruise complying with the cruise specifications set forth on Exhibit E attached hereto, and describing any Improvements thereon;

               C. setting forth a detailed computation of the Administrative Amount of the tract or tracts to be sold; and

               D. stating to the best of the knowledge and belief of the Forestry Consultant that no Default or Event of Default then exists under this Lease;

               (iv) a certificate from the principal operating officer of Lessee responsible for Lessee's operations on the Property:

               A. stating that no Default or Event of Default then exists under this Lease;

               B. setting forth a detailed computation of the Make-Whole Price and Minimum Return Price applicable to such sale;

               C. stating that the proposed sale will not impair the marketability or value of the remaining Timberlands or materially impair the accessibility of the remaining Timberlands;

               D. stating that, to the best of the knowledge and belief of such officer, the information contained in the certificate delivered by the Forestry Consultant in connection with such sale is true, accurate and complete; and

               E. stating that the proposed sale is to be an arm's length transaction with one or more Persons, none of whom is a Related Entity; and

               (v) a true, correct and complete copy of the contract for the sale of the tract or tracts to be sold;

          (d) Excess Proceeds. Any proceeds received by Lessor as a result of any sale of Timberlands in accordance with the provisions of subsection (b) above which are in excess of the greater of the Minimum Return Price or the Make-Whole Price applicable to such sale shall be paid by Lessor to Lessee;

          (e) Other Sales. In the event Lessee wishes to market for sale during the Initial Lease Term portions of the Timberlands which are not included in the

Pre-Approved Property or which are in excess of the amount of acreage which Lessor has agreed to sell pursuant to subsection 35.2(b) hereof, Lessee may submit a written request to Lessor to sell such additional property, which request shall comply with the provisions of subsection 35.2(c) hereof, Lessor shall have a period of not less than 90 days from the date Lessee makes such written request and provides such materials to evaluate the proposed sale and to decide whether to approve such sale, which approval may be given or denied by Lessor in its sole discretion; provided, however, Lessor agrees that it will, in good faith, consider such request, but Lessor shall be entitled to deny such request if Lessor determines, in its sole discretion, that such sale would not be in the best interest of Lessor for any reason; and

          (f) Release of Property Sold. This Lease shall terminate with respect to any portion of the Property sold pursuant to this Section 35.2(b) and Basic Rent shall thereupon be adjusted in accordance with the provisions of
Section 2.1 hereof.

          35.3 SALE OF PROPERTY DURING THE EXTENSION PERIODS. Lessor shall have the right at all times during the Extension Period to sell all or any portion of the Property free and clear of this Lease without the consent or approval of Lessee. In the event of such a sale during the Extension Period, Lessee shall be entitled to receive from Lessor 20% of the excess, if any, of the sales proceeds from such sale (net of all costs and expenses of such sale, including without limitation, brokerage commissions and attorney's fees) over the Adjusted Base Value of the Property. Upon the expiration of the Lease Term, Lessee's right to receive any portion of proceeds from the sale of all or a portion of the Property shall cease.

          35.4 SALES PURSUANT TO OPTION AGREEMENTS. The documents described on Exhibit J attached hereto and incorporated herein by this reference (the "Option Agreements") grant to third parties options to purchase portions of the Property. Upon the sale of any portion of the Property pursuant to the provisions of any of the Option Agreements, the proceeds from such sale (less costs, fees and expenses incurred by Lessor and Lessee in connection therewith) shall be paid (i) first, to Lessor in an amount up to and including the greater of the Minimum Return Price or the Make-Whole Price applicable to the portion of the Property sold, and (ii) the balance, if any, of such proceeds shall be paid to Lessee.

     36. APPRAISAL. In the event the Agreed Value has not been established by Lessor and Lessee on or before the 180th day prior to the expiration of the Initial Lease Term (the "Determination Date"), the Agreed Value shall be determined as follows:

          (a) Not later than the 15th day after the Determination Date, Lessor and Lessee shall each appoint one appraiser and shall give notice of such appointment to the other party. If either party shall fail or refuse so to appoint an appraiser and give notice thereof within said 15-day period, then the appraiser appointed by the other party shall appoint a second appraiser within ten days after the expiration of said 15-day period, each of the two appraisers so appointed shall individually determine the Agreed Value within 30 days after the appointment of the second appraiser, and the average of the two values so determined shall be deemed to be the Agreed Value for purposes of this Lease and shall be final and binding upon the parties. If Lessor and Lessee have each appointed an appraiser and given notice thereof within said 15-day period, then the two appraisers so appointed shall appoint a third appraiser within ten days after the expiration of said 15-day period. Within 30 days after the appointment of the third appraisal, each of the three appraisers shall individually determine the Agreed Value, and the average of the two highest values determined by said appraisers shall be deemed to be the Agreed Value for purposes of this Lease and shall be final and binding upon the parties.

          (b) All appraisers appointed hereunder shall be competent, qualified by training and experience in appraising timberlands, disinterested and independent and shall be members in good standing of the Association of Consulting Foresters, and all appraisal reports shall be rendered in writing and signed by the appraiser making the report. Each party shall pay the costs, fees and expenses of the appraiser appointed by it and one-half of the costs, fees and expenses of the appraiser appointed by the other appraiser or appraisers.

     37. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.

         37.1 GENERAL REPRESENTATIONS AND WARRANTIES. Lessee hereby warrants and represents to Lessor that:

               (a) Lessee is a corporation duly incorporated and validly existing under the laws of the State of Delaware, is in good standing therein, is duly qualified to do business and is in good standing in the States of Florida, Georgia, Michigan and Wisconsin, and has full corporate power and authority to enter into this Lease and to perform its obligations hereunder;

               (b) The execution and delivery of this Lease by Lessee and the performance of its obligations hereunder have been duly authorized by all necessary corporate action and will not violate any provision of law or of its charter or by-laws or result in the breach of or constitute a default under any material indenture or other agreement or instrument to which Lessee is a party or by which Lessee or the Property may be bound or affected;

               (c) The consolidated balance sheet of the Lessee and its Subsidiaries dated September 30, 1990, and the related consolidated statements of income, retained earnings and cash flow which have been delivered to Lessor by Lessee have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present (i) the financial condition of Lessee and its Subsidiaries as of the date of such balance sheet, and (ii) the results of operations of the Lessee and its Subsidiaries for the period then ended;

               (d) No material adverse change in the business, operations, properties, assets or financial condition of the Lessee has occurred subsequent to September 30, 1990;

               (e) Lessee possesses all trademarks, trade names, copyrights, patents, governmental licenses, franchises, certificates, consents, permits and approvals necessary to enable it to carry on its business in all material respects as now conducted and to own or operate the properties material to its business as now owned or operated, without conflict with rights of others, and that all such trademarks, trade names, copyrights, patents, governmental licenses, franchises, certificates, consents, permits and approvals which are material to Lessee are valid and subsisting;

               (f) No actions, suits or proceedings are pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve any transaction herein contemplated or would have a material adverse change on the business, operations, properties, assets or financial condition of the Lessee; and that Lessee is not in default or in violation of any Legal Requirement which would have a material adverse effect on its ability to perform any of its obligations hereunder;

               (g) None of the materials listed on Exhibit K attached hereto and incorporated herein by this reference (the "Supplied Materials") which were furnished to Lessor in writing by Lessee or by Tenneco on behalf of Lessee in connection with this Lease contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which made except for changes reflected in the report of Dames & Moore dated December 7, 1990; and except for changes reflected in the Supplied Materials and in such report of Dames & Moore, no facts have come to the attention of any officer of Lessee which leads any such officer to believe that the Confidential offering Memorandum dated June 1990 prepared by Goldman, Sachs & Co, and Wasserstein Parella & Co., Inc., relating to the sale of the Property by Sellers, a copy of which was delivered to Lessor, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which made; provided, however, that while the projections and estimates made by Lessee that are included in the Supplied Materials were made in good faith, Lessee does not make any representation as to the reasonableness or accuracy of any estimates or projections included in any of the Supplied Materials;

               (h) No employee benefit plan established or maintained by the Lessee, which is subject to Part 3 of Subtitle B of Title I of ERISA, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof which was or would have been material to the Lessee and its Subsidiaries taken as a whole; no liability to the Pension Benefit Guaranty Corporation has been, or is expected by Lessee to be, incurred with respect to any employee benefit plan maintained by the Lessee or any of its Subsidiaries, which is subject to Part 3 of Subtitle B of Title I of ERISA, which would be material to the Lessee and its Subsidiaries taken as a whole; and Lessee is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder;

               (i) As of the date hereof, Lessee has filed all tax returns which are required to be filed by it and has paid all taxes shown to be due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Lessee and upon its properties, assets, income and franchises, except those being contested by the Lessee, those the nonpayment of which would not have a material adverse effect on the Lessee, or those which are not yet due and payable; and

               (j) All filings and notifications required to be made by Lessee and its parent company, Tenneco, in connection with this Lease and the transactions contemplated by the Purchase Agreement and the Acquisition Agreement under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have been made, and the applicable waiting period, including any extensions thereof, has expired. No additional action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery and performance of this Lease (other than routine filings with the Securities and Exchange Commission and other governmental entities required or contemplated by this Lease).

          37.2 COVENANTS.  The following are additional covenants of the
Lessee:

               (a) Except as permitted by Section 38 hereof, Lessee will at all times (i) conduct continuously and operate actively its business, (ii) keep in full force and effect its corporate existence and, where noncompliance would materially and adversely interfere with Lessee's ability to perform its obligations hereunder, comply with all the laws and regulations governing the conduct of its business, and (iii) make all such reports and pay all such franchise and other taxes and license fees and do all such other similar acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States and of the States of Georgia, Florida, Michigan and Wisconsin;

               (b) Lessee and its Subsidiaries shall not incur any Funded Debt unless immediately thereafter total Pre-Tax Cash Flow coverage of Fixed Charges would exceed 2.0 times, and total Funded Debt would not exceed 55% of Total Capital;

               (c) Lessee shall be permitted to incur short-term debt, including intercompany debt, for working capital purposes; provided that a portion of such short-term debt that is outstanding during any 12 month period shall be deemed to be Funded Debt at the time of determination, with such portion to be equal to the lowest daily average principal amount outstanding for any period of 30 consecutive days during the preceding 12 month period;

          (d) Lessee shall not at any time, whether voluntarily or by operation of law, without the prior written consent of Lessor, mortgage, pledge, or otherwise encumber or place any Lien, or permit same, on its assets or any portion thereof, except for the following:

               (i) any Lien upon any property or assets of Lessee in existence at the Commencement Date, or created pursuant to an "after-acquired property" clause or similar term (including Liens created upon substitution of cash or collateral of similar value) in existence at the Commencement Date, or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the Commencement Date;

               (ii) any Lien upon any property or assets of Lessee created at the time of the acquisition of such property or assets by Lessee or within 90 days after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price;

               (iii) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by Lessee (whether or not the obligations secured thereby are assumed by the Lessee);

               (iv) the assumption by Lessee of obligations secured by any Lien existing at the time of the acquisition by Lessee of the property or assets subject to such Lien;

               (v) any extension, renewal or refunding of any Lien permitted by subsections (i), (ii), (iii) or (iv) of this Section 37.2(d) on substantially the same property or assets theretofore subject thereto or any part thereof, securing debt not in excess of the amount outstanding on the date of such extension, renewal or refunding;

               (vi) any Lien created or assumed by the Lessee in connection with the issuance of debt the interest on which is excludable from gross income of the holder of such debt pursuant to the Code for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Lessee;

               (vii) any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due and payable or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction;

               (viii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

               (ix) Liens for taxes and assessments which are (A) for the then current tax period or year, (B) not at the time delinquent or (C) delinquent but the validity of which is being contested at the time by Lessee in good faith;

               (x)    Liens of, or to secure performance of, leases;

               (xi) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings, provided that the aggregate book value of all assets so deposited does not exceed 25% of the consolidated Net Worth of Lessee, as shown on a balance sheet as of the end of the most recent fiscal quarter prior to any such deposit for which a balance sheet is available;

               (xii) any Lien upon property or assets acquired or sold by Lessee resulting from the exercise of any rights arising out of defaults on receivables;

               (xiii) any Lien incurred in the ordinary course of business in connection with workmen's compensation or unemployment insurance, or to secure obligations imposed by statute or governmental regulations;

               (xiv) any Lien upon any property or assets in accordance with customary banking practice to secure any debt incurred by Lessee in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries;

               (xv) any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by subdivisions (i) through (xvi) inclusive of this Section 37.2(d); or

               (xvi) any Lien securing any debt in an amount which, together with all other debt secured by a Lien that is not otherwise permitted by this Section 37.2(d), does not at the time of the incurrence of the debt so secured exceed 12% of Lessee's total Tangible Assets, as shown on a balance sheet as of the end of the most recent fiscal quarter prior to the incurrence of such debt for which a balance sheet is available;

provided, however, that nothing contained in this Section 37.2(d) shall be construed to permit any Lien to be placed on the Property, Lessee's interest therein, on Basic Rent or on Additional Rent, except as permitted pursuant to the provisions of Section 8 hereof;

          (e)  Lessee shall not pay or declare any dividend or distribution if:

               (i) immediately thereafter Funded Debt would exceed 50% of Total Capital; or

               (ii) immediately thereafter Lessee's Net Worth would be less than $800 million; or

               (iii) there shall exist either a Default in the payment of Basic Rent or Additional Rent or an Event of Default under any provision of this Lease, or any default shall exist under either of the GECC Leases or under any Material Lease; or

               (iv) there shall exist a default in the payment of money or any other default under any debt obligation of Lessee having an outstanding principal balance in excess of $20,000,000,00; or

               (v) such payment or declaration would cause an Event of Default to occur under subsection 20(i) hereof;

provided, however, that Lessee may make distributions of funds in excess of its current requirements which would otherwise be prohibited by this covenant if, prior to such distribution, the return of such funds to Lessee is guaranteed in form and substance satisfactory to Lessor;

          (f) Lessee shall not make any intercompany loans, except that Lessee may make intercompany loans to Tenneco, payable upon demand, out of cash generated from Lessee's operations, subject to the following:

               (i) Lessee shall have the right to make such loans to Tenneco, without limitation as to amount, so long as Tenneco's long-term debt securities are rated investment grade by both Moody's and Standard & Poors;

               (ii) if at any time Tenneco's long-term debt securities are not rated as investment grade by either Moody's or Standard & Poors, such loans to Tenneco shall not exceed $25,000,000.00 at any time outstanding; and

               (iii) in determining Net Worth and Total Capital for the purposes of this Section 37.2, all intercompany loans outstanding at the time of such determination that are in excess of $100,000,000.00 shall be deducted;

          (g) Lessee shall restrict its short term investments of surplus cash to investments listed in, and in conformance with, Tenneco Corporate Policy TCP 3-104 which is set forth on Exhibit G attached hereto and incorporated herein by this reference ("Permitted Investments") provided, however, that Lessee shall be permitted to revise Policy TCP 3-104 from time to time, but such amendment shall not be effective for purposes of this Lease until Lessee has provided Lessor a copy of such amendment. Lessor hereby expressly reserves the right to object to any specific changes in investment policy provided for in such amendment which Lessor, acting reasonably, finds unacceptable and any specific changes objected to by Lessor shall not be effective hereunder;

          (h) Lessee shall conduct all intercompany transactions in a manner consistent with all other Tenneco subsidiaries and such intercompany transactions shall at all times be in the best interest of Lessee. Any existing tax sharing agreements between Lessee and Tenneco shall not be revised in any way so as to materially alter the cash flow of Lessee available under such agreement. Any intercompany loan to Tenneco shall bear a market rate of interest; and

          (i) Lessee hereby covenants to deliver notice to Lessor of the occurrence or existence of any Default or Event of Default hereunder within five business days after the date upon which the principal operating officer of Lessee responsible for Lessee's operations with respect to this Lease determines that a Default or Event of Default has occurred.

          37.3 MUTUAL REPRESENTATIONS REGARDING ENFORCEABILITY.

               (a) Lessor hereby warrants and represents to Lessee that this Lease has been duly executed and delivered by Lessor, and that this Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

               (b) Lessee hereby warrants and represents to Lessor that this Lease has been duly executed and delivered by Lessee, and that this Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

          38. NO CORPORATE MERGER, ETC. Lessee shall not enter into any merger, consolidation or other corporate reorganization with, or sell all or substantially all of its assets to, any other corporation, without the prior written consent of Lessor; provided, however, that Lessee shall be permitted to enter into a merger, consolidation or other reorganization with or a sale of all or substantially all of its assets to, another wholly-owned subsidiary of Tenneco, provided (i) the consolidated or purchasing entity would be permitted to incur an additional $1.00 of debt without breaching the covenant of Lessee contained in Section 37.2(b) hereof and would be permitted to distribute an additional $1.00 without breaching the covenant of Lessee contained in Section 37.2(e) hereof, and (ii) such merger, consolidation, reorganization or sale does not result in the occurrence of an Event of Default under Section 20(i) hereof.

          39. DEFINITIONS. As used in this Lease the following terms have the following respective meanings:

              Additional Rent:  as defined in Section 2.3.

              Adjusted Base Value: the value of the Property determined as of the Commencement Date by multiplying (i) the actual unit measurements of acreage and timber volume for each Category, as determined in the initial Cruise by the Forestry Consultant, by (ii) the Adjustment Amount for each Category set forth on Exhibits D-1, D-2 and D-3 hereto.

              Administrative Amount:  shall be determined as follows:

                    (a) Southern Timberlands: as to any Category of Bare Land, the acreage thereof multiplied by the Adjustment Amount Per Acre for such Category set forth on Exhibits D-1 and D-2 hereto; as to any Category of Pre-Merchantable Planted Pine, the acreage thereof multiplied by the Adjustment Amount Per Acre for such Category set forth on Exhibits D-1 and D-2 hereto; as to any Category of Merchantable Timber, the volume thereof multiplied by the Adjustment Amount Per Cord for such Category set forth on Exhibits D-1 and D-2 hereto; and

                    (b) Northern Timberlands: as to any Category of Bare Land, the acreage thereof multiplied by the Adjustment Amount Per Acre for such Category set forth on Exhibit D-3 hereto; as to any Category or Merchantable Timber, the volume thereof multiplied by the Adjustment Amount Per Cord for such Category set forth on Exhibit D-3 hereto.

          Agreed Value: the value of the Property as of the Option Closing Date as agreed to by Lessor and Lessee not less than 180 days prior to the end of the Initial Lease Term for purposes of determining the Purchase option Price; provided, however, that if Lessor and Lessee cannot agree on a value for the Property on or before said 180th day, such value shall be determined by independent appraisers in accordance with the provisions of Section 36 of this Lease.

          Allocated Adjusted Bass Value: for any portion of the Property, a value determined by applying the Adjustment Amounts set forth on Exhibits D-1, D-2 and D-3 to actual unit measurements of acreage and volume by Category, as determined by the Forestry Consultant, for such portion as of the date of calculation.

          Allocated Annual Rent Payment: for any portion of the Property being sold, taken or released during the Initial Lease Term, an amount determined by multiplying the Allocation Ratio for such portion of the Property times the Annual Rent amount determined in accordance with the provisions of Section 2.1(b)(i) hereof (giving no effect to any previous sale, Taking or release of,any portion of the Property).

          Allocated Base Value: for any portion of the Property, the amount determined by multiplying the Allocation Ratio for such portion of the Property times the Base Value.

          Allocated Quarterly Rent Payments: for any portion of the Property being sold, taken or released during the Initial Lease Term, an amount determined by multiplying the Allocation Ratio for such portion of the Property times the Quarterly Rent amount determined in accordance with the provisions of subsections 2,1(a)(i) and 2.1(a)(ii) hereof (giving no effect to any previous sale, Taking or release of any portion of the Property).

          Allocation Ratio: for any portion of the Property, the ratio of the Allocated Adjusted Base Value of such portion to the Adjusted Base Value.

          Annual Rent:  as defined in paragraph (b) of Section 2.1.

          Appraised Value: the fair market value of the Property as of the Commencement Date of this Lease as set forth in the Property Appraisal.

          Assumed Value:  $172,893,000.00.

          Average Life Treasury Rate: the yield as of the date of calculation on the United States Treasury security having a Weighted Average Life to Maturity nearest to the Weighted Average Life to Maturity of the amounts discounted in calculating the Make-Whole Price, in calculating Lessor's final damages under Section 24.3 hereof, in determining whether a lease is a Material Lease or in determining Funded Debt related to a Material Lease, plus 50 basis points. In calculating the Make-Whole Price for any sale, Taking or release of all or any portion of the Property during the First, Second and

Third Lease Years, the Average Life Treasury Rate shall be increased by an additional 25 basis points.

          Bankruptcy Code:  means the United States Bankruptcy Code, 11 U,S,C,
(S)(S)101-1330, as amended from time to time.

          Base Value: the lesser of the Appraised Value, the Adjusted Base Value or the Assumed Value.

          Basic Rent:  as defined in Section 2.1(c) hereof.

          Business Day: means a day other than a Saturday, Sunday or other day on which commercial banks in Chicago or New York are required by law to close.

          Capital Lease:   means and includes at any time any lease of property,
real or personal, which in accordance with GAAP would at such time be required to be capitalized on the balance sheet of the Lessee.

          Capital Lease Obligation: means at any time the capitalized amount of the rental commitment under a Capital Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet.

          Category:   shall mean with respect to the:

               (a) Southern Timberlands: each of the categories of Land, Merchantable Timber and Pre-Merchantable Planted Pine set forth on Exhibits D-1 and D-2 hereto; and

               (b) Northern Timberlands: each of the Categories of Land and Merchantable Timber set forth on Exhibit D-3 hereto.

          Code: the Internal Revenue Code of 1986, as amended from time to time.

          Commencement Date:  as defined in Section 1.1 hereof.

          Cruise:  as defined in Section 34.5.

          Cumulative Allocation Ratio: the sum of the Allocation Ratios of each and every portion of the Property sold, taken or otherwise released during the Initial Lease Term.

          Daily Annual Rent: an amount determined by dividing the amount of Annual Rent required to be paid by Lessee in accordance with the provisions of subsection 2.1(b) hereof by the actual number of days in the Lease Year for which such calculation is being made, as may be adjusted from time to time in connection with any sale, Taking or release of all or any portion of the Property.

          Daily Quarterly Rent: an amount determined by dividing the amount of Quarterly Rent required to be paid by Lessee in accordance with the provisions of subsection 2.1(a) hereof by the actual number of days in the calendar quarter for which such calculation is being made, as may be adjusted from time to time in connection with any sale, Taking or release of all or any portion of the Property.

          Default: any condition or event which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

          Default Interest: interest calculated at a rate equal to the lesser of: (a) the greater of (i) 12.75% per annum or (ii) two percent (2%) per annum over the rate announced from time to time by The Chase Manhattan Bank, N.A. as its prime interest rate per annum (or, in the event The Chase Manhattan Bank, N,A. shall for any reason discontinue announcing its prime interest rate, the prime interest rate announced by a similar financial institution selected by Lessor), and (b) the highest rate per annum permitted to be charged in accordance with applicable law.

          Environmental Law: any applicable federal, state or local law, rule or regulation relating to: (a) releases or threatened releases of Hazardous Materials; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or
(c) otherwise relating to pollution of the environment or the protection of human health, including but not limited to, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S)6901 et seq., as amended, and the regulations promulgated from time to time thereunder, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.,
(S)(S)9601 et seq., as amended, and the regulations promulgated from time to time thereunder, the Hazardous Materials Transportation Act, 42 U.S.C.
(S)(S)1801 et seq., as amended, and the regulations promulgated from time to time thereunder, The Clean Air Act, 42 U.S.C. (S)(S)7401 et seq., as amended, and the regulations promulgated from time to time thereunder, The Clean Water Act, 33 U.S.C. (S)(S)1251 at et seq., as amended, and the regulations promulgated from time to time thereunder, and The Toxic Substances Control Act, 15 U.S.C. (S)(S)2601 et seq., as amended, and the regulations promulgated from time to time thereunder.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time.

          Event of Default:  as defined in Section 20.

          Excluded Taxes: In each instance as they apply to the Lessor (but only to the extent they apply to the Lessor): (i) taxes, assessments, fees and charges imposed on, based on, or measured by, net or gross income, gross or net receipts, capital, net worth, franchises or similar items (including without limitation, any minimum taxes or taxes on items of tax preference) other than Rent Taxes or property taxes; (ii) taxes and charges resulting from any sale, assignment or disposition of any interest in this Lease or the Property (other than (A) any property taxes or other taxes recaptured or assessed by any governmental authority under any Forest Tax Law which were previously exempted or deferred, but which became due and payable as a result of such sale, assignment or disposition and (B) any transfer taxes, deed taxes, stamp taxes or similar taxes, in each case to the extent required to be paid by Lessee pursuant to the provisions of this Lease); (iii) capital gains taxes, excess profits taxes, franchise taxes, taxes on doing business and other similar taxes other than Rent Taxes or property taxes; (iv) foreign taxes; (v) taxes, assessments, fees and charges imposed by any jurisdiction that would not have been imposed but for activities of Lessor or its constituent joint venturers unrelated to this Lease and the Property or which are attributable to other activities, operations and assets of the Lessor or its constituent joint venturers; (vi) any property taxes or other taxes recaptured or assessed by any governmental authority under any Forest Tax Law which are required to be paid by Lessor in accordance with the provisions of Section 43 hereof; and (vii) any amounts specifically assessed in lieu of any of the aforementioned taxes, assessments, fees or charges, and interest, additions and penalties in respect thereof.

          Extension Period: a period of three years commencing January 1, 2003 and expiring December 31, 2005, during which the Lessee shall continue to lease the Property from Lessor under the terms contained herein, such extension period to (i) occur only in the event Lessee for any reason does not exercise its Purchase Option and (ii) terminate with respect to any portion of the Property upon the sale of such portion by the Lessor.

          Fixed Charges: all interest, capitalized interest, lease payments (whether operating or capital and including payments required under this Lease)r and amortization of debt discount required to be paid or to be incurred by Lessee in accordance with GAAP or any such items the payment or collection of which has been guaranteed by Lessee.

          Forest Tax Laws: collectively and severally (i) the Commercial Forest Act, Michigan Compiled Laws Annotated (S)(S)320.301-320.314; (ii) the Forestry Reserve Act, Michigan Compiled Laws Annotated (S)320.104; (iii) the Private Forestry Act, Michigan Compiled Laws Annotated (S)(S)320.271-320.281; (iv) the Forest Cropland Law, Wisconsin Statutes (S)(S)77.01-77.14; (v) the Woodland Tax Law, Wisconsin Statutes (S)77.16; (vi) the Managed Forest Land Law, Wisconsin Statutes (S)(S)77.80-77.87; (vii) Florida Statutes (S)193.461 (Agricultural Lands; classification and assessment); and (viii) any and all similar laws now enacted or which may be enacted in the future under the laws of the States of Florida, Georgia, Wisconsin or Michigan which grant tax exemptions, deferrals or reductions with respect to property taxes.

          Forestry Consultant:  as defined in Section 34.4.

          Funded Debt: means without duplication, whether incurred directly, assumed or guaranteed by Lessee or secured by a Lien permitted under Section 37.2(d) hereof, the following: (i) all indebtedness for monies borrowed which by its terms matures more than one year from the date as of which any calculation of Funded Debt is made, (ii) any indebtedness for monies borrowed maturing within one year from such date which is renewable at the option of the obligor beyond one year from such date, including any indebtedness for monies borrowed renewable or extendable (whether or not theretofore renewed or extended) under, or payable from the proceeds of other indebtedness for monies borrowed which may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement but excluding all payments in respect of any indebtedness for monies borrowed otherwise covered by this definition (whether installment, serial maturity, sinking fund or otherwise) which are required to be made less than one year after any date of determination of Funded Debt, (iii) all Capital Lease Obligations, and (iv) the present value of all remaining payment obligations (calculated using a discount rate equal to the Average Life Treasury
Rate) under any operating lease which is a Material Lease.

          GAAP: means such accounting principles as conform at the time to the generally accepted accounting principles announced by the Financial Accounting Standards Board or its equivalent.

          GECC Leases: means the leases of even date herewith between Lessee and certain lessors affiliated with General Electric Capital Corporation which relate to papermills located in Tomahawk, Wisconsin, and Valdosta, Georgia.

          Hazardous Materials: any material, waste, contaminate or other substance which is defined and/or regulated as hazardous or toxic (or as a pollutant under any Environmental Law enacted by the State of Florida) under or pursuant to any applicable Environmental Law.

          Impositions: all taxes, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term hereof), ground rents, water, sewer or similar rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and similar charges, in each case, whether general or special, ordinary or extraordinary, of every character (including all interest, additions and penalties thereon), which at any time during or in respect of the term hereof are assessed, levied, confirmed or imposed on or in respect of or become a Lien upon (a) the Property or any part thereof, or any rent therefrom (whether under this Lease or any sublease) or any estate, right or interest therein, or (b) any occupancy, use or possession of or activity conducted on the Property or any part thereof, The term "Impositions" as used herein shall specifically include all Rent Taxes and shall specifically exclude all Excluded Taxes.

          Improvements:  as defined in paragraph (b) of Section 1.

          Initial Lease Term: the First through the Twelfth Lease Years, inclusive.

          Insurance Requirements: all terms of any insurance policy covering or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and the terms of Section 15 hereof.

          Land:  as defined in Paragraph (a) of Section 1.

          Lease:  this Lease, as at the time amended, modified or supplemented.

          Lease Term: the Initial Lease Term and the Extension Period unless earlier terminated in accordance with the provisions of this Lease.

          Lease Year: (a) The Lease Years during the Initial Lease Term hereunder shall be as follows:

     First Lease Year             Commencement Date through December 31, 1991

     Second Lease Year            January 1, 1992 through December 31, 1992

     Third Lease Year             January 1, 1993 through December 31, 1993

     Fourth Lease Year            January 1, 1994 through December 31, 1994

     Fifth Lease Year             January 1, 1995 through December 31, 1995

     Sixth Lease Year             January 1, 1996 through December 31, 1996

     Seventh Lease Year           January 1, 1997 through December 31, 1997

     Eighth Lease Year            January 1, 1998 through December 31, 1998

     Ninth Lease Year             January 1, 1999 through December 31, 1999

     Tenth Lease Year             January 1, 2000 through December 31, 2000

     Eleventh Lease Year          January 1, 2001 through December 31, 2001

     Twelfth Lease Year           January 1, 2002 through December 31, 2002

               (b) The Lease Years during the Extension Period hereunder shall be as follows:

     Thirteenth Lease Year        January 1, 2003 through December 31, 2003

     Fourteenth Lease Year        January 1, 2004 through December 31, 2004

     Fifteenth Lease Year         January 1, 2005 through December 31, 2005

          Legal Requirements: all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, franchises, authorizations, directions and requirements of all governments, departments commissions, boards, courts, authorities, agencies, officials and officers, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Property or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Property or any part thereof, including, but not limited to, all federal, state and local Environmental Laws.

          Lessees's Equipment: all of the following which are owned or held for use by Lessee: (i) all fixtures, machinery, apparatus, furniture, furnishings and other equipment and (ii) all temporary or auxiliary structures installed by Lessee in or about the Property or any part thereof.

          Lien: any mortgage, deed of trust, deed to secure debt, pledge, security interest, lien or other encumbrance.

          Make-Whole Price: With respect to the sale, Taking or release of any portion of the Property, the sum of the values calculated in (i), (ii) and (iii) below. The values in (i), (ii) and (iii) below shall be obtained by discounting at the Average Life Treasury Rate to the date of such sale, Taking or release the following amounts:

     (i) All Allocated Quarterly Rent Payments from each and every date of the Initial Lease Term following the date of such sale, Taking or release on which an installment of Quarterly Rent would normally be due if no such sale, Taking or release had occurred;

     (ii) All Allocated Annual Rent Payments from each and every date of the Initial Lease Term following the date of such sale, Taking or release on which an installment of Annual Rent would normally be due if no such sale, Taking or release had occurred; and

     (iii) the excess of Allocated Base Value with respect to the portion of the Property being sold, taken or released over the sum of the Allocated Annual Rent Payments with respect to the portion of the Property being sold, taken or released which would normally have been due during the Initial Lease Term if no such sale, Taking or release had occurred, from the twelfth anniversary of this Lease.

               Material Lease: any lease to which Lessee is a party, whether capital or operating in nature, under which the present value of all remaining payment obligations, calculated at a discount rate equal to the Average Life Treasury Rate, is greater than or equal to $20,000,000.00.

               Merchantable Timber: Pine Pulpwood, Hardwood Pulpwood, Pine Sawtimber, Hardwood Sawtimber, Cypress Pulpwood, Cypress Sawtimber, Conifer

Pulpwood and Conifer Sawtimber, as determined using the timber specifications, utilization limits and calculation standards set forth on Exhibit E attached hereto.

          Mineral Rights:  as defined in Section 5(b) hereof.

          Minimum Return Price: with respect to the sale, Taking or release of all or any portion of the Property, the greater of (i) or (ii) calculated as follows:

     (i) the Allocated Base Value for the portion of the Property being sold or taken plus 80% of the excess, if any, of the gross sales price of, net award from or other proceeds from the portion of the Property to be sold, taken or released over the Allocated Base Value for such portion. During the Initial Lease Term only, such excess may be net of (a) Operating Expenses attributable to such portion of the Property, but only to the extent of such excess, and (b) the sum of Allocated Annual Rent Payments previously made with respect to the portion of the Property being sold, taken or released.

     (ii) the excess of (a) the value obtained by compounding quarterly the Allocated Base Value of the portion of the Property to be sold, taken or released at the applicable Minimum Return Rate from the Commencement Date of this Lease to the date of such sale, Taking or release over (b) the sum of the values obtained by compounding quarterly at the applicable Minimum Return Rate each Allocated Quarterly Rent Payment and compounding annually at the applicable Minimum Return Rate each Allocated Annual Rent Payment from the date each such payment was actually made to the date of such sale, Taking or release.

          Minimum Return Rate: 15% per annum; 13% per annum for sales of NonStrategic Lands.

          Moody's:  means Moody's Investors Service, Inc.

          Net Worth: the excess of Lessee's total assets over Lessee's total liabilities as determined in accordance with GAAP.

          Non-Strategic Lands: not more than 30,000 acres of the Property identified by Lessee and approved by Lessor as being non-strategic which may be sold during the Lease Term in accordance with the provisions of Section 35.2.

          Northern Timberlands: those portions of the Property located in the States of Michigan and Wisconsin.

          Operating Expenses: all reasonable and customary costs and expenses incurred by Lessee during the Initial Lease Term in connection with the care and maintenance of the Property, including without limitation, site preparation expenses, planting expenses and boundary and road maintenance expenses, but specifically excluding real property taxes, such expenses not to exceed the lesser of (i) $3.00 per acre of the Property per Lease Year (partial Lease Years to be prorated on a per them basis), or (ii) the excess, if any, of the Agreed Value over the Adjusted Base Value.

          Option Closing Date:  as defined in Section 35.1 hereof.

          Permitted Exceptions:  as defined in paragraph (a) of Section 1.

          Person: an individual, a corporation, an association, a partnership, a joint venture, an organization, or other business entity, or a governmental or political unit or agency.

          Planted Pine: growing pine trees on the Land which have been planted in accordance with standards and practices followed generally by pulp and paper companies in planting pine on their own pine-growing lands in the same area.

          Pre-Merchantable Planted Trees: all growing trees on the Land which have been planted by Lessee in accordance with the provisions of Sections 34.1(f) and 34.1(g) and all pre-merchantable planted pine trees otherwise located on the Southern Timberlands and identified in accordance with the provisions and specifications of Exhibit E attached hereto.

          Pre-Tax Cash Flow: Income before Federal income taxes for Lessee and its consolidated subsidiaries determined in accordance with GAAP, plus Fixed Charges and any and all depreciation, depletion, amortization and other non-cash items charged against income (including deferred Federal income taxes), less extraordinary non-cash gains resulting from the disposition of real or personal property by Lessee, less any and all capital expenditures.

          Projected Growth Report:  as defined in Section 34.5 hereof.

          Property:  as defined in Section 1.

          Property Appraisal:  as defined in Section 34.4(b)(ii) hereof.

          Purchase Option Price: an amount equal to the sum of the following amounts:

          (a) the Remaining Base Value less the excess of(i) the sum of all installments of Annual Rent paid by Lessee during the Initial Lease Term prior to the exercise of the Purchase Option over (ii) the sum of all Allocated Annual Rent Payments associated with sales of portions of the Property sold, taken or released prior to exercise of the Purchase Option;

          (b) 80% of the excess, if any, of the Agreed Value over the Remaining Base Value (such excess to be net of Operating Expenses attributable to the remaining unsold Property at the time the Purchase option is exercised, but only to the extent of such excess); and

          (c) the amount of any and all Basic Rent and Additional Rent owed to Lessor by Lessee as of the Option Closing Date.

          Quarterly Rent:  as defined in Section 2.1(a) hereof.

          Related Entity: a Person (1) which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, Lessee, (2) which beneficially owns or holds 5% or more of any class of the Voting Stock of Lessee, (3) 5% of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Lessee or a Subsidiary or (4) which is a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Remaining Base Value: the excess, if any, of the Base Value over the product of the Base Value times the Cumulative Allocation Ratio.

          Rent Taxes: any and all rental, sales and use taxes or other similar taxes levied or imposed by any city, county or state or other governmental body having authority, including, without limitation, taxes imposed under (i) Florida Statutes (S)212.031 and (ii) Michigan Compiled Laws Annotated (S)208.1 et seq., (the "SBTA"); provided, however, that the SBTA shall be included within the definition of Rent Taxes only to the extent of the lesser of (x) the actual tax imposed on Lessor by the SBTA or (y)the deemed tax imposed on Lessor by the SBTA computed with the following modifications and limitations:

          (a) All income and revenue items of Lessor (including income and revenues from the sale, assignment or disposition of any interest in or portion of this Lease or the Property) other than Basic Rent shall be excluded from the computation of the SBTA;

          (b) All expenditures and other costs of Lessor resulting from activities associated with this Lease which are deductible in calculating the SBTA shall be deducted;

          (c) All adjustments to the "tax base" and "adjusted tax base" (as such terms are defined in the SBTA) of Lessor made in computing the SBTA shall be excluded from such computation if such adjustments relate to activities of Lessor which are not associated with this Lease or such adjustments increase the "tax base" or

"adjusted tax base" by items which are Excluded Taxes or otherwise not reimbursable by Lessee under this Lease.

          (d) All assets, revenues and expenditures of Lessor from activities which are not associated with this Lease shall be excluded from any allocation or apportionment factors of Lessor used in computing the SBTA;

          (e) All exemptions and credits available to Lessor with respect to the SBTA shall be included in the computation of the SBTA in amounts, respectively, which bear the same ratio to the sum of such exemptions and credits, respectively, as the ratio of Basic Rent bears to the total income of Lessor; and that all requests by Lessor for payment or reimbursement of tax imposed by the SBTA, under this Lease, shall be accompanied by a true copy of Lessor's actual SBTA return and a detailed computation of the deemed tax imposed by the SBTA, with the modifications and limitations set forth in provisions (a) through (e) above.

          Southern Timberlands: those portions of the Property located in the States of Florida and Georgia.

          Standard & Poors: means Standard & Poor's Corporation.

          Subsidiary: (a) any corporation at least a majority of whose outstanding stock having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation (other than stock having such power only by reason of the happening of a contingency) shall at the time be owned by the Lessee and/or one or more Subsidiaries of the Lessee, and (b) any partnership or joint venture in which Lessee, either alone or in conjunction with one or more of its subsidiaries, shall at the time own more than a 50% interest.

          Taking: a taking during the term hereof of all or any part of the Property, or any leasehold or other interest therein or right accruing thereto, as the result of the exercise of the right of condemnation or eminent domain or a sale in lieu or in anticipation of such exercise.

          Tangible Assets: Lessee's total assets as determined in accordance with GAAP excluding (i) any goodwill shown on Lessee's balance sheet, (ii) any prepaid expenses, and (iii) any and all intangible assets owned by Lessee.

          Timber:  as defined in paragraph (c) of Section 1.

          Timberlands: collectively, the Land, Timber and Improvements as defined in Section I hereof.

          Total Capital:   Funded Debt plus Net Worth.

          Unavoidable Delays: delays due to strikes, acts of God, governmental restrictions, enemy action, riot, civil commotion, fire, unavoidable casualty or other causes beyond the control of Lessee, provided that no delay shall be deemed an Unavoidable Delay if the Property or any part thereof or any interest therein, the Basic Rent or Additional Rent would be in any danger of being sold, forfeited, lost or interfered with, or if Lessor or Lessee would be in danger of incurring any civil or criminal liability for failure to perform the required act. Lack of funds shall not be deemed a cause beyond the control of Lessee.

          Voting Stock: securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          Weighted Average Life to Maturity: means (a) with respect to any United States Treasury security, the period from the date of determination to the date of maturity of such security (provided that only securities whose entire principal amount matures at one time and whose maturity cannot be accelerated by the issuer are to be considered), (b) with respect to this Lease, as of the date of determination, the number of years (rounded to the nearest one-twelfth) obtained by dividing the then Remaining Dollar-Years of this Lease by the Allocated Base Value, and (c) with respect to any lease other than this Lease, as of the date of determination, the number of years (rounded to the nearest one-twelfth) obtained by dividing the then Remaining Dollar-Years of such lease by the sum of all remaining payments to be made by Lessee to the lessor during the remaining term of such lease. For the purposes of this definition, "Remaining Dollar-Years" means the sum of the amounts obtained by multiplying each Owed Amount by the number of years (calculated to the nearest one-twelfth) which will elapse between the time of such determination and the date such Owed Amount would normally be due. For purposes of this definition, "Owed Amount" means, with respect to a sale, Taking or release of a portion of the Property, (x) each Allocated Annual Rent Payment from the date of such sale, Taking or release to the end of the Initial Lease Term, and (y) the excess of the Allocated Base Value with respect to the portion of the Property being sold, taken or released over the sum of (x) above (such excess deemed to be normally due on the 12th anniversary of this Lease), and with respect to any lease other than this Lease, any payment required to be made by Lessee to the lessor thereunder.

     40. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be sent by confirmed telecopy transmission and by first class registered or certified mail, postage prepaid, (a) if to Lessee.

               Packaging Corporation of America
               1603 Orrington Avenue
               Evanston, Illinois 60204
               Attention:  Robert D. Harlow
                            Senior Vice President
               Telecopy:  (708) 570-3044
with a copy to:      Tenneco Inc.
                     Tenneco Building
                     P.O. Box 2511
                     Houston, Texas 77252-2511
                     Attention:  Corporate Secretary
                     Telecopy:   (713) 757-3581

or at such other address as Lessee shall have furnished in writing to Lessor, or
(b) if to Lessor.

                     Four States Timber Venture
                     c/o John Hancock Mutual Life Insurance
                           Company
                     One John Hancock Place
                     P.O. Box 111 T-44
                     Boston, Massachusetts 02117
                     Attention:  Ken Hines, Jr.
                     Telecopy:  (617) 572-1165

with copies to:      John Hancock Mutual Life Insurance Company
                     Forest Industry Financing
                     Suite 101
                     12 Siebald Street
                     Statesboro, Georgia 30458
                     Attention:  Amos M. Connell
                     Telecopy:  (912) 764-5047

                     Metropolitan Life Insurance Company
                     Suite 700 - 8717 West 110th Street
                     Overland Park, Kansas 66210-2101
                     Attention:  Vice President
                     Telecopy:  (913) 661-2254

                     Agricultural Investments
                     East Central Branch Office
                     Metropolitan Life Insurance Company
                     2230 Chester Boulevard
                     Richmond, Indiana 47374-1288
                     Attention:  Manager
                     Telecopy:  (913) 661-2254

                     Metropolitan Life Insurance Company
                     500 Park Boulevard - Suite 545
                     Itasca, Illinois 60143-1267
                     Attention:  Associate General Counsel

                     Telecopy:   (708) 250-8098
                     Sutherland, Asbill & Brennan
                     999 Peachtree Street, N.E.
                     Atlanta, Georgia 30309-3996
                     Attention:  Haynes R. Roberts, Esq.
                     Telecopy: (404) 853-8806

or at such other address as Lessor shall have furnished in writing to Lessee. Each notice will be deemed delivered upon the earlier of the confirmed facsimile transmission of such notice or three days after deposit of such notice in the United States Mail.

     41.  MISCELLANEOUS   (a)  This Lease may be changed, waived, discharged, or
terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. It is the intention of the parties hereto to create an estate for years in the Property and to create the relationship of Lessor and Lessee and no other relationship whatsoever and nothing contained herein shall be construed to create between Lessor and Lessee any association, partnership or joint venture or the relationship of debtor and creditor or of principal and agent for any purpose whatsoever. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The headings in this Lease are for purposes of reference only and shall not limit or define the meaning hereof. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument. Time is of the essence with respect to each and every covenant, requirement and obligation on Lessee's part to be complied with or performed hereunder.

          (b) The terms and provisions this Lease shall be governed by the laws of the State of Georgia except for those matters which relate to enforcement against any of the Property, which matters shall be governed by the applicable laws of the state or states in which the Property is located.

     42. PARTITION OF LEASE In the event the Persons who constitute the joint venturers of Lessor (hereinafter referred to collectively as the "Venturers" and individually as a "Venturer") shall at any time divide the Property between or among themselves in connection with a termination of Lessor, then such Venturers shall have the right to divide this Lease into two or more new, separate leases (hereinafter referred to as the "New Leases"), each of which shall be between a Venturer (or its successors, assigns or designees), as lessor, and Lessee, as lessee, shall cover and relate to the portion of the Property conveyed to such Venturer in connection with such division (and Exhibit A thereto shall describe only such portion of the Property), and shall be in the same form and contain the same terms and provisions as this Lease, except as follows: (a) each of the New Leases shall provide that in the event Lessee exercises the Purchase option under any of the New Leases, Lessee must exercise the Purchase Option under all of the New Leases, and the closing of the purchase by Lessee pursuant to Section
35.1 of each New Lease shall be contingent upon the closing of all purchases by Lessee pursuant to Section 35.1 of all of the New Leases; (b) each of the New Leases shall provide that the occurrence of any Event of Default under any of the New Leases shall constitute an Event of Default under all of the New Leases; and (c) each of the following figures in this Lease shall be changed in each of the New Leases to the figure representing the pro rata share thereof of the Venturer which is the lessor thereunder: (i) the figure "$1,192,366.00" appearing in Section 2.1(b)(i); (ii) the figure "$5,000,000.00" appearing in Section 5(a); (iii) the figures "80,000" and "27,000" appearing in Section 35.2(b); (iv) the figure "$172,893,000.00" appearing in the definition of "Assumed Value" in Section 39; and (v) the figure "30,000" appearing in the definition of "Non-Strategic Lands" in Section 39. Lessee agrees to cooperate with the Venturers by executing and delivering the New Leases and taking such other actions as are reasonably necessary or desirable to accomplish such division, provided that the Venturers shall be responsible for paying all costs and expenses associated with or resulting from such division and the preparation and recordation of the New Leases.

     43. FOREST TAX LAWS. Notwithstanding anything contained in this Lease to the contrary, the following agreements are made with respect to taxes imposed by and other matters associated with Forest Tax Laws:

          (a) Lessee shall at all times during the Lease Term comply with such requirements as are necessary to maintain and preserve the tax status and accompanying tax benefits of all portions of the Property currently enrolled in, listed or designated under any of the Forest Tax Laws as of the Commencement Date of this Lease, Lessee may, at its option, elect to subject additional portions of the Property to the provisions of any Forest Tax Law, provided such subjection does not unreasonably interfere with commercial forestry operations on the Property. Lessor agrees that it will cooperate with Lessee in complying with the provisions of the Forest Tax Laws.

          (b) Lessee shall pay to the appropriate governmental authorities any and all assessments or charges which may be imposed under any Forest Tax Law with respect to all or any portion of the Property, as a result of the transfer of the Property to Lessor pursuant to the Purchase Agreement, any transfer of all or any portion of the Property in accordance with Section 35.2(b) hereof (which cost may be deducted from the gross proceeds of such sale in accordance with the provisions of said Section 35.2(b)), any Taking of all or any portion of the Property (which cost may be deducted from the gross amount of any awards, payments or proceeds received in connection with such Taking in accordance with the provisions of Section 16 hereof) or as a result of Lessee's failure to comply with the provisions of any Forest Tax Law.

          (c) Lessor shall pay all assessments or charges which may be imposed under any Forest Tax Law relating to any transfer of all or any portion of the Property in accordance with Section 35.2(a) hereof, any mineral lease or mining activity entered into or performed by or on behalf of Lessor with respect to all or any portion of the Property or any other affirmative action taken by Lessor, without the express written consent of Lessee which changes the tax status of all or any portion of the Property under any Forest Tax Law.

          (d) Lessee shall be responsible for preparing and filing any notices or certificates required to be filed under any Forest Tax Law in connection with the sale of the Property by Lessor to Lessee pursuant to the provisions of
Section 35.1 hereof, and Lessee shall be responsible for payment of any charges or assessments imposed under any Forest Tax Law in connection with such sale; provided, however, Lessor agrees that it will cooperate with Lessee in preparing, executing and filing such notices or certificates so as to avoid, to the extent possible, the imposition of charges or assessments under any Forest Tax Law in connection with such sale.

                     (SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Lessor and Lessee have caused this lease to be executed and their seals to be hereunto affixed and attested by their officers thereunto duly authorized.

                                    LESSOR:

                                    FOUR STATES TIMBER VENTURE, a Georgia
                                    Joint Venture, by both of its joint
                                    venturers

Signed, sealed and                  By:  John Hancock Mutual Life
delivered in the presence                Insurance Company
of:
                                    By:  /s/ Wm. R. Gordon
                                       -----------------------------
/s/ Valerie Van Der Meer               Name:
    -------------------------               ------------------------
Name:                                  Title:
    -------------------------               ------------------------
Witness
                                       Attest:  /s/ Barry P. Sanboln
                                              ----------------------
/s/ Neil Able                          Name:
    -------------------------               ------------------------
Name:                                  Title:
    -------------------------               ------------------------
Witness
                                               [CORPORATE SEAL]

-----------------------------
Name:
    -------------------------
Notary Public

       [NOTARIAL SEAL]

Signed, sealed and                     By:  Metropolitan Life Insurance
delivered in the presence                   Company
of:

                                       By:  /s/ Gerald J. Hoenig
                                            ------------------------
/s/ Kathleen Curdy                     Name:
    -------------------------               ------------------------
Name:                                  Title:
    -------------------------               ------------------------
Witness

/s/ Sandra R. Nauman                   Name: /s/ Nancy J. Hammer
    -------------------------               ------------------------
Name:
     ------------------------          Title:
Witness                                     ------------------------

                                                 [CORPORATE SEAL]

/s/ Merrit J. Massergill
    -------------------------
Name:
    -------------------------
Notary Public

       [NOTARIAL SEAL]


Signed, sealed and                     LESSEE:
delivered in the presence
of:                                    PACKAGING CORPORATION OF AMERICA

  /s/ M. W. Meyer
    -------------------------
Name:                                  By:    /s/ R. D. Harlow
    -------------------------                 ------------------------
Witness:                               Name:
                                              ------------------------
                                       Title:
                                              ------------------------
  /s/ W. G. Collins
    -------------------------
Name:                                  Attest:  /s/  Karl A. Stewart
    -------------------------                 ------------------------
Witness                                Name:
                                              ------------------------
  /s/ Merritt J. Massergill            Title:
    -------------------------                 ------------------------
Name:
     ------------------------                     [CORPORATE SEAL]
Notary Public

     [NOTARIAL SEAL]

                      FIRST, SECOND AND THIRD AMENDMENTS

                                      TO

                               TIMBERLAND LEASE

                                BY AND BETWEEN

                          FOUR STATES TIMBER VENTURE

                                  (as Lessor)

                                      and

                       PACKAGING CORPORATION OF AMERICA

                                  (As Lessee)

                                FIRST AMENDMENT
                                      TO
                               TIMBERLAND LEASE
                               ----------------

     THIS FIRST AMENDMENT TO TIMBERLAND LEASE, dated as of December 31, 1991, made by and between FOUR STATES TIMBER VENTURE, a joint venture formed under the laws of the State of Georgia ("Lessor"), having its principal office and place of business at One John Hancock Place, Boston, Massachusetts 02117, and PACKAGING CORPORATION OF AMERICA, a Delaware corporation ("Lessee"), having its principal office and place of business in Evanston, Illinois.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Lessor and Lessee entered into that certain Timberland Lease dated January 31, 1991 (the "Lease"), whereby Lessor leased to Lessee approximately 531,000 acres of timberland in the States of Florida, Georgia, Michigan and Wisconsin; and

     WHEREAS, Lessor and Lessee now desire to amend the terms and provisions of the Lease in certain respects.

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of mutual agreements, covenants and provisions hereinafter set forth and set forth in the Lease, the parties hereto hereby agree as follows:

     1. Section 2.1(a)(i) of the Lease is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

                (i) Each installment of Quarterly Rent paid during the First Lease Year shall be in the amount of $4,646,499.00; provided, however, that the installment of Quarterly Rent paid by Lessee on the Commencement Date of the Lease was reduced by $1,497,205.23 to reflect the fact that the Term of the Lease did not begin on the first day of the Calendar Quarter.

     2. Section 2.1(b)(i) of the Lease is hereby deleted in its entirety and the following provision is inserted in lieu thereof:

                (i) In addition to the Quarterly Rent provided for in subsection 2.1(a) above, Lessee shall pay to Lessor, in arrears, commencing January 1, 1992, and continuing on the first day of each Lease Year thereafter during the Initial Lease Term, an installment of rent (the "Annual Rent") in the amount of $1,065,748.00; provided, however, that the Annual Rent Payment for the First Lease Year shall be in the amount of $976,935.67.

     3. Section 34.1(g) of the Lease is hereby amended by deleting the parenthetical "(except for Lowland Brush (spruce) described on Exhibit D-3 hereof)" from the 6th and 7th lines thereof and by inserting in lieu thereof the parenthetical "(except for Lowland Brush (spruce) as defined in Article III of Exhibit E)".

     4. Section 34.2 of the Lease is hereby amended by adding the following subsection 34.2(e) thereto:

        (e) Approved Specia1 Cutting. In addition to the Merchantable Timber which Lessee is permitted to cut and remove under the preceding provisions of this section 34.2 of this Lease, Lessee may from time to time cut and remove volumes of Timber from the Land, but only with the prior written approval of Lessor and only in strict accordance with the following provisions:

                (i) Request Approval. In the event Lessee desires to cut and remove additional Timber under this section 34.2(e), Lessee shall send to Lessor a written request which shall identify the location and acreage of the portion of the Land from which Lessee proposes to cut such Timber, the estimated volume of Timber to be cut therefrom, and the current per cord market value of such Timber. Such request shall also specify timber marking specifications and type of silvicultural treatment. Lessee shall also furnish such other information as Lessor may require. Lessor shall have the right, in its sole and absolute discretion, to deny such request or approve such request in whole or in part and subject to such conditions, limitations and requirements as Lessor may specify.

                (ii) Conduct of Cutting. Lessee shall cut no Timber under this section 34.2(e) unless (A) Lessee shall have received Lessor's written approval thereof, (B) Lessee shall comply with all conditions, limitations and requirements as may be specified by Lessor, and (C) Lessor shall have approved the per cord market value for such Timber. All Timber cut or removed from any portion of the Land identified by Lessee in a request made pursuant to paragraph (i) of this section 34.2(e) and approved by Lessor shall be subject to all provisions of this section 34.2(e), and no such Timber shall be included in the volumes of Timber cut or removed pursuant to sections 34.2(a) or
             (b) hereof.

                (iii) Reporting; Payments; Special Cutting Account. On or before the tenth (10th) day of each calendar month, Lessee shall furnish to Lessor a written report showing the volume of Timber cut or removed pursuant to this section 34.2(e) during the preceding calendar month and the market value of such Timber determined by multiplying the number of cords thereof by the per cord market value approved by Lessor. Lessee shall also furnish to Lessor a calculation of the Administrative Amount for the Timber cut and such other information as Lessor may require. Lessee shall deliver to Lessor with each such report a payment equal to the greater of the market value of such Timber as determined as aforesaid or the Administrative Amount for such Timber. Each such payment shall be deposited by Lessor into one or more interest-bearing accounts with national banks (hereinafter collectively called the "Special Cutting Account"). Lessor shall not be responsible for earning any particular rate or amount of interest on the funds deposited in the Special Cutting Account. Lessor shall withdraw and disburse said funds as hereinafter provided.

                (iv) Application of Funds. Upon the expiration of the Lease
             Term, all funds in the Special Cutting Account, including all interest earned, shall be withdrawn by Lessor and shall be retained by and be the property of Lessor, provided that if Lessee exercises its Purchase Option under section 35.1 of this Lease, then the amount of such funds shall be applied as a credit against the Purchase Option Price.

                (v) Application of Funds Upon Default. Notwithstanding any
             provision of this Lease to the contrary, upon the occurrence of any Default under this Lease, Lessor shall have the right to withdraw any and all funds then on deposit in the Special Cutting Account and to apply said funds in payment of any amount then due from Lessee under any provision of this Lease or in reimbursement of any sums paid by Lessor or any costs or expenses incurred by Lessor on behalf of Lessee under this Lease. Notwithstanding any provision of this Lease to the contrary, in the event of any expiration, termination or repossession referred to in section 24 of this Lease, Lessor shall have the right to withdraw any and all funds then on deposit in the Special Cutting Account and to apply said funds in payment of any damages payable to Lessor under Section 24.

     5. Section 35.2(d) of the Lease is hereby amended to provide that, notwithstanding the provisions of said section, any and all cash proceeds received in connection with a proposed sale to Timothy P. Gutsch of the "Pine Lake Nursery Parcel", a 76.58 acre parcel located in Oneida County, Wisconsin, shall be paid to and retained by Lessor. Lessee shall be entitled to receive and retain any and all red pine seedlings which Timothy P. Gutsch may be obligated to provide as additional consideration for such proposed sale.

     6. Section 35.3 of the Lease is hereby amended by deleting the term "Adjusted Base Value" from the 8th line thereof and by inserting in lieu thereof the term "Base Value".

     7. Section 39 of the Lease is hereby amended by:

        (a) deleting the definition of "Adjusted Base Value" in its entirety;

        (b) redefining the term "Agreed Value" as follows:

            AGREED VALUE: the sum of (i) the value of the Property as of the Option Closing Date as agreed to by Lessor and Lessee not less than 180 days prior to the end of the Initial Lease Term; provided, however, that if Lessor and Lessee cannot agree on a value for the Property on or before said 180th day, such value shall be determined by independent appraisers in accordance with the provisions of
            Section 36 of this Lease, and (ii) the amount of funds, including all interest earned, in the Special Cutting Account maintained by Lessor pursuant to the provisions of Section 34.2(e) of this Lease as of the Option Closing Date.

        (c) deleting the definition of "Allocated Adjusted Base Value" in its entirety;

        (d) redefining the term "Allocated Base Value" as follows:

            ALLOCATED BASE VALUE: for any portion of the Property, a value determined by applying the "Adjustment Amounts" set forth on Exhibits D-1, D-2 and D-3 to actual unit measurements of acreage and volume by Category, as determined by the Forestry Consultant, for such portion as of the date of calculation;

        (e) redefining the term "Allocation Ratio" as follows:

            ALLOCATION RATIO: for any portion of the Property, the ratio of the Allocated Base Value of such portion to the Base Value;

        (f) deleting the definition of "Assumed Value" in its entirety;

        (g) redefining the term "Base Value" as follows:

            BASE VALUE: $172,893,000.00, determined by multiplying the Adjustment Amounts set forth on Exhibits D-1, D-2 and D-3 by the actual unit measurements of acreage and volume by Category, as determined for the entire Property by the Forestry Consultant in its initial Cruise; and

        (h) deleting the term "Adjusted Base Value" from the definition of "Operating Expenses" and by inserting in lieu thereof the term "Base Value".


     8. Section 42 of the Lease is hereby amended by (i) deleting the number "$1,192,366.00" from line 27 thereof and inserting in lieu thereof the number "$1,065,748.00", and (ii) deleting the term "Assumed Value" from the 30th and 31st lines thereof and by inserting in lieu the term "Base Value".

     9. The Lease is hereby amended by deleting Exhibits D-1, D-2, D-3 and E which are attached to the Lease in their entireties and by inserting in lieu thereof Exhibits D-1, D-2, D-3 and E which are attached hereto and made a part hereof by this reference. Notwithstanding the modification of Exhibit E effected hereby, the timber classifications, specifications, utilization limits and calculation standards originally set forth on Exhibit E to the Lease shall be used for purposes of determining Lessee's timber cutting privileges under Section 34.2 of the Lease during the First Lease Year. Thereafter, the timber classifications, utilization limits and calculation standards set forth on Exhibit E to this agreement shall be used for all purposes under the Lease.

     10. Except as amended hereby, the terms and provisions of the Lease shall remain in full force and effect, and Lessor and Lessee hereby ratify and reaffirm the terms and provisions of the Lease, as amended hereby.

     IN WITNESS WHEREOF, Lessor and Lessee, acting through their duly elected and authorized officers, have caused this First Amendment to Timberland Lease to be executed under seal as of the day and year first above written.

                                       LESSOR:

                                       FOUR STATES TIMBER VENTURE, a
                                       Georgia Joint Venture, by both of
                                       its joint venturers

Signed, sealed and                     By: John Hancock Mutual Life
delivered in the presence                  Insurance Company
of:
                                           By: /s/ Paul A. Meissner, Jr.
/s/ Neil E. Auble                             --------------------------------
---------------------------                   Name: Paul A. Meissner, Jr.
Name: Neil E. Auble                           Title: Assistant Treasurer
Witness

                                           Attest:/s/ James H. Young
/s/ Susan A. Chase                                ----------------------------
---------------------------                   Name: James H. Young
Name: Susan A. Chase                          Title: Assistant Secretary
Witness
                                              [CORPORATE SEAL]
/s/ Marie C. O'Brien
---------------------------
Name: Marie C. O'Brien
Notary Public

    [NOTARIAL SEAL]

Signed, sealed and                      By:  Metropolitan Life Insurance
delivered in the presence                    Company
of:

/s/ Jacqueline A. Wollenburg                 By: Darrell J. Smith
-----------------------------                   -------------------------------
Name: Jaqueline A. Wollenburg                   Name: Darrell J. Smith
     ------------------------                        --------------------------
Witness                                         Title: Assistant Vice President
                                                      -------------------------

/s/ Sandra J. Winters                        Attest: /s/ Kenneth L. Kollar
-----------------------------                       ---------------------------
Name: Sandra J. Winters                         Name: Kenneth L. Kollar
     ------------------------                        --------------------------
Witness                                         Title: Assistant Secretary
                                                      -------------------------

                                                [CORPORATE SEAL]
/s/ Nona Kay Jaimes
------------------------------
Name: Nona Kay Jaimes
     -------------------------
Notary Public

        [NOTARIAL SEAL]

Signed, sealed and                      LESSEE:
delivered in the presence
of:                                     PACKAGING CORPORATION OF AMERICA

-------------------------
Name:                                   By:
     --------------------                  --------------------------------
Witness                                    Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------


-------------------------
Name:                                   Attest:
     --------------------                      ----------------------------
Witness                                    Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------


-------------------------                       [CORPORATE SEAL]
Name:
     --------------------
Notary Public

         [NOTARIAL SEAL]

Signed, sealed and                      By:  Metropolitan Life Insurance
delivered in the presence                    Company
of:

                                             By:
-----------------------------                   -------------------------------
Name:                                           Name:
     ------------------------                        --------------------------
Witness                                         Title:
                                                      -------------------------

                                             Attest:
-----------------------------                       ---------------------------
Name:                                           Name:
     ------------------------                        --------------------------
Witness                                         Title:
                                                      -------------------------

                                                [CORPORATE SEAL]

------------------------------
Name:
     -------------------------
Notary Public

        [NOTARIAL SEAL]


Signed, sealed and                      LESSEE:
delivered in the presence
of:                                     PACKAGING CORPORATION OF AMERICA

/s/ M. T. Canavan
-------------------------
Name: M. T. Canavan                     By: /s/ R. D. Harlow
     --------------------                  --------------------------------
Witness                                    Name: R. D. Harlow
                                                ---------------------------
                                           Title: Senior Vice President
                                                 --------------------------

/s/ Mary C. Eckel
-------------------------
Name: Mary C. Eckel                     Attest: /s/ Jaime Taronji, Jr.
     --------------------                      ----------------------------
Witness                                    Name: Jaime Taronji, Jr.
                                                ---------------------------
                                           Title: Assistant Secretary
                                                 --------------------------

/s/ Artemis G. Vougis
-------------------------                       [CORPORATE SEAL]
Name: Artemis G. Vougis
     --------------------
Notary Public

         [NOTARIAL SEAL]

                        ******* ACKNOWLEDGMENTS *******


STATE OF ILLINOIS)
                     :ss
   COUNTY OF COOK)

    The foregoing instrument was acknowledged before me this 9th day of January, 1992 by R. D. Harlow and Jaime Taronji, Jr., as Senior Vice President and Assistant Secretary, respectively, of Packaging Corporation of America, a Delaware corporation, on behalf of the corporation.


                                /s/ Artemis G. Vougis
                                -------------------------------
                                Name: Artemis G. Vougis
                                     --------------------------
                                Notary Public, Cook
                                              -----------------
                                County,Illinois
                                       ------------------------

                              My Commission Expires:___________

                                      [NOTARIAL SEAL]



 STATE OF GEORGIA

 COUNTY OF FULTON

            The foregoing instrument was acknowledged before me this _________ day of ___________,199_ by__________________________ and_____________________,
as ___________________________________ and __________________________________,
respectively, of Metropolitan Life Insurance Company, a New York corporation, as joint venturer of Four States Timber Venture, a Georgia joint venture, on behalf of the joint venture.


                                        --------------------------------
                                        Name:
                                             ---------------------------
                                        Notary Public,
                                                      ------------------
                                        County,
                                               -------------------------
                                        My Commission Expires:
                                                              ----------

                                          [NOTARIAL SEAL]

                        ******* ACKNOWLEDGMENTS *******


STATE OF GEORGIA)
                     :ss
   COUNTY OF FULTON)

    The foregoing instrument was acknowledged before me this ___ day of _____________ by ____________ and __________________, as _____________________
and ___________________, respectively, of Packaging Corporation of America, a Delaware corporation, on behalf of the corporation.



                                -------------------------------
                                Name:
                                     --------------------------
                                Notary Public,
                                              -----------------
                                County,
                                       ------------------------

                              My Commission Expires:___________

                                      [NOTARIAL SEAL]



STATE OF KANSAS

COUNTY OF JOHNSON

    The foregoing instrument was acknowledged before me this 17th day of January, 1992 by Darrell J. Smith and Kenneth L. Kollar, as Assistant Vice-President and Assistant Secretary, respectively, of Metropolitan Life Insurance Company, a New York corporation, as joint venturer of Four States Timber Venture, a Georgia joint venture, on behalf of the joint venture.


                                /s/ Nona Kay Jaimes
                                -------------------------------
                                Name:
                                     --------------------------
                                Notary Public:
                                              -----------------
                                County, Johnson
                                       ------------------------
                              My Commission Expires: 9-13-93
                                                    -----------

                                      [NOTARIAL SEAL]

STATE OF MASSACHUSETTS)
                                : ss
COUNTY OF SUFFOLK     )


        The foregoing instrument was acknowledged before me this 30th day of December, 1991 by Paul A. Meissner, Jr. and James H. Young, as Assistant Treasurer and Assistant Secretary, respectively, of John Hancock Mutual Life Insurance Company, a Massachusetts corporation, as joint venturer of Four States Timber Venture, a Georgia joint venture, on behalf of the joint venture.


                                        /s/ Marie C. O'Brien
                                        ------------------------------
                                        Name: Marie C. O'Brien
                                             -------------------------
                                        Notary Public,
                                                      ----------------
                                        County, Suffolk
                                               -----------------------

                                        My Commission Expires: 8-9-96
                                                              -----------


                                              [NOTARIAL SEAL]

                                  EXHIBIT D-1

                      Categories, Adjustment Amounts and
                       Administrative Amounts Applicable
                          To The Southern Timberlands
                            (Florida - Hudson Tract)

I.   Bare Land


                                             Adjustment
                                               Amount
                                              Per Acre           Administrative
                                             Exclusive               Amount
    Category                 Acreage         of Timber            by Category
    --------                 -------        -----------          --------------
Pine Plantations              120,229          215.00              25,849,235
Natural Pine & Hardwood        91,893           81.00               7,443,333
Non-Productive                 13,790           39.00                 537,810
Productive Open                 5,761          215.00               1,238,615
                            ---------                              ----------
  TOTAL                       231,673                              35,068,993
                            =========                              ==========

II.  Merchantable Timber
     -------------------
                                             Adjustment           Administrative
                             Volume            Amount                 Amount
    Category                 (Cords)          Per Cord              by Category
    --------                 -------         -----------          --------------
Pine Sawtimber                438,659           39.00              17,107,701
Pine Pulpwood                 682,739           21.75              14,849,573
HWD Sawtimber                  97,924           15.00               1,468,860
HWD Pulpwood                1,089,942            4.75               5,177,224
CY Sawtimber                  111,599           16.60               1,852,543
CY Pulpwood                   604,605            7.50               4,534,537
                            ---------                              ----------
  TOTAL                     3,025,468                              44,990,438
                            =========                              ==========

III. Pre-Merchantable Planted Pine
     -----------------------------
                                             Adjustment           Administrative
                                               Amount                 Amount
    Category                 Acreage          Per Acre              by Category
    --------                 -------         -----------          --------------
 0 - 5 years                   13,384          150.00               2,007,600
 6 - 10 years                  13,124          250.00               3,281,000
11 - 15 years                  25,419          350.00               8,896,650
                            ---------                              ----------
  TOTAL                        51,927                              14,185,250
                            =========                              ==========
BUILDINGS AND IMPROVEMENTS                                             98,619
                                                                   ==========
GRAND TOTAL, HUDSON TRACT                                          94,343,300
                                                                   ==========

                                  EXHIBIT D-2

              Categories, Adjustment Amounts and Administrative
                Amounts Applicable To The Southern Timberlands
                             (Florida and Georgia)
                        (Nekoosa and Brunswick Tracts)

I.   Bare Land
     ---------

                                             Adjustment
                                               Amount
                                              Per Acre           Administrative
                                             Exclusive               Amount
    Category                 Acreage         of Timber            by Category
    --------                 -------        -----------          --------------
Pine Plantations               51,253          250.00              12,813,250
Natural Pine & Hardwood        19,504           90.00               1,755,360
Non-Productive                  1,873           42.00                  78,666
Phosphate Lands                18,666           34.00                 634,644
Productive Open                 3,391          250.00                 847,750
                            ---------                             -----------
  TOTAL                        94,687                              16,129,670
                            =========                             ===========

II.  Merchantable Timber
     -------------------
                                             Adjustment           Administrative
                             Volume            Amount                 Amount
    Category                 (Cords)          Per Cord              by Category
    --------                 -------         -----------          --------------
Pine Sawtimber                230,931           42.00               9,699,102
Pine Pulpwood                 485,741           26.00              12,629,266
HWD Sawtimber                  31,037           17.00                 527,629
HWD Pulpwood                  284,167            6.00               1,705,002
CY Sawtimber                   36,516           17.00                 620,772
CY Pulpwood                   114,837            5.00                 574,185
                            ---------                             -----------
  TOTAL                     1,183,229                              25,755,956
                            =========                             ===========

III. Pre-Merchantable Planted Pine
     -----------------------------
                                             Adjustment           Administrative
                                               Amount                 Amount
    Category                 Acreage          Per Acre              by Category
    --------                 -------         -----------          --------------
 0 - 5 years                    7,529          166.00               1,249,814
 6 - 10 years                   9,696          271.00               2,627,616
11 - 15 years                   7,995          382.00               3,054,090
                            ---------                             -----------
  TOTAL                        25,220                               6,931,520
                            =========                             ===========
BUILDINGS AND IMPROVEMENTS                                             60,000
                                                                  ===========
GRAND TOTAL, NEKOOSA AND BRUNSWICK TRACTS                          48,877,146
                                                                  ===========
GRAND TOTAL, SOUTHERN TIMBERLANDS                                 143,220,446
                                                                  ===========

                                  EXHIBIT D-3

                      Categories, Adjustment Amounts and
                       Administrative Amounts Applicable
                          To The Northern Timberlands
                            (Michigan & Wisconsin)

I. Bare Land
   ---------

                                             Adjustment
                                               Amount
                                              Per Acre           Administrative
                                             Exclusive               Amount
    Category                 Acreage         of Timber            by Category
    --------                 -------        -----------          --------------
Productive Land and
 Regeneration                 185,098           42.50               7,866,665
Non-Productive                  4,939           10.00                  49,390
Lowland Brush (Spruce)         13,641           15.00                 204,615
                            ---------                              ----------
  TOTAL                       203,678                               8,120,670
                            =========                              ==========

II. Merchantable Timber
    -------------------
                                             Adjustment          Administrative
                             Volume            Amount                Amount
    Category                 (Cords)          Per Cord            by Category
    --------                 -------        -----------          --------------
Conifer Sawtimber             400,198           14.00               5,602,772
Conifer Pulpwood              588,071            5.50               3,234,390
Hardwood Sawtimber            294,763           24.00               7,074,312
Hardwood Pulpwood           1,388,984            4.00               5,555,936
                            ---------                             -----------
  TOTAL                     2,672,016                              21,467,410
                            =========                             ===========
BUILDINGS AND IMPROVEMENTS                                             84,474
                                                                  ===========
GRAND TOTAL, NORTHERN
 TIMBERLANDS                                                       29,672,554
                                                                  ===========
GRAND TOTAL--ALL TIMBERLANDS                                      172,893,000
                                                                  ===========


                                   EXHIBIT E

                         TIMBER CRUISE SPECIFICATIONS

The Cruise shall be conducted using such forest sampling methods as are necessary to produce accuracy within a range of 5% at the confidence level of not less than 95%, and shall be reported separately with respect to the Southern Timberlands and the Northern Timberlands. The Cruise shall cover all Timber and Land within the Property and shall show by Category the acreage and volumes of Timber within the Northern and Southern Timberlands. The Cruises shall be supported by maps showing the location of sample plots. The Cruise data shall be tallied separately and dated for each sample plot and the plot location keyed on a map and flagged on the ground in a manner which will accommodate an independent field audit of timber cruise measurements.

1. Southern Timber Categories.

   A. Merchantable Timber Specifications. Merchantable Timber shall be classified by species, product and size in the following Categories:

      1. "Pine Pulpwood" means pine timber measuring less than 9.0 inches diameter breast high ("DBH") but not less than 5.0 inches DBH, cull Pine Sawtimber trees suitable only for pulpwood regardless of size, and tops of Pine Sawtimber trees.

      2. "Pine Sawtimber" means pine timber measuring not less than 9.0 inches DBH and suitable for sawtimber, veneer, poles and piling.

      3. "Hardwood Pulpwood" means hardwood timber measuring less than 11.0 inches DBH but not less than 5.0 inches DBH, cull Hardwood Sawtimber trees suitable only for pulpwood regardless of size, and tops of Hardwood Sawtimber trees.

      4. "Hardwood Sawtimber" means hardwood timber measuring not less than 11.0 inches DBH and suitable for sawtimber and veneer.

      5. "Cypress Pulpwood" means cypress timber measuring less than 11.0 inches DBH but not less than 5.0 inches DBH, cull Cypress Sawtimber trees suitable only for pulpwood regardless of size, and tops of Cypress Sawtimber trees.

      6. "Cypress Sawtimber" means cypress timber measuring not less than 11.0 inches DBH and suitable for sawtimber and veneer.

    B. Utilization Limits. Unless otherwise specified herein, Pine Sawtimber minimum top diameter is 6.0 inches, outside bark, and Pine Pulpwood minimum top diameter is 3.0 inches, outside bark.

       Hardwood Sawtimber minimum top diameter is 10.0 inches, outside bark, and Hardwood Pulpwood minimum top diameter is 4.0 inches, outside bark.

       Cypress Sawtimber minimum top diameter is 10.0 inches, outside bark, and Cypress Pulpwood minimum top diameter is 4.0 inches, outside bark.

    C. Calculations. All volumes of timber shall be measured, reported and accounted for in standard, stacked cords of 128 cubic feet including air space. Computation shall be by local volume tables mutually agreeable to Lessor and Lessee in their reasonable discretion.

II. Northern Timber Categories.

    A. Merchantable Timber. Merchantable Timber shall be classified by species, product and size in the following Categories:

       1. "Conifer Pulpwood" means all conifer species of timber measuring less than 11.0 inches DBH but not less than 5.0 inches DBH, cull Conifer Sawtimber trees suitable only for pulpwood regardless of size, and tops of Conifer Sawtimber trees.

       2. "Conifer Sawtimber" means all conifer species of timber measuring not less than 11.0 inches DBH and suitable for sawtimber, veneer, poles and piling.

       3. "Hardwood Pulpwood" means timber measuring less than 11.0 inches DBH but not less than 5.0 inches DBH, cull Hardwood Sawtimber trees suitable only for pulpwood regardless of size, and tops of Hardwood Sawtimber trees.

       4. "Hardwood Sawtimber" means hardwood timber measuring not less than
          11.0 inches DBH and suitable for sawtimber and veneer.

    B. Utilization Limits. Conifer Sawtimber minimum top diameter is 8 inches, outside bark, and conifer pulpwood minimum top diameter is 3 inches, outside bark.

       Hardwood Sawtimber minimum top diameter is 10 inches, outside bark, and Hardwood Pulpwood minimum top diameter is 4 inches, outside bark.

     C. Calculations. All volumes of timber shall be measured, reported and accounted for in standard, stacked cords of 128 cubic feet including air space. Computation shall be by local volume tables mutually agreeable to Lessor in their reasonable discretion.

III. Other Specifications

     A. Calculation of Land acreage shall be based upon:

        1. Surveys and aerial photographs of the Property (to the extent currently available), timber type maps and such other available information generally utilized by professional foresters; and

        2. Standards of calculation and measurement generally used in the commercial forestry industry.

     B. Determination of Southern pre-merchantable planted pine acreage by age classes (ages 0-5; 6-10; 11-15 years) shall comply with the following guidelines:

        1. A fully stocked stand shall consist of at least 250 well spaced stems per acre or 60 square feet of basal area per acre, measured at DBH; and

        2. Timber volumes shall not include any trees of merchantable size class located in stands classified as pre-merchantable pine plantations.

     C. "Lowland Brush (Spruce)" shall have the same meaning as "lowland brush temporarily non-productive lands," as defined in that certain report of timber cruise prepared for Georgia-Pacific Corporation by Steigerwaldt Land Services, Inc. (Tomahawk, Wisconsin) dated June, 1990.

                                SECOND AMENDMENT

                                       TO

                                TIMBERLAND LEASE

                                 BY AND BETWEEN

                           FOUR STATES TIMBER VENTURE

                                  (as Lessor)

                                      and

                        PACKAGING CORPORATION OF AMERICA

                                  (as Lessee)


                               December 31, 1992


                         This document was prepared by:

                            Haynes R. Roberts, Esg.
                          Sutherland, Asbill & Brennan
                           999 Peachtree Street, N.E.
                          Atlanta, Georgia 30309-3996

                               SECOND AMENDMENT
                                      TO
                               TIMBERLAND LEASE
                               ----------------

    THIS SECOND AMENDMENT TO TIMBERLAND LEASE (hereinafter referred to as "this Amendment"), dated as of December 31, 1992, made by and between FOUR STATES TIMBER VENTURE, a joint venture formed under the laws of the State of Georgia ("Lessor"), having its principal office and place of business at One John Hancock Place, Boston, Massachusetts 02117, and PACKAGING CORPORATION OF AMERICA, a Delaware corporation ("Lessee"), having its principal office and place of business in Evanston, Illinois.

                              W I T N E S S E T H
                              - - - - - - - - - -

    WHEREAS, Lessor and Lessee entered into that certain Timberland Lease dated January 31, 1991 (as amended from time to time hereinafter referred to as the "Lease"), whereby Lessor leased to Lessee approximately 531,000 acres of timberland in the States of Florida, Georgia, Michigan and Wisconsin; and

    WHEREAS, the Lease was amended in certain respects by that certain First Amendment to Timberland Lease dated as of December 31, 1991, made by and between Lessor and Lessee; and

    WHEREAS, Lessor and Lessee desire to further amend the Lease in certain respects;

    NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements, covenants and provisions hereinafter set forth, the parties hereto hereby agree as follows:

                            ARTICLE I - AMENDMENTS
                            ----------------------

    Lessor and Lessee agree that the amendments to the Lease set forth in this
Article I shall be effective and binding on the parties hereto from and after January 1, 1992.

    1. Subsection 2.1(a)(iii) of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

                " (iii) In addition to the foregoing, in the event that any portion of the Property is sold by Lessor free and clear of this Lease, is the subject of a Taking or is otherwise released from this Lease during any calendar quarter during the Lease Term, then beginning with the installment of Quarterly Rent next due, installments of Quarterly Rent shall be adjusted (effective as of the first day of the calendar quarter following the date on which such sale, Taking or release took place) and thereafter paid by Lessee in an amount equal to (A) the amount of Quarterly Rent installment which was payable on the first day of the calendar quarter in which such sale, Taking or release occurred (as such amount may have been previously adjusted pursuant to subsection 2.1(a)(ii) hereof), minus (B) an amount equal to 2.6875% of the sum of the Allocated Base Values of all portions of the Property sold, taken or released during such calendar quarter. In addition to the adjustment provided in the preceding sentence, if the Allocated Base Value of the portion of the Property to be sold, taken or released in any single transaction is $l,000,000 or more, the Quarterly Rent for the calendar quarter following such sale, Taking or release shall be reduced by an amount equal to the product of (X) the difference between the Daily Quarterly Rent prior to and the Daily Quarterly Rent after such sale, Taking or release and (Y) the actual number of days from and including the date of such sale, Taking or release to but not including the date upon which such Quarterly Rent payment becomes due."

     2. Subsection 2.1(b)(ii) of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

                "(ii) Notwithstanding the foregoing, in the event any portion of the Property is sold by Lessor free and clear of this Lease, is the subject of a Taking or is otherwise released from this Lease prior to the end of the Lease Term, for the Lease Year in which such sale, Taking or release takes place, the Annual Rent for such year shall be reduced as follows:

                        (A) for sales, Takings or releases occurring during the
                first calendar quarter of such Lease Year, by an amount equal to the product of (i) 0.61642% of the sum of the Allocated Base Values of all portions of the Property sold, taken or released during such calendar quarter times (ii) the factor 0.75;

                        (B) for sales, Takings or releases occurring during the
                second calendar quarter of such Lease Year, by an amount equal to the product of (i) 0.61642% of the sum of the Allocated Base Values of all portions of the Property sold, taken or released during such calendar quarter times (ii) the factor 0.50;

                        (C) for sales, Takings or releases occurring during the
                third calendar quarter of such Lease Year, by an amount equal to the product of (i) 0.61642% of the sum of the Allocated Base Values of all portions of the Property sold, taken or released during such calendar quarter times (ii) the factor 0.25; and

                        (D) for sales, Takings or releases occurring during the
                fourth calendar quarter of such Lease Year, Annual Rent shall not be reduced.

     In addition to the adjustment provided for above in this subsection (ii), if the Allocated Base Value of the portion of the Property to be sold, taken or released in any single transaction is $1,000,000 or more, the Annual Rent for the Lease Year in which such sale, Taking or release takes place shall be further reduced by an amount equal to the product of (A) the difference between the Daily Annual Rent prior to and the Daily Annual Rent after such sale, Taking or release and (B) the actual number of days from and including the date of such sale, Taking or release to the end of the calendar quarter in which such sale, Taking or release occurred.

     The installments of Annual Rent required to be paid by Lessee pursuant to subsection 2.1(b)(i) above for Lease Years beginning subsequent to the Lease Year in which any such sale, Taking or release took place shall be adjusted and thereafter paid in an amount equal to (X) $1,065,748 minus (Y) an amount equal to 0.61642% of the sum of the Allocated Base Values of all portions of the Property sold, taken or released during prior Lease Years."

             3. Subsection 34.2(b) of the Lease is hereby amended by adding the following sentence at the end of said subsection:

                "Any Additional Rent payable by Lessee to Lessor under this subsection (b) shall be paid by Lessee within twenty (20) Business Days following receipt of written notice from Lessor that such Additional Rent is due."

             4. Subsection 34.2(e) (iii) of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

                        "(iii) Reporting; Payments; Special Cutting Account. On
                or before the tenth (10th) day of each calendar month, Lessee shall furnish to Lessor a written report showing the volume of Timber cut or removed pursuant to this section 34.2(e) during the preceding calendar month and the market value of such Timber determined by multiplying the number of cords thereof by the per cord market value approved by Lessor. Lessee shall also furnish to Lessor a calculation of the Administrative Amount for the Timber cut and such other information as Lessor may require. Lessee shall deliver to Lessor with each such report a payment equal to the greater of the market value of such Timber as determined as aforesaid or the Administrative Amount for such Timber. Each such payment shall be deposited by Lessor into one or more interest-bearing accounts with Bank One, Champaign-Urbana or any other national bank or national banks reasonably acceptable to Lessee (hereinafter collectively called the "Special Cutting Account"). Lessor shall not be responsible for earning any particular rate or amount of interest on the funds deposited in the Special Cutting Account and Lessor shall not be responsible for any loss of such funds caused by the insolvency of the financial institution with which the Special Cutting Account is established or by any other cause not within the exclusive control of Lessor. Lessor shall withdraw and disburse said funds as hereinafter provided."

             5. Subsection 35.2(b) of the Lease is hereby amended by:

                (a) deleting clause (iii) of said subsection 35.2(b) in its entirety and by inserting the following in lieu thereof:

                        "(iii) for each sale of Property where the Allocated
                Base Value of such Property is $1,000,000 or more, the Net Sales Proceeds from any such sale shall be paid to Lessor (subject to the provisions of subsection 35.2(d) hereof) and shall be no less than the greater of the Minimum Return Price or the Make-Whole Price applicable to such sale in each case calculated as of the date such sale occurs (provided, however, if such Net Sales Proceeds from such sale are less than the greater of the Minimum Return Price or the Make-Whole Price applicable to such sale, Lessee shall be permitted to pay to Lessor an amount equal to such deficiency, and, upon payment of such amount, the condition set forth in this clause (iii) shall be deemed satisfied);" and

                (b) by adding the following clause (vii) to said subsection 35.2(b):

                        "(vii) the Net Sales Proceeds from each sale of Property
                where the Allocated Base Value of such

                Property is less than $1,000,000 shall be paid to Lessor and shall be deposited by Lessor into one or more interest-bearing accounts with Bank-One, Champaign-Urbana or any other national bank or national banks reasonably acceptable to Lessee (hereinafter collectively referred to as the "General Release Account"), pending disbursement to Lessor and Lessee in accordance with the provisions of subsection 35.2(g) below."

             6. Subsection 35.2(c)(iv)(B) is hereby deleted in its entirety and the following is inserted in lieu thereof:

                        "B. setting forth a detailed computation of the Net
             Sales Proceeds from such sale (showing all deductions from the gross sale" price and showing the amount of any deficiency which Lessee may elect to pay to Lessor in satisfaction of the requirements of subsection 35.2(b)(iii) hereof) and a detailed computation of the Make-Whole Price and Minimum Return Price applicable to such sale;"

             7. Subsection 35.2(d) is hereby deleted in its entirety and the following is inserted in lieu thereof:

                "(d) Excess Proceeds. With respect to any sale of Property where the Allocated Base Value of such Property is $1,000,000 or more, the Net Sales Proceeds received by Lessor as a result of any such sale which are in excess of the greater of the Minimum Return Price or the Make-Whole Price applicable to such sale shall be paid by Lessor to Lessee."

             8. Section 35.2 of the Lease is hereby amended by adding thereto the following subsections (g) and (h):

                "(g) Disbursement of Sales Proceeds From General Release
             Account. Within thirty (30) days after the end of each calendar quarter during the Lease Term, Lessor shall deliver to Lessee a written statement (the "Quarterly Sales Statement") setting forth a detailed computation of (i) the Make-Whole Price and the Minimum Return Price (using a Minimum Return Rate of 15% for purposes of calculating the amount determined under clause (ii) of the definition of Minimum Return Price in Section 39 hereof) applicable to all sales of Property where, on an individual sale basis, the Allocated Base Value of the Property was less than $1,000,000 which occurred during the calendar quarter then ended, such calculations to be made as if all of such sales were a single sale closing on the last day of the calendar quarter then ended. Lessor shall distribute the proceeds from all such sales made during the calendar quarter then ended that are covered by such Quarterly Sales Statement

(including any accrued interest) from the General Release Account on a quarterly basis in accordance with the computations set forth in the Quarterly Sales Statement as follows:

     (i) such proceeds shall be distributed first to Lessor until Lessor has received the greater of the Minimum Return Price or the Make-Whole Price determined as set forth above with respect to such sales; and

    (ii) any such proceeds remaining in the General Release Account after Lessor has received the amounts to which it is entitled pursuant to the preceding subparagraph (i) shall be distributed to Lessee.

In the event that the proceeds in the General Release Account relating to sales of Property made during the preceding calendar quarter, together with interest thereon, are insufficient to pay to Lessor the greater of the Minimum Return Price or the Make-Whole Price with respect to such sales as determined above, Lessor shall note such deficiency in the Quarterly Sales Statement and Lessee shall pay to Lessor, as Additional Rent and within fifteen (15) Business Days after receipt of such Quarterly Sales Statement, an amount equal to the deficiency set forth in such statement.

Lessor shall not be responsible for earning any particular rate or amount of interest on the funds deposited in the General Release Account and shall not be responsible for any loss of such funds caused by the insolvency of the financial institution with which the General Release Account has been established or by any other cause not within the exclusive control of Lessor; and

     (h) Net Sales Proceeds. For purposes of this Lease, the term "Net Sales Proceeds" shall mean, with respect to any sale of Property by Lessor pursuant to the provisions of Section 35.2(b) hereof, the gross sales price due to Lessor with respect to the Property sold less the following costs and expenses to the extent such costs and expenses are incurred by Lessor in connection with such sale and are customary and reasonable in amount: title insurance premiums, title examination fees and expenses, survey costs, the cost of any appraisals approved in advance in writing by Lessor, brokerage fees and commissions paid to any Person other than Lessee or a Related Entity, recording costs, transfer taxes or documentary stamp taxes, and the fees and expenses of the closing attorney to the extent such fees and expenses are not excluded by clause (iv) below. Notwithstanding the foregoing, Lessee expressly acknowledges and agrees that the costs and expenses described in clauses (i), (ii), (iii) and (iv) below may not be paid out of the proceeds received by Lessor in connection with any such sale, will be paid directly by Lessee or will be reimbursed by Lessee to Lessor and will not be deducted from the gross sale price of the Property being sold for purposes of calculating the Net Sales Proceeds from such sale:

                (i) Any and all commissions, fees, costs or expenses of any kind incurred by or payable to Lessee or any Related Entity in connection with such sale;

                (ii) Any and all taxes, penalties or other amounts imposed or recaptured under any Forest Tax Law in connection with or as a result of such sale;

                (iii) Any and all costs and expenses incurred by Lessor in connection with such sale which are not customary and reasonable or which would not have been incurred by Lessor if the Property sold had not been encumbered by this Lease; and

                (iv) Any and all attorneys' fees, costs and expenses incurred by Lessor in connection with such sale which directly or indirectly relate to questions or issues regarding this Lease or which would not have been incurred by Lessor if the Property sold had not been encumbered by this Lease. Lessor agrees that it will, in good faith, endeavor to keep such attorneys' fees reasonable under the circumstances, but Lessee shall, in any event, pay all attorneys' fees covered by the preceding sentence of this clause (iv)."

9. Section 39 of the Lease is hereby amended as follows:

     (a) by amending the definition of "Make-Whole Price" as follows:

                (i) by inserting the following language in the fourth line of the definition of "Make-Whole Price" after the word "discounting":

                "(on a quarterly basis for the values in (i), on an annual basis for the values in (ii) and on a semi-annual basis for the values in (iii))"; and

                (ii) by adding the following language at the end of the definition of "Make-Whole Price":

                "For purposes of calculating the values of (i), (ii) and (iii)
                 above, each Lease Year shall be deemed to consist of 360 days and four 90-day quarters.";

     (b) by amending the definition of "Minimum Return Price" as follows:

             (i) by deleting clause (i) in the definition of Minimum Return Price and inserting in lieu thereof the following:

        "(i) the Allocated Base Value for the portion of the Property being sold, taken or released plus 80% of the excess, if any, of the Net Sales Proceeds of, net award from or other proceeds from the portion of the Property to be sold, taken or released over the Allocated Base Value for such portion. During the Initial Lease Term only, such excess may be net of (a) Operating Expenses attributable to such portion of the Property, but only to the extent of such excess, and (b) the sum of Allocated Annual Rent Payments previously made or to be made on January 1 of the following calendar year with respect to the portion of the Property being sold, taken or released; and

             (ii) by inserting the following language at the end of clause (ii) in the definition of "Minimum Return Price":


        "For purposes of calculating the values in (a) and (b) of this subsection (ii), each Lease Year shall be deemed to consist of 360 days and four 90-day quarters; and";

        (c) by adding a definition of "Net Sales Proceeds" which reads as follows:

        "Net Sales Proceeds: as defined in Subsection 35.2(h) hereof"; and

        (d) by amending the definition of "Non-Strategic Lands" to read as follows:

        "Non-Strategic Lands: The approximately 30,327 (plus or minus) acres of Timberlands which were identified by Lessor in June 1991 as being non-strategic which may be sold during the Lease Term in accordance with the provisions of subsection 35.2."

     10. Subsection 43(b) of the Lease is hereby amended by deleting the parenthetical "(which cost may be deducted from the gross proceeds of such sale in accordance with the provisions of said Section 35.2(b))" from lines 7, 8 and 9 thereof.

     11. The Lease is hereby amended by deleting Exhibit C thereto in its entirety and by inserting in lieu thereof the Exhibit C which is attached hereto as Schedule 1 and incorporated herein by this reference.

     12. The Lease is hereby amended by deleting Exhibit D-3 thereto in its entirety and by inserting in lieu thereof the Exhibit D-3 which is attached hereto as Schedule 2 and incorporated herein by this reference.

     13. The Lease is hereby amended by deleting Exhibit I thereto in its entirety and by inserting in lieu thereof the Exhibit I which is attached hereto as Schedule 3 and incorporated herein by this reference.

     14. The Lease is hereby amended by deleting Exhibit J thereto in its entirety and by inserting in lieu thereof the Exhibit J which is attached hereto as Schedule 4 and incorporated herein by this reference.

                        ARTICLE II - GENERAL PROVISIONS

     1. Unless otherwise defined herein, capitalized terms in this Agreement shall have the meanings given to such terms in Section 39 of the Lease.

     2. Except as amended hereby, the terms and provisions of the Lease shall remain in full force and effect, and Lessor and Lessee hereby ratify and reaffirm as of the date hereof the terms and provisions of the Lease, as amended hereby.

     3. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

     4. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

               * * * * * * * * * * * * * * * * * * * * * * * * *
                     [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Second Amendment to Timberland Lease to be executed and their seals to be hereunto affixed and attested by their officers thereunto duly authorized.

                                        LESSOR:

                                        FOUR STATES TIMBER VENTURE, a
                                        Georgia Joint Venture, by both of
                                        its joint venturers

Signed, sealed and                      By: John Hancock Mutual Life
delivered in the presence                   Insurance Company
of:
                                            By: /s/ Henry J. Desautel
                                                ---------------------------
 /s/ Neil E. Auble                             Name: Henry J. Desautel
 ------------------------------                     -----------------------
 Name: Neil E. Auble                           Title: Assistant Treasurer
      -------------------------                      ----------------------
 Witness
                                            Attest: /s/ Barry P. Sanborn
                                                   --------------------------
/s/ Susan Chase                                Name: Barry P. Sanborn
--------------------------------                    -------------------------
Name: Susan Chase                              Title: Assistant Secretary
     ---------------------------                     ------------------------
Witness

                                                        [CORPORATE SEAL]
/s/ Marie C. O'Brien
---------------------------------
Name: Marie C. O'Brien
     ----------------------------
Notary Public

      [NOTARIAL SEAL]

Signed, sealed and                      By:  Metropolitan Life Insurance
delivered in the presence                    Company
of:

/s/ Kathleen D. Condy                        By: /s/ Gerald J. Hoenig
-----------------------------                   -------------------------------
Name: Kathleen D. Condy                         Name: Gerald J. Hoenig
     ------------------------                        --------------------------
Witness                                         Title: Associate General Counsel
                                                      -------------------------

/s/ Sherrill D. Ciuba                        Attest: /s/ Nancy J. Hammer
-----------------------------                       ---------------------------
Name: Sherril D. Ciuba                          Name: Nancy J. Hammer
     ------------------------                        --------------------------
Witness                                         Title: Assistant Secretary
                                                      -------------------------

                                                [CORPORATE SEAL]
/s/ Patricia A. Monahan
------------------------------
Name: Patricia A. Monahan
     -------------------------
Notary Public State of Georgia
My Commission Expires 2-18-98

        [NOTARIAL SEAL]

Signed, sealed and                      LESSEE:
delivered in the presence
of:                                     PACKAGING CORPORATION OF AMERICA

/s/ Maura T. Canavan
-------------------------
Name: Maura T. Canavan                  By: /s/ R. D. Harlow
     --------------------                  --------------------------------
Witness                                    Name: R. D. Harlow
                                                ---------------------------
                                           Title: Senior Vice President
                                                 --------------------------

/s/ Ramona Christian
-------------------------
Name:Ramona Christian                   Attest: /s/ John R. Olsen
     --------------------                      ----------------------------
Witness                                    Name: John R. Olsen
                                                ---------------------------
                                           Title: Assistant Secretary
                                                 --------------------------

/s/ Artemis G. Vougis
-------------------------                       [CORPORATE SEAL]
Name: Artemis G. Vougis
     --------------------
Notary Public

         [NOTARIAL SEAL]

                        ******* ACKNOWLEDGMENTS *******


STATE OF GEORGIA

  COUNTY OF DE KALB

    The foregoing instrument was acknowledged before me this 11th day of March, 1993 by Gerald J. Hoenig and Nancy J. Hammer, as Associate General Counsel and Assistant Secretary, respectively, of Metropolitan Life Insurance Company, a New York corporation, as joint venturer of Four States Timber Venture, a Georgia joint venture, on behalf of the joint venture.


                                /s/ Patricia A. Monahan
                                -------------------------------
                                Name: Patricia A. Monahan
                                     --------------------------
                                Notary Public, State of Georgia
                                              -----------------

                              My Commission Expires: 2-18-97
                                                    -----------
                                      [NOTARIAL SEAL]



STATE OF MASSACHUSETTS)
                        : ss
  COUNTY OF SUFFOLK   )

            The foregoing instrument was acknowledged before me this _________ day of ___________,1993 by__________________________ and_____________________,
as ___________________________________ and __________________________________,
respectively, of John Hancock Life Insurance Company, a Massachusetts corporation, as joint venturer of Four States Timber Venture, a Georgia joint venture, on behalf of the joint venture.


                                        --------------------------------
                                        Name:
                                             ---------------------------
                                        Notary Public,
                                                      ------------------
                                        County,
                                               -------------------------
                                        My Commission Expires:
                                                              ----------

                                          [NOTARIAL SEAL]

                        ******* ACKNOWLEDGMENTS *******


STATE OF ________________

COUNTY OF _______________

    The foregoing instrument was acknowledged before me this ____ day of _____, 1993 by ________________ and ___________________, as ___________________ and
___________________, respectively, of Metropolitan Life Insurance Company, a New York corporation, as joint venturer of Four States Timber Venture, a Georgia joint venture, on behalf of the joint venture.



                                -------------------------------
                                Name:
                                     --------------------------
                                Notary Public,
                                              -----------------
                                County,
                                       ------------------------

                              My Commission Expires:
                                                    -----------

                                      [NOTARIAL SEAL]



 STATE OF MASSACHUSETTS)
                           :SS
 COUNTY OF SUFFOLK     )

            The foregoing instrument was acknowledged before me this 18th day of February, 1993 by Henry J. Desautel and Barry P. Sanborn, as Assistant Treasurer and Assistant Secretary, respectively, of John Hancock Life Insurance Company, a Massachusetts corporation, as joint venturer of Four States Timber Venture, a Georgia joint venture, on behalf of the joint venture.

                                        /s/ Marie C. O'Brien
                                        --------------------------------
                                        Name: Marie C. O'Brien
                                             ---------------------------
                                        Notary Public, Suffolk
                                                      ------------------
                                        County, Massachusetts
                                               -------------------------
                                        My Commission Expires: 8/9/96
                                                              ----------

                                          [NOTARIAL SEAL]

STATE OF ILLINOIS
                                : ss
STATE OF COOK


        The foregoing instrument was acknowledged before me this 4th day of February, 1993 by R.D. Harlow and John R. Olsen, as Senior Vice President and Assistant Secretary, respectively, of Packaging Corporation of America, a Delaware corporation, on behalf of the corporation.


                                        /s/ Artemis G. Vougis
                                        -------------------------
                                        Name: Artemis G. Vougis
                                        Notary Public, Cook County,
                                        Illinois

                                        My Commission Expires: 6-29-96
                                                              -----------


                                              [NOTARIAL SEAL]

                                  SCHEDULE 1
                                       TO
                                SECOND AMENDMENT
                                       TO
                                TIMBERLAND LEASE
------------------------------------------------------------------------------

                                   EXHIBIT C
                                   --------
                    BUILDINGS, STRUCTURES AND IMPROVEMENTS

                       PERSONAL AND INTANGIBLE PROPERTY
                       --------------------------------

I.   Description of Buildings, Structures and
     Other Improvements Located on Timberlands
     -----------------------------------------

         State                    Location               County
         -----                    --------               ------
Central Repair Shop,         Section 21-TlN-R14E    Hamilton    FL
Office, Parts Supply         Nekoosa Forest
House, Storage Building
and Related Improvements

Seed Orchard Location -      Section 25 T1S, R14E   Hamilton    FL
buildings and                Nekoosa Forest
improvements

Corea/Damascas Woodyard      Land Lot 161, 13th     Miller      GA
buildings and                land district
improvements

Jasper Woodyard              Section 6, TIN, R14E   Hamilton    FL

Minocqua Woodlands Office    Section 23, T39N,      Oneida      WI
                             R6E

Pine Lake Shop               Section 31, T39N,      Oneida      WI
                             R5E

II. Description of Personal and Intangible Property
    -----------------------------------------------

    Title records, aerial photographs, maps, charts, surveys, financial records and other records relating to the Timberlands which were acquired by Lessor from Sellers pursuant to that certain Bill of Sale and Assignment of even date herewith from Sellers to Lessor.

                                  SCHEDULE 2
                                      TO
                               SECOND AMENDMENT
                                      TO
                               TIMBERLANDS LEASE

-------------------------------------------------------------------------------

                                  EXHIBIT D-3
                                  -----------

               CATEGORIES, ADJUSTMENT AMOUNTS AND ADMINISTRATIVE
                 AMOUNTS APPLICABLE TO THE NORTHERN TIMBERLANDS
                            (MICHIGAN AND WISCONSIN)

                     Wisconsin Timberlands - Exhibit D-3-A

                     Michigan Timberlands - Exhibit D-3-B

                                                            Wisconsin Allocation
                                                            Steigerwaldt Cruise
                                                            Updated 11-20-92

                                 EXHIBIT D-3-A

                      Categories, Adjustment Amounts and
                       Administrative Amounts Applicable
                          To The Southern Timberlands
                                  (Wisconsin)

I. Bare Land


                                             Adjustment
                                               Amount
                                              Per Acre           Administrative
                                             Exclusive               Amount
    Category                 Acreage         of Timber            by Category
    --------                 -------        -----------          --------------
Productive Land and           138,852           70.00               9,719,640
 Regeneration
Non-Productive                 28,421        21.40793                 608,435
Lowland Brush (Spruce)
                            ---------        --------              ----------
  TOTAL                       167,273                              10,328,075
                                                                   ==========

                                             Adjustment          Administrative
                             Volume            Amount                Amount
    Category                 (Cords)          Per Cord            by Category
    --------                 -------        -----------          --------------
Conifer Sawtimber             135,600           19.00               2,576,400
Conifer Pulpwood              560,500            6.75               3,783,375
Hardwood Sawtimber            104,100           29.00               3,018,900
Hardwood Pulpwood           1,034,300            5.25               5,430,075
                            ---------           -----              ----------
  TOTAL                     1,834,500                              14,808,750
                                                                   ----------
BUILDING AND IMPROVEMENTS                                              84,474
                                                                   ----------
GRAND TOTAL, WISCONSIN
 TIMBERLANDS                                                       25,221,299
                                                                   ==========

                                                            Michigan Allocation
                                                            Steigerwaldt Cruise
                                                            Updated 11-20-92

                                 EXHIBIT D-3-B

                      Categories, Adjustment Amounts and
                       Administrative Amounts Applicable
                          To The Northern Timberlands
                                  (Michigan)

I. Bare Land


                                             Adjustment
                                               Amount
                                              Per Acre           Administrative
                                             Exclusive               Amount
    Category                 Acreage         of Timber            by Category
    --------                 -------        -----------          --------------
Productive Land and            33,267           40.00               1,330,680
 Regeneration
Non-Productive                  3,138           16.50                  51,775
Lowland Brush (Spruce)
                            ---------           -----             -----------
  TOTAL                        36,405                               1,382,455
                                                                  ===========

                                             Adjustment          Administrative
                             Volume            Amount                Amount
    Category                 (Cords)          Per Cord            by Category
    --------                 -------        -----------          --------------
Conifer Sawtimber              21,200           10.00                 212,000
Conifer Pulpwood              173,100            1.50                 259,650
Hardwood Sawtimber             78,700           19.50               1,534,650
Hardwood Pulpwood             425,000            2.50               1,062,500
                            ---------           -----             -----------
  TOTAL                       698,000                               3,068,800
                                                                  -----------
BUILDING AND IMPROVEMENTS                                                   0
                                                                  -----------
GRAND TOTAL, MICHIGAN
 TIMBERLANDS                                                        4,451,255
                                                                  ===========
GRAND TOTAL--ALL TIMBERLAND                                       172,893,000
                                                                  ===========

                                  SCHEDULE 3
                                      TO
                               SECOND AMENDMENT
                                      TO
                               TIMBERLANDS LEASE

--------------------------------------------------------------------------------

                                   EXHIBIT I
                                   --------

                                    PERMITS
                                    -------

1. Water Use Permits (Suwanee River Management District)

   # 2-91-00079 (Central Repair Shop)
   # 2-83-00054 (Grain Bins)
   # 2-83-00069 (Hickman Seed Orchard)
   # 2-89-00049 (Clone Bank)

2. Surfacewater Management System Permits (Suwanee River Water Management District)

   # 4-91-00060 (Central Repair Shop)

                                  SCHEDULE 4
                                      TO
                               SECOND AMENDMENT
                                      OF
                               TIMBERLAND LEASE
-------------------------------------------------------------------------------

                                   EXHIBIT J
                                   --------

                               OPTION AGREEMENTS
                               -----------------

1. Option Agreement to Acquire Timberlands between Nekoosa Packaging Corporation and Owens-Illinois Development Corporation dated February 23, 1988 (65O plus or minus acres, Columbia County, Florida).

2. Deed to Phosphate Rock by and among Owens-Illinois Development Corporation, Owens-Illinois, Inc. and Occidental Chemical Corporation, dated July 9, 1973 recorded in Deed Book 104, Page 16, Hamilton County, Florida records and in Deed Book 307, Page 323, Columbia County, Florida records (Land in Hamilton and Columbia Counties, Florida).

3. Deed to Phosphate Rock by and among Owens-Illinois Development Corporation, Owens-Illinois, Inc. and Occidental Chemical & Phosphate Corporation dated September 4, 1975 recorded in Deed Book 125, Page 23, Hamilton County, Florida records and in Deed Book 352, Page 166, Columbia County, Florida records (Land in Hamilton and Columbia Counties, Florida).

4. Deed to Phosphate Rock by and among Owens-Illinois Development Corporation, Owens-Illinois, Inc. and Occidental Chemical and Phosphate Corporation dated June 25, 1975, recorded in Deed Book 121, Page 339, Hamilton County, Florida records (Land in Hamilton County, Florida).

5. Deed to Phosphate Rock by and among Owens-Illinois Development Corporation, Owens-Illinois, Inc. and Monsanto Company dated July 9, 1973, recorded in Deed Book 307, Page 257, Columbia County, Florida records (Land located in Columbia County, Florida).

                       THIRD AMENDMENT TO LEASE AGREEMENT

     This THIRD AMENDMENT TO LEASE AGREEMENT (this "Amendment") dated as of December 31, 1993, by and between FOUR STATES TIMBER VENTURE, a joint venture formed under the laws of the State of Georgia ("Lessor"), and PACKAGING CORPORATION OF AMERICA, a Delaware corporation ("Lessee").

                             W I T N E S S E T H:

     WHEREAS, Lessor and Lessee entered into that certain Timberland Lease dated January 31, 1991 (the "Original Lease"), whereby Lessor leased to Lessee approximately 531,000 acres of timberland in the States of Florida, Georgia, Michigan and Wisconsin;

     WHEREAS, the Lease was amended by that certain First Amendment to Timberlands Lease dated as of December 31, 1991, made by and between Lessor and Lessee, and further amended by that certain Second Amendment to Timberlands Lease dated as of December 31, 1992 (hereinafter, the Original Lease, as amended by the First Amendment and the Second Amendment thereof, and as further amended hereby and from time to time, shall be referred to as the "Lease");

     WHEREAS, the parties desire to further amend the Lease in certain respects and to make additional agreements relating to the Lease.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions hereinafter set forth, the parties agree as follows:

                                      I.

                               CAPITALIZED TERMS

     All capitalized terms not otherwise defined herein or modified hereby shall have the meaning ascribed to such terms in the Lease.

                                      II.

                              AMENDMENTS TO LEASE

     2.1 Amendment to Section 3. The text of Section 3 of the Lease is hereby deleted in its entirety and replaced with the following text such that Section 3, as revised, reads in its entirety as follows:

     3. FINANCIAL STATEMENTS AND REGULATORY FILINGS. Lessee shall furnish to
Lessor:

     (a) within 60 days after the end of each of the first three quarterly fiscal periods of each year, a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such period, together with the related consolidated statements of income and cash flows for the portion of Lessee's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of Lessee's previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) by an authorized financial officer of Lessee as fairly presenting the financial condition of Lessee for such period and being prepared in accordance with generally accepted accounting principles;

     (b) within 120 days after the close of each of Lessee's fiscal years, a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such year, together with the related consolidated statements of income and cash flows for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by a recognized national firm of independent public accountants, including their opinion thereon that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied;

     (c) within 60 days after the end of each quarter and within 120 days after the close of each fiscal year of Lessee, a certificate of Lessee, signed by the chief financial officer of Lessee, or his authorized designee, demonstrating, in a form from time to time approved by Lessor, compliance with the Lease and setting forth the method of calculating Debt and Funded Debt for purposes of such Sections and to the effect that the signer has reviewed, or caused to be reviewed by persons under such officer's supervision, all of the relevant documents and agreements and has made, or caused to be made under such officer's supervision, a review of the transactions (including filings required under this Amendment and the Lease) and condition of Lessee during the preceding fiscal period, and that such review has not disclosed the existence during such period, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto, provided, however, that the reporting of any such condition or event shall not affect any of the remedies available to Lessor under this Lease;

     (d) concurrently with the delivery of the financial statements referred to in clause (b) above, a letter of such independent public accountants substantially in the form of Exhibit A;

     (e) promptly upon their becoming available, all statements or reports or other information filed by or on behalf of Lessee with or delivered to the Securities and Exchange Commission;

     (f) promptly after a responsible officer of Lessee becoming aware of the existence thereof, an Officer's Certificate stating that a Default or Event of Default has occurred and specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto, provided, however, that the reporting of any such condition or event shall not affect any of the remedies available to Lessor under this Lease;

     (g) within 120 days after the close of each year, unaudited operating income statements before interest expense and income tax for each major operating group in existence for the reporting period and in formats used by management of Lessee at the time;

     (h) within 120 days after the close of each year, a statement of Operating Expenses for the previous year, certified as being true and correct by the chief financial officer of Lessee;

     (i) from time to time such other information as Lessor may reasonably request.

     In addition to furnishing the foregoing items to Lessor, Lessee will permit any Person designated by Lessor in writing, at the expense of Lessor, and subject to such limitations as Lessee may reasonably impose to ensure compliance with any applicable legal or contractual restrictions, to visit and inspect any of the properties of Lessee, to examine the corporate books and financial records of Lessee (other than income tax records) and to make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of Lessee with the principal officers of Lessee, all at such reasonable times and as often as Lessor may reasonably request.

     2.2 Amendment to Section 37.2(b). The text of Section 37.2(b) of the Lease shall be deleted in its entirety and replaced with the following text such that
Section 37.2(b), as revised, shall read in its entirety as follows:

     (b) Neither Lessee nor any of its Subsidiaries shall incur any Funded Debt unless immediately thereafter, upon giving pro forma effect thereto, Cash Flow Coverage of Fixed Charges would exceed (i) 1.1 at each quarterly calculation date commencing December 31, 1993, through and including December 31, 1994, (ii)
1.25 at each quarterly calculation date after January 1, 1995, through and including December 31, 1995, and (iii) 2.0 at each quarterly calculation date after December 31, 1995, and Funded Debt of Lessee and its Subsidiaries, on a consolidated basis, would not exceed 55% of the Total Capital of Lessee and its Subsidiaries, on a consolidated basis. For purposes of the foregoing, "Cash Flow Coverage of Fixed Charges" means, for the four fiscal quarterly periods ending immediately prior to the date of determination thereof, the ratio of Net Income before taxes plus depreciation and interest expense and lease rentals minus capital expenditures (other than a Known Modification) to interest expense and lease rentals and dividends on all mandatorily redeemable preferred stock of Lessee and its Subsidiaries.

     2.3 Amendment to Section 37.2(c). Section 37.2(c) of the Lease is hereby deleted in its entirety.

     2.4 Amendment to Section 37.2(e). The text of Section 37.2(e) of the Lease is hereby deleted in its entirety and replaced with the following text such that
Section 37.2(e), as revised, reads in its entirety as follows:

     (e) Lessee shall not pay or declare any Restricted Payment (other than as permitted by Section 37.2(f)) if:

     (i) immediately after the making thereof Funded Debt of Lessee and its Subsidiaries, on a consolidated basis, would exceed 50% of Total Capital of Lessee and its Subsidiaries, on a consolidated basis; or

     (ii) the making thereof would cause Lessee's Net Worth to be less than $800 million; or

     (iii) there shall exist any Default or Event of Default under this Lease;
or

     (iv) such payment or declaration would cause an Event of Default to occur under subsection 20(i) hereof.

     2.5 Amendment to Section 37.2(f). The text of Section 37.2(f) of the Lease is hereby deleted in its entirety and replaced with the following text such that
Section 37.2(f), as revised, reads in its entirety as follows:

     (f) Neither Lessee nor any of its Subsidiaries shall make or permit to exist any loan or advance to Tenneco Inc. or any of its Affiliates except loans or advances to Tenneco Inc. that are payable upon demand, bear interest payable at least annually, at a rate equal to the prime rate as quoted by Morgan Guaranty Trust Company of New York from time to time and are made out of cash generated in the ordinary course of operations of Lessee or its Subsidiaries and only if (I) Tenneco Inc. owns, directly or indirectly, all the outstanding securities of Lessee and either (i) all publicly held debt obligations of Tenneco Inc. having a maturity of one year or more from the date of issue are rated at least investment grade by Moody's and Standard & Poors, or (ii) arrangements have been made which are in all respects satisfactory to Lessor, whereby return of the amount loaned or advanced is unconditionally guaranteed,
(II) Funded Debt of Lessee and its Subsidiaries, on a consolidated basis, does not exceed 55% of the excess of Total Capital of Lessee and its Subsidiaries, on a consolidated basis, over the aggregate amount of all loans and advances to Tenneco Inc. and (III) no Default or Event of Default exists.

     2.6 Amendments to Section 39.

     (a) The defined terms "Fixed Charges" and "Pretax Cash Flow", as defined in the Lease, are hereby deleted in their entirety without replacement.

     (b) The definitions of the terms "Funded Debt", "Net Worth" and "Total Capital" as set forth in the Lease are hereby deleted and replaced in their entirety by the following definitions:

     Funded Debt: of any Person on any date means (i) all Debt (except Debt for borrowed money with a maturity of less than one year from the date of determination of Funded Debt) and (ii) that portion of any Debt for borrowed money with a maturity of less than one year from the date of determination of Funded Debt that was outstanding at any time during the 12 full calendar months preceding the date as of which Funded Debt is being determined which is equal to the lowest daily average principal amount of all such Debt that was outstanding for any period of 30 consecutive days during such 12-month period.

     Net Worth: of any Person on any date means the sum or the capital stock and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of such Person on such date which would appear on a balance sheet of such Person on such date prepared in accordance with generally accepted accounting principals, minus any amounts attributable to good will added to such balance sheet after December 31, 1990; provided, however, that the resulting Net Worth shall be adjusted so as to eliminate the effect of implementation of Statement of Financial Accounting Standards Nos. 106 and 109 of the Financial Accounting Standards Board.

     Total Capital: of any Person means Funded Debt of such Person plus Net Worth of such Person.

     (c) Section 39 of the Lease is hereby further amended by adding the following definitions:

     Affiliate: of the specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person.

     Debt: of any Person means at any date, without duplication, (i) all obligations for borrowed money created or assumed by such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services, except such obligations arising in the ordinary course of business and maturing less than one year from the date of creation thereof, (iii) all obligations of such Person as lessee under capital leases and the net present value (discounted semiannually in each case at a rate of 9% per annum) of all rentals under operating lease (excluding (x) all operating leases which are of motor vehicles or office equipment with an original term equal to or less than 5 years and (y) all other operating leases the net present value of which, as so determined, is less than $5,000,000 individually and not more than $30,000,000 in the aggregate), (iv) all Debt of others secured by a Lien on any asset of such Person and upon which such Person customarily pays interest, whether or not such Debt is assumed by such Person, (v) the aggregate liquidation value of all preferred stock of such Person that is mandatorily redeemable on any date on or before the date which is 22 1/2 years from January 30, 1991, and (vi) to the extent required to be reflected on a balance sheet of such Person prepared in accordance with generally accepted accounting principals or in the footnotes thereto, all

Debt of others directly or indirectly guaranteed by such Person.

     Known Modification: those capital expenditures identified in Exhibit B hereto which have been or are to be financed by General Electric Capital Corporation pursuant to a certain Participation Agreement dated as of January 30, 1991.

     Net Income: of any Person with reference to any period means the net income (or deficit) of such Person for such period, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles; provided that there shall be excluded
(a) the income (or deficit) of any Subsidiary of such Person to the extent that any such Subsidiary is prevented by contract or by law from paying dividends or similar distributions, (b) any extraordinary gain, (c) any write-up of any asset, (d) any gain arising from the acquisition of any securities or the extinguishment of any Debt of such Person, (e) any net income or gain (but not any net loss) during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments and (f) in the case of a successor to such Person by consolidation or merger or as a transferee of all or substantially all its assets, any earnings of the successor prior to such consolidation, merger or transfer of assets.

     Restricted Payments: means (a) any loan or advance to any Affiliate of Lessee, (b) the declaration or payment of any dividend on, or the incurrence of any liability to make any other payment or distribution, direct or indirect, on account of, any shares of any class of stock of Lessee now or hereafter outstanding, except a dividend payable solely in shares of such class, and (c) any payment or distribution on account of any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of Lessee now or hereafter outstanding, or of any warrants, options or other rights to acquire any such shares of stock, or any other payment or distribution, direct or indirect, in respect thereof.

                                      III.

                             ADDITIONAL AGREEMENTS

     3.1 Information Provided by Lessee. Copies of all information required to be provided to the Lessor by Lessee pursuant to Section 3 of the Lease shall also be provided to the following parties at the addresses set forth below:

Metropolitan Life Insurance Company:

Metropolitan Life Insurance Co.         Metropolitan Life Insurance Co.       Metropolitan Life Insurance Co.
Corporate Investments                   8717 West 110th Street                Agricultural Investments
One Lincoln Centre                      Suite 700                             East Central Branch Office
Suite 800                               Overland Park, Kansas 66210-2101      2230 Chester Boulevard
Oakbrook Terrace, Illinois 60181        Attention: Senior Vice President      Richmond, Indiana  47374-1288
Attn: Vice President                                                          Attn: Manager

                                John Hancock Mutual Life Insurance Company:

John Hancock Mutual Life Insurance Company                      John Hancock Mutual Life
Bond and Corporate Finance Department                           12 Siebald Street, Suite 101
200 Clarendon Street, 57th Floor                                Statesboro, Georgia 30458
Boston, Massachusetts 02117                                     Attn: Mr. Amos Connell
Attn: Mr. Ken Hines

     3.2 Waiver. Lessor hereby waives any violation of or non-compliance by Lessee with subsections (b),(c), (e) and (f) of Section 37.2 of the Lease for the period commencing and including December 31, 1993, through and including the date this agreement is executed to the extent that any such violation or non-compliance has occurred.

     3.3 No Dividends. During the period commencing December 31, 1993 and ending December 31, 1995, unless otherwise restricted in the Lease, Lessee shall not pay or declare any dividend unless immediately thereafter Lessee would be permitted to incur an additional $1 of Funded Debt.

     3.4 Agreement Regarding Sale of Timberlands. Contemporaneously with the execution of this Amendment, the Lessor and the Lessee shall have entered into an agreement regarding sales of Non-Strategic Lands and Pre-Approved Property (the "Letter Agreement"), the form and terms of which Letter Agreement are set forth on Exhibit C hereto and incorporated herein by this reference for all purposes as if the terms and provisions thereof were fully stated herein.

                                      IV.

                   REPRESENTATIONS AND WARRANTIES OF LESSEE

     Lessee hereby makes the following additional representations and warranties under the Lease as of the date hereof:

          (a) Lessee is a corporation duly incorporated and validly existing under the laws of the state of Delaware, is in good standing therein, is duly qualified to do business and is in good standing in the States of Florida, Georgia, Michigan and Wisconsin, and has full corporate power and authority to enter into the Lease and this Amendment and to perform its obligations thereunder and hereunder;

          (b) The execution and delivery of the Lease and this Amendment by Lessee and the performance of its obligations thereunder and hereunder have been duly authorized by all necessary corporate action and will not violate any provision of law or of its charter or by-laws or result in the breach of or constitute a default under any material indenture or other agreement or instrument to which Lessee is a party or by which Lessee or the Property may be bound or affected;

          (c) The consolidated balance sheet of the Lessee and its Subsidiaries dated December 31, 1993, and the related consolidated statements of income, retained earnings and cash flow which have been delivered to Lessor by Lessee have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present (i) the financial condition of Lessee and its Subsidiaries as of the date of such balance sheet, and (ii) the results of operations of the Lessee and its Subsidiaries for the period then ended;

          (d) No material adverse change in the business, operations, properties, assets or financial condition of the Lessee has occurred subsequent to December 31, 1993;

          (e) Lessee possesses all trademarks, trade names, copyrights, patents, governmental licenses, franchises, certificates, consents, permits and approvals necessary to enable it to carry on its business in all material respects as now conducted and to own or operate the properties material to its business as now owned or operated, without conflict with rights of others, and that all such trademarks, trade names, copyrights, patents, governmental licenses, franchises, certificates, consents, permits and approvals which are material to Lessee are valid and subsisting;

          (f) No actions, suits or proceedings are pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve any transaction herein contemplated or would have a material adverse change on the business, operations, properties, assets or financial condition of the Lessee; and that Lessee is not in default or in violation of any Legal Requirement which would have a material adverse effect on its ability to perform any of its obligations hereunder (except as related to the incurrence of debt under the Valdosta, Tomahawk and Counce leases which are currently under negotiation);

          (g) The Packaging Corporation of America Amendments to Existing Leveraged Lease Documentation March 1994 prepared by J.P. Morgan (the "Memorandum"), relating to the amendment of the Lease, a copy of which was delivered to Lessor, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made.

          (h) No employee benefit plan established or maintained by the Lessee, which is subject to Part 3 of Subtitle B of Title I of ERISA, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof which was or would have been material to the Lessee and its Subsidiaries taken as a whole; no liability to the Pension Benefit Guaranty Corporation has been, or is expected by Lessee to be, incurred with respect to any employee benefit plan maintained by the Lessee or any of its Subsidiaries, which is subject to Part 3 of Subtitle B of Title I of ERISA, which would be material to the Lessee and its Subsidiaries taken as a whole; and Lessee is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder;

          (i) As of the date hereof, Lessee has filed all tax returns which are required to be filed by it and has paid all taxes shown to be due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Lessee and upon its properties, assets, income and franchises, except those being contested by the Lessee, those the nonpayment of which would not have a material adverse effect on the Lessee, or those which are not yet due and payable; and

          (j) All filings and notifications required to be made by Lessee and its parent company, Tenneco, in connection with the Lease and this Amendment and the transactions contemplated by the Purchase Agreement and the Acquisition Agreement under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have been made, and the applicable waiting period, including any extensions thereof, has expired. No additional action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery and performance of the Lease or this Amendment (other than routine filings with the Securities and Exchange Commission and other governmental entities required or contemplated by the Lease).

                                      V.

                                 MISCELLANEOUS

     5.1 Remainder in Full Force and Effect. All terms and provisions of the Lease shall remain in full force and effect, except as amended hereby or waived.

     5.2 Counterparts. This Amendment may be executed in any number of counterparts, no one of which needs to be executed by all the parties, and this Amendment shall be binding upon all the parties with the same force and effect as if all the parties had signed the same document, and each such signed counterpart shall constitute an original of the Amendment.

     5.3 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, subject to any limitations on assignment set forth in the Lease.

     IN WITNESS WHEREOF, Lessor and Lessee, acting through their duly elected and authorized officers, have caused this Third Amendment to Timberland Lease to be executed under seal as of the day and year first above written.


                                       LESSOR:

                                       FOUR STATES TIMBER VENTURE, a
                                       Georgia Joint Venture, by both of
                                       its joint venturers

 Signed, sealed and                    By: John Hancock Mutual Life
 delivered in the presence                 Insurance Company
 of:
                                           By: /s/ Ken Hines, Jr.
                                              --------------------------------
---------------------------                   Name: Ken Hines, Jr.
Name:                                         Title: Sr. Investment Officer
     ----------------------
Witness
                                           Attest:/s/ James H. Young
                                                  ----------------------------
---------------------------                   Name: James H. Young
Name:                                         Title: Assistant Secretary
     ----------------------
Witness
                                              [CORPORATE SEAL]
/s/ Marie C. O'Brien
---------------------------
Name: Marie C. O'Brien
Notary Public

    [NOTARIAL SEAL]

Signed, sealed and                      By:  Metropolitan Life Insurance
delivered in the presence                    Company
of:

                                             By:
-----------------------------                   -------------------------------
Name:                                           Name:
     ------------------------                        --------------------------
Witness                                         Title:
                                                      -------------------------

                                             Attest:
-----------------------------                       ---------------------------
Name:                                           Name:
     ------------------------                        --------------------------
Witness                                         Title:
                                                      -------------------------

                                                [CORPORATE SEAL]

------------------------------
Name:
     -------------------------
Notary Public

        [NOTARIAL SEAL]


Signed, sealed and                      LESSEE:
delivered in the presence
of:                                     PACKAGING CORPORATION OF AMERICA

/s/ Terrance M. Phillips
--------------------------
Name: Terrance M. Phillips              By: /s/ R. A. Page
     ---------------------                 --------------------------------
Witness                                    Name: R. A. Page
                                                ---------------------------
                                           Title: Vice President Chief
                                                  Financial Officer
                                                 --------------------------

/s/ Armina Will
--------------------------
Name: Armina Will                       Attest: /s/ Jaime Taronji, Jr.
     ---------------------                     ----------------------------
Witness                                    Name: Jaime Taronji, Jr.
                                                ---------------------------
                                           Title: Assistant Secretary
                                                 --------------------------

/s/ Ramona Christian
--------------------------                      [CORPORATE SEAL]
Name:
     ---------------------
Notary Public

         [NOTARIAL SEAL]                    OFFICIAL SEAL
                                           RAMONA CHRISTIAN
                                     NOTARY PUBLIC STATE OF ILLINOIS
                                     MY COMMISSION EXP. OCT. 9, 1996

Signed, sealed and                      By:  Metropolitan Life Insurance
delivered in the presence                    Company
of:

/s/ Sherrill D. Ciuba                        By: /s/ Gerald J. Hoenig
-----------------------------                   -------------------------------
Name: Sherrill D. Ciuba                         Name: Gerald J. Hoenig
     ------------------------                        --------------------------
Witness                                         Title: Associate General Counsel
                                                      -------------------------


/s/ Kathleen D. Crady                        Attest: /s/ Nancy J. Hammer
-----------------------------                       ---------------------------
Name: Kathleen D. Crady                         Name: Nancy J. Hammer
     ------------------------                        --------------------------
Witness                                         Title: Assistant Secretary
                                                      -------------------------

                                                [CORPORATE SEAL]
/s/ Sandra R. Newman
------------------------------
Name: Sandra R. Newman
     -------------------------
Notary Public


          [NOTARIAL SEAL]
Notary Public, Georgia, State at Large
 My Commission Expires Jan. 12, 1998



Signed, sealed and                      LESSEE:
delivered in the presence
of:                                     PACKAGING CORPORATION OF AMERICA

                                        By:
-------------------------                  --------------------------------
Name:                                      Name:
     --------------------                       ---------------------------
Witness                                    Title:
                                                 --------------------------


                                        Attest:
-------------------------                      ----------------------------
Name:                                      Name:
     --------------------                       ---------------------------
Witness                                    Title:
                                                 --------------------------


-------------------------                       [CORPORATE SEAL]
Name:
     --------------------
Notary Public

         [NOTARIAL SEAL]

                        ******* ACKNOWLEDGMENTS *******


STATE OF ILLINOIS)
                     :ss
   COUNTY OF COOK)

    The foregoing instrument was acknowledged before me this 25th day of May, 1994 by Robert Page, as Vice President and Chief Financial Officer, respectively, of Packaging Corporation of America, a Delaware corporation, on behalf of the corporation.


                                    /s/ Ramona Christian
                                    -------------------------------
        OFFICIAL SEAL               Name:
      RAMONA CHRISTIAN                   --------------------------
NOTARY PUBLIC STATE OF ILLINOIS     Notary Public,
MY COMMISSION EXP. OCT. 9, 1996                   -----------------
                                    County,
                                           ------------------------

                                  My Commission Expires:___________

                                          [NOTARIAL SEAL]


 STATE OF
                   :ss
 COUNTY OF

            The foregoing instrument was acknowledged before me this _________ day of ___________,199_ by__________________________ and_____________________,
as ___________________________________ and __________________________________,
respectively, of Metropolitan Life Insurance Company, a New York corporation, as joint venturer of Four States Timber Venture, a Georgia joint venture, on behalf of the joint venture.


                                        --------------------------------
                                        Name:
                                             ---------------------------
                                        Notary Public,
                                                      ------------------
                                        County,
                                               -------------------------
                                        My Commission Expires:
                                                              ----------

                                          [NOTARIAL SEAL]

COMMONWEALTH OF MASSACHUSETTS )
                              ) : ss
COUNTY OF SUFFOLK             )


        The foregoing instrument was acknowledged before me this 25th day of May, 1994 by Ken Hines and Jim Young, as Senior Investment Officer and Assistant Secretary, respectively, of John Hancock Mutual Life Insurance Company, a Massachusetts corporation, as joint venturer of Four States Timber Venture, a Georgia joint venture, on behalf of the joint venture.


                                        /s/ Marie C. O'Brien
                                        ------------------------------
                                        Name: Marie C. O'Brien
                                             -------------------------
                                        Notary Public,
                                                      ----------------
                                        County, Suffolk
                                               -----------------------

                                        My Commission Expires: AUGUST 9, 1996
                                                              ---------------

                                              [NOTARIAL SEAL]

                                                                       EXHIBIT A

To Four States Timber Venture
c/o John Hancock Mutual Life Insurance Company
    Metropolitan Life Insurance Company

We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Packaging Corporation of America (a Delaware corporation) as of December 31, 19__, and the related consolidated statements of income, stockholder's equity and cash flows for the year then ended, and have issued our report thereon dated February ___, 19__.

In connection with our audit, nothing came to our attention that caused us to believe that Packaging Corporation of America was not in compliance with the terms, covenants, provisions or conditions of Section 20 regarding events of default under the Timberland Lease dated as of January 31, 1991, between Four States Timber Venture and Packaging Corporation of America, insofar as they related to accounting matters. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for the information and use of the Board of Directors and management of Packaging Corporation of America and Four States Timber Venture and should not be used for any other purpose.

Date:
     ----------------------------

                                                                       EXHIBIT B

                                                         Revised
                                                         1-25-91

                      Tomahawk & Valdosta Non-Severable
                        Modifications and Improvements
                            (Thousands of Dollars)


                                         Total        1991          1992         1993
                                        ------       ------       -------       ------
Valdosta
--------
TRS Fibreline Carryover                  2,300        2,300
TRS Recovery                            16,500        7,500         5,000         4,000
Papermachine                            38,900        9,000        18,000        11,900
New Lime Kiln                           18,100        8,100        10,000
Powerhouse Control Center                1,200          800           400
No. 4 Evaporator                         1,200                        400           800
Woodyard                                 2,300                      1,400           900
Boiler Alterations                       5,000        1,000         2,000         2,000

Tomahawk
--------
Woodroom                                 3,600          300         3,300
Pulp Mill                               24,000          900        15,000         8,100
#2 Papermachine                          1,700        1,700
#4 Papermachine                          8,900        1,900         2,000         5,000
Steam Generation                         3,400        1,400           500         1,500
                                       -------       ------        ------        ------
 Total                                 127,100       34,900        58,000        34,200

                                      16

                                                                       EXHIBIT C

Packaging Corporation of America                     [Tenneco Logo Appears Here]
A Tenneco Company

                                 Corporate Offices
                                 1603 Orrington Avenue
                                 Evanston, Illinois 80201-3853
                                 (708) 492-5713


May 24, 1994


Mr. E. Kendall Hines, Jr.
John Hancock Mutual Life Insurance Company
John Hancock  Tower - 57th Floor
200 Clarendon Street
Boston, MA 02117

Dear Ken:

This document constitutes a letter of agreement (hereinafter known as "Letter of Agreement") which states the revised agreement of the parties as to matters covered in Sections 35.2 and 39 of the Lease Agreement between Four States Timber Venture ("Four States") and Packaging Corporation of America ("PCA") dated January 31, 1991. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease Agreement. This revised agreement is limited to the following items:

1. No additions to Pre-Approved Property are required to be made until at least 50% (minimum 7,833 acres) of the existing 15,665 acres of Non-Strategic Lands as of April 19, 1994 have been sold; except, however, at Four States' option, additional lands may be added to enhance the sale of undesirable Pre-Approved Property.

2. PCA shall use its best efforts to market Non-Strategic Lands and Pre-Approved Property according to the following priorities:


      Northern Lands:
      ---------------

            Priority I    All remaining Non-Strategic Lands

            Priority II   All remaining Pre-Approved Property

      Southern Lands:
      ---------------

            Priority I    All remaining Non-Strategic Lands

            Priority II   Pre-Approved Property in the Southern Timberlands
                          containing 50% or greater hardwood, cypress, and non-productive land types

            Priority III  All other Pre-Approved Property




[PCA Logo Appears Here]



                                   [Printed on Recycled Paper Logo Appears Here]

Mr. E. Kendall Hines
May 24, 1994
Page Two


3.    The Net Sales Proceeds to Four States on land sales shall be as follows:

      Priority I and II The Net Sales Proceeds to Four States shall be the greater of A or B:

           A - Minimum Return Price -
           The following changes shall be used to calculate the Minimum Return
           Price:

                 (i) Minimum Return Rate shall be 10.75%, and

                (ii) Allocated Base Value, plus 70% of the excess (as
                     determined in accordance with the definition of Minimum Return Price in the Lease), shall be used to calculate the amount defined in section (i) of the definition of Minimum Return Price.

           B - Make-Whole Price


      Priority III No change from the Lease Agreement

 4. The current Pre-Approved Property pool shall be reduced through sales down to 60,000 acres. Once 50% of the Non-Strategic Lands have been sold (7,833 acres), Four States shall maintain the pool of Pre-Approved Property at 60,000 acres.

 5. All land sales with an Allocated Base Value of less than $1,000,000 will be pooled on an annual basis, rather than on a quarterly basis, and shall be subject to the following:

      a. At the end of the first quarter, a tentative settlement will be made as provided in Section 35.2 of the Lease Agreement. In the event Net Sales Proceeds exceed the greater of Minimum Return Price or the Make-Whole Price (such an excess is hereafter referred to as an "Excess"), each party will receive its share as provided in Section
          35.2 of the Lease Agreement. In the event PCA is required to make up a shortage in the amount due Four States, all Net Sales Proceeds will be distributed to Four States, and a credit due to Four States will be established.

      b. At the end of the second quarter, a tentative settlement will be made based on all sales occurring during the first and second quarters, as in item 5(a) above. If there is an Excess, each party will receive its share. If PCA is required to make up a shortage in the amount due Four States, all Net Sales Proceeds will be distributed to Four States, and a revised credit due to Four States will be established.

Mr. E. Kendall Hines
May 24, 1994
Page Three

      c. The above process will be continued through the third and fourth quarters and a final cash settlement will be made at the end of the fourth quarter of the calendar year with calculations to be made as if all such sales were a single transaction closing on the 1st day of the calendar year then ended.

      d.  Separate pools will be maintained for (i) Priority I and II lands, and
          (ii) Priority III lands and other lands.

      e. If at any time during the calendar year, the sum of all unpaid credits to Four States from both (i) Priority I and II lands, and (ii) Priority III lands and other lands exceeds $500,000, Lessee will within ten days pay the Lessor the entire credit amount.

Notwithstanding any language to the contrary in the Lease Agreement, or any prior amendments to the Lease Agreement, and contingent upon acceptance of these changes by Four States, PCA agrees to abide by this Letter of Agreement during the Initial Lease Term, or until both parties mutually consent to any further revisions.

If you accept the terms of this Letter of Agreement, please sign the document below, and return an original copy to my attention.

Sincerely,

/s/ Robert D. Harlow                                         Reviewed
---------------------
Robert D. Harlow                                        PCA Law Department
Senior Vice President
Primary Mills Group                                   By  /s/ J.R. Olsen
                                                        --------------------
Agreed to this           day of            , 1994
              ----------        -----------


--------------------------------------------------------
Four States Timber Venture
by John Hancock Mutual Life Insurance Co., Joint Venturer
E. Kendall Hines
Sr. Investment Officer